UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RF Micro Devices, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 2, 2012

Dear Shareholders:

You are cordially invited to attend RFMD’s 2012 Annual Meeting of Shareholders, which will be held on Thursday, August 16, 2012, at 8:00 a.m. local time, at the offices of Womble Carlyle Sandridge & Rice, LLP, One Wells Fargo Center, Suite 3500, 301 South College Street, Charlotte, North Carolina. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement.

We are pleased to take advantage of the “e-proxy” rules of the Securities and Exchange Commission that allow companies to furnish proxy materials to shareholders via the Internet. The rules enable us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, on or about July 2, 2012, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2012 Annual Report, via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials.

Shareholders of record who did not receive the Notice of Internet Availability of Proxy Materials will continue to receive a paper copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and 2012 Annual Report, which we began mailing on or about July 2, 2012. A copy of our Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2012 Annual Report is available at https://materials.proxyvote.com/749941.

Your vote is important to us. It is important that your shares of common stock be represented at the Annual Meeting so that a quorum may be established. Even if you plan to attend the Annual Meeting in person, please read the proxy materials carefully, and then complete, sign, date and return the proxy card or voting instruction form as soon as possible. If your shares are held in “street name” you may also be able to vote your shares electronically over the Internet or by telephone if you receive a voting instruction form from your brokerage firm, bank or other nominee in lieu of a proxy card. Additional information is provided in the proxy materials. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

Sincerely,

William A. Priddy, Jr.

Secretary

RF MICRO DEVICES, INC.

7628 THORNDIKE ROAD

GREENSBORO, NORTH CAROLINA 27409-9421

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 16, 2012

Dear Shareholders:

We hereby give notice that the Annual Meeting of Shareholders of RF Micro Devices, Inc. (“RFMD”) will be held on Thursday, August 16, 2012, at 8:00 a.m. local time, at the offices of Womble Carlyle Sandridge & Rice, LLP, One Wells Fargo Center, Suite 3500, 301 South College Street, Charlotte, North Carolina for the following purposes:

(1)	To elect the eight directors named in the accompanying proxy statement to serve a one-year term and until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification.

(2)	To approve, on an advisory basis, the compensation of our Named Executive Officers (as defined in the proxy statement).

(3)	To approve the 2012 Stock Incentive Plan.

(4)	To approve the amendment of the Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

(5)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2013.

(6)	To transact such other business as may properly come before the meeting.

Under North Carolina law, only shareholders of record at the close of business on the record date, which is June 18, 2012, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

William A. Priddy, Jr.

Secretary

July 2, 2012

i

2012 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

—	Time and Date	8:00 a.m., August 16, 2012
—	Place	The offices of Womble Carlyle Sandridge & Rice, LLP One Wells Fargo Center, Suite 3500, 301 South College Street Charlotte, North Carolina
—	Record Date	June 18, 2012
—	Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
—	Entry

If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the security desk on the Plaza level of One Wells Fargo Center. See page 1 for further instructions.

Meeting Agenda

		Board Vote Recommendation	Page Reference (for more detail)
—	Election of eight directors	FOR	3
—	Approval, on an advisory basis, of the compensation of our Named Executive Officers	FOR	41
—	Approval of the 2012 Stock Incentive Plan	FOR	42
—	Approval of the amendment of the Employee Stock Purchase Plan to increase the number of shares authorized for issuance	FOR	50
—	Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013	FOR	52

Transact other business that properly comes before the meeting

Board Nominees

—	The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	Committees
						AC	CC	GNC	FC	CDC
Walter H. Wilkinson, Jr.	66	1992	Founder and General Partner, Kitty Hawk Capital	Leadership, Finance	X		X	C	X
Robert A. Bruggeworth	51	2003	President and CEO, RFMD	Leadership, Industry, Global						X
Daniel A. DiLeo	64	2002	Principal of Dan DiLeo, LLC and Former Executive Vice President, Agere Systems Inc.	Leadership, Industry, Global	X		X	X
Jeffery R. Gardner	52	2004	President, CEO and member of Board of Directors of Windstream Corporation	Leadership, Industry, Finance	X	X			C
John R. Harding	57	2006	Co-founder, Chairman, President and CEO, eSilicon Corporation	Leadership, Finance, Industry	X		C			X
Masood A. Jabbar	62	2009	Former Executive Vice President, Sun Microsystems, Inc.	Leadership, Finance, Global	X	X				C
Casimir S. Skrzypczak	71	2007	Former Senior Vice President, Cisco Systems	Leadership, Industry	X	X		X
Erik H. van der Kaay	72	1996	Former Chairman, Symmetricom Inc.	Leadership, Global, Finance, Industry	X	C		X	X

AC	AUDIT COMMITTEE
CC	COMPENSATION COMMITTEE
GNC	GOVERNANCE AND NOMINATING COMMITTEE

FC	FINANCE COMMITTEE
CDC	CORPORATE DEVELOPMENT COMMITTEE
C	COMMITTEE CHAIRMAN

—	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

We are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers. The Board believes that our compensation policies and practices are effective in achieving our goals of paying for financial and operating performance and aligning the interests of our Named Executive Officers with those of our shareholders.

—	Approval of 2012 Stock Incentive Plan

We are asking our shareholders to approve the 2012 Stock Incentive Plan, or the 2012 Plan. The Board believes that approval of the 2012 Plan is in the best interests of RMFD in order to continue the purposes of our equity compensation program and provide competitive incentives for eligible participants. The Board believes that substantial equity ownership encourages management to take actions favorable to the long-term interests of RFMD and its shareholders. If our shareholders approve the 2012 Plan, no further grants will be made under our current stock incentive plan, the 2003 Stock Incentive Plan, or under our 2006 Directors Stock Option Plan, after August 20, 2012.

—	Approval of Amendment of Employee Stock Purchase Plan

We are asking our shareholders to approve the amendment of the Employee Stock Purchase Plan, or the ESPP, to increase the number of shares authorized for issuance. The Board believes that approval of the amendment of the ESPP is in the best interests of RFMD in order to give eligible employees an opportunity to acquire shares of our common stock and to continue to promote our best interests and enhance our long-term performance.

—	Independent Registered Public Accounting Firm

As a matter of good governance, we are asking shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013.

Executive Compensation Elements

Type	Form	Terms
Equity	Service-Based Restricted Stock Units	Generally vest in increments of 25% per year
	Performance-Based Restricted Stock Units	Generally have one year performance periods with 50% vesting after one year and the remaining 50% vesting over two succeeding years
Cash	Salary	Generally eligible for increase at intervals of one year
	Bonus	Earned based on attainment of RFMD financial and operational goals
Other Employee Benefits	401(k)	Receive the same employee benefit as all employees

Fiscal 2012 Compensation Decisions

As a result of our performance in fiscal 2012, the Named Executive Officers (as defined below) did not receive cash bonuses, but were awarded performance-based restricted stock at 125% of the targeted number of units, reflecting the achievement of five out of six specified performance goals. In addition, we increased base salaries for our Named Executive Officers by an average of 2.6% and awarded service-based restricted stock units in amounts consistent with our historical practices.

We believe our compensation program provides a balanced and stable foundation for achieving our intended objectives. Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions and helps not only to achieve our short-term and long-term goals, but also aligns the interests of our management team with those of RFMD and our shareholders.

Fiscal 2012 Compensation Summary

The following table summarizes the compensation of our Chief Executive Officer, our Chief Financial Officer, our next three most highly compensated executive officers who were serving at fiscal year end, and Mr. Van Buskirk (who retired from RFMD effective

February 29, 2012), to whom we refer collectively as the Named Executive Officers, for the fiscal year ended March 31, 2012, as determined by the rules of the Securities and Exchange Commission, or SEC.

Name	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Robert A. Bruggeworth, President and CEO	643,558	2,943,568	0	8,721	3,595,847
William A. Priddy, Jr., VP and CFO	348,157	1,265,083	0	8,428	1,621,668
Steven E. Creviston, Corporate VP	395,633	1,529,469	0	8,701	1,933,803
Jerry D. Neal, Executive VP (1)	344,762	747,448	0	5,298	1,097,508
James D. Stilson, Corporate VP	307,947	747,448	0	8,448	1,063,843
Robert M. Van Buskirk, Corporate VP (2)	350,481	1,104,279	0	5,043	1,459,803

(1)	Mr. Neal retired from RFMD effective May 31, 2012.
(2)	Mr. Van Buskirk retired from RFMD effective February 29, 2012.

2013 Annual Meeting

—	Shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by March 4, 2013.

—	Notice of shareholder proposals outside of SEC Rule 14a-8 must be delivered to us no earlier than April 3, 2013 and no later than May 3, 2013.

v

RF Micro Devices, Inc. 2012 Stock Incentive Plan	Appendix A
Employee Stock Purchase Plan of RF Micro Devices, Inc. (as Amended and Restated Effective August 16, 2012)	Appendix B

RF MICRO DEVICES, INC.

7628 THORNDIKE ROAD

GREENSBORO, NORTH CAROLINA 27409-9421

PROXY STATEMENT

GENERAL INFORMATION

Solicitation of Proxies

The enclosed proxy, for use at the Annual Meeting of Shareholders to be held Thursday, August 16, 2012, at 8:00 a.m. local time at the offices of Womble Carlyle Sandridge & Rice, LLP, One Wells Fargo Center, Suite 3500, 301 South College Street, Charlotte, North Carolina, and any adjournment thereof (the “annual meeting” or the “meeting”), is solicited on behalf of the Board of Directors of RF Micro Devices, Inc. (“RFMD”). The approximate date that we are first sending and making available these proxy materials to shareholders is July 2, 2012. This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by our officers or employees. We will pay all expenses incurred in this solicitation. RFMD will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners. We have retained the services of Phoenix Advisory Partners for a fee of $7,000 plus out-of-pocket expenses to aid in the distribution of the proxy materials as well as to solicit proxies from institutional investors via telephone on behalf of RFMD.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on August 16, 2012:

The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2012 Annual Report to

Shareholders are available at https://materials.proxyvote.com/749941.

The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. “Registered holders” who have shares registered in the owner’s name through our transfer agent may vote only by returning a completed proxy card in the enclosed postage-paid envelope. If your shares are held in “street name,” that is, shares held in the name of a brokerage firm, bank or other nominee, you may receive a voting instruction form from that institution in lieu of a proxy card. In order to lower costs, we have instructed these nominees to send a notice of internet availability of proxy materials to certain beneficial owners. These beneficial owners will have electronic access to our proxy materials but will not receive paper proxy materials unless they request them as provided for in the notice. The notice or voting instruction form will provide information, if applicable, regarding the process for beneficial owners to vote over the Internet, by telephone or by mail. A large number of banks and brokerage firms participate in the Broadridge Financial Solutions online program, which provides eligible beneficial owners the opportunity to vote over the Internet or by telephone. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Wednesday, August 15, 2012. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. If a voting instruction form does not reference Internet or telephone information, or if the shareholder prefers to vote by mail, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

Shareholders who elected to access the proxy statement and annual report electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive an e-mail with information on how to access the shareholder information and voting instructions. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the shareholder is responsible. Registered holders may also vote their shares in person at the annual meeting. In order to vote shares held in street name in person at the meeting, a proxy issued in the owner’s name must be obtained from the record holder (typically the bank, broker or other nominee) and presented at the annual meeting. If you need directions to the offices of Womble Carlyle Sandridge & Rice so that you can attend the annual meeting and vote in person, please contact our Compliance Officer at (336) 664-1233.

If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the security desk on the Plaza level of One Wells Fargo Center. Please be sure to have picture identification with you at the time of registration. After a determination that you are a registered holder of RFMD common stock as of the record date, you will receive a security pass that will allow you to access the offices of Womble Carlyle Sandridge & Rice and attend our annual meeting. If you are not a registered holder, please be sure that you bring a proxy issued to you in your name by your brokerage firm, bank or other nominee, as well as your picture identification, to present to the security desk at the time of registration.

You may revoke your proxy at any time before it is exercised by filing with our corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone) or by attending the meeting and electing to vote in person. All shares of our common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, properly executed and returned proxies will be voted “for” all director nominees, “for” approval, on an advisory basis, of the compensation of our Named Executive Officers, “for” approval of the 2012 Stock Incentive Plan, “for” approval of the amendment of the Employee Stock Purchase Plan to increase the number of shares authorized for issuance, and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2013. Management is not aware of any matters, other than those specified herein, that will be presented for action at the annual meeting. If other matters are properly presented at the annual meeting for consideration, the agents named on the proxy card will have the discretion to vote on those matters for you.

The presence in person or by proxy of a majority of the shares of our common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Brokers that are members of certain securities exchanges and that hold shares of our common stock in street name on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under applicable securities exchange rules, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. Proposals (1)–(4) in this proxy statement are “non-discretionary” items, which means that brokers that have not received voting instructions from beneficial owners with respect to these matters may not vote on these proposals.

Signed proxies that withhold authority or reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present. Assuming the existence of a quorum at the meeting:

—

The nominees receiving a plurality of the votes cast at the meeting will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

—

The compensation of our Named Executive Officers will be approved, on an advisory basis, if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because your vote is advisory, it will not be binding on the Company, our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

—

Our 2012 Stock Incentive Plan will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

—

The amendment of our Employee Stock Purchase Plan to increase the number of shares authorized for issuance will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

—

The ratification of the appointment of Ernst & Young LLP will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee has discretionary authority to vote your shares with respect to the proposal.

Voting Securities Outstanding

In accordance with North Carolina law, June 18, 2012 was fixed as the record date for determining holders of our common stock entitled to notice of and to vote at the meeting. Each share of our common stock issued and outstanding on June 18, 2012 is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Holders of shares of common stock vote together as a voting group on all proposals. At the close of business on June 18, 2012, there were 276,327,530 shares of RFMD’s common stock outstanding and entitled to vote.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election of Directors

Under our amended and restated bylaws, the Board of Directors consists of seven to eleven members, as determined by the Board or the shareholders from time to time. Each director is elected annually to serve for a one-year term and until his successor is duly elected and qualified or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors. All nominees presently serve as directors. Each director who is standing for re-election was elected to serve by the shareholders at our last regularly scheduled annual meeting. There are no family relationships among any of our directors or officers. We intend that the proxy holders named in the accompanying proxy card will vote properly returned proxies to elect the eight nominees listed below as directors, unless the authority to vote is withheld. Although we expect that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Governance and Nominating Committee and approved by the Board of Directors or for the election of the remaining nominees recommended by the Governance and Nominating Committee and approved by the Board of Directors.

The names of the nominees for election to the Board, their principal occupations and certain other information, follow:

Walter H. Wilkinson, Jr.	Age 66
Mr. Wilkinson has served as a director since 1992 and has served as our Chairman of the Board of Directors since July 2008. He is the founder and a general partner of Kitty Hawk Capital, a venture capital firm established in 1980 and based in Charlotte, North Carolina. He currently serves on the board of the N.C. State University Foundation and has previously served on the boards of other universities and related organizations. He is a past member and director of the National Venture Capital Association and is a past member and Chairman of the National Association of Small Business Investment Companies. During his career he has helped to start or expand dozens of rapidly growing companies in a variety of industries. Mr. Wilkinson serves or has served as a director of numerous venture-backed companies, both public and private.

The Board determined that Mr. Wilkinson should be nominated for election as a director given his strong leadership skills and his valuable understanding of our history gained as a founding investor. With over 35 years of venture capital experience, Mr. Wilkinson also brings a unique perspective to the Board. He has overseen the successful growth and evolution of numerous businesses and understands the challenges of leading both private and public companies through changing economic conditions and that boards of directors must work together in a collegial and effective manner to provide appropriate guidance to management.

Robert A. Bruggeworth	Age 51
Mr. Bruggeworth has served as our President since June 2002 and Chief Executive Officer since January 2003. He was appointed to the Board of Directors in January 2003. He served as our Vice President of Wireless Products from September 1999 to January 2002 and President of Wireless Products from January 2002 to June 2002. Mr. Bruggeworth was previously employed at AMP Inc. (now TE Connectivity LTD), a supplier of electrical and electronic connection devices, from July 1983 to April 1999. He held a number of manufacturing and engineering management positions at AMP Inc., most recently as Divisional Vice President of Global Computer and Consumer Electronics based in Hong Kong, China. Mr. Bruggeworth is a member of the board of directors of Mine Safety Appliances Company, a publicly traded global leader in the development, manufacture and supply of sophisticated safety products that protect people’s health and safety.

The Board determined that Mr. Bruggeworth should be nominated for election as a director because his position as Chief Executive Officer and President puts him directly in a position to understand our business and the challenges and issues that we face. In addition, Mr. Bruggeworth provides the Board with strong leadership skills and substantial global business experience. Mr. Bruggeworth brings over 25 years of experience in the technology sector to the Board, including specific expertise with respect to manufacturing, marketing and material sourcing for high technology products.

Daniel A. DiLeo	Age 64
Mr. DiLeo was elected to the Board of Directors in August 2002. He is currently the principal of Dan DiLeo, LLC, a consulting firm that he founded in March 2002. Mr. DiLeo was an Executive Vice President of Agere Systems Inc., a manufacturer of semiconductor components and optoelectronics, from March 2001 to April 2002. He served as President of the Optoelectronics Division of Lucent Technologies, Inc., a manufacturer of semiconductor components and optoelectronics, from November 1999 to March 2001, Vice President from June 1998 to October 1999 and Vice President of the wireless business unit from January 1995 to May 1998. He currently sits on the board and/or advises several private semiconductor device companies in the U.S. and Europe. From May 2000 to May 2009, Mr. DiLeo also served as a director of Data I/O Corporation, a publicly traded designer and manufacturer of equipment and software to program devices for original equipment manufacturers.

The Board determined that Mr. DiLeo should be nominated for election as a director because he has over 35 years of experience in the semiconductor industry, including specific expertise in device design, development, manufacturing and marketing. He has advised the boards of directors of several high tech start-ups in Europe and the U.S. with a focus on early stage and turnaround strategies and funding, and has acted as a mentor to new CEOs. In addition, Mr. DiLeo also brings to the Board extensive knowledge of global markets, capital expansion and strategic development.

Jeffery R. Gardner	Age 52
Mr. Gardner was appointed to the Board of Directors in November 2004. Since January 2006, Mr. Gardner has been the President, Chief Executive Officer and a member of the board of directors of Windstream Corporation, a publicly traded spin-off of the landline business of ALLTEL Corporation that provides voice, broadband and entertainment services to customers in 29 states. From January 2000 to December 2005, Mr. Gardner was the Executive Vice President and Chief Financial Officer of ALLTEL. From August 1998 to January 2000, he was the Senior Vice President of Finance and the Treasurer of ALLTEL. Mr. Gardner has been in the communications industry since 1986 and joined ALLTEL in 1998 when ALLTEL and 360 Communications Company merged. At 360 Communications, Mr. Gardner held a variety of senior management positions, including: Senior Vice President of Finance, which included treasury, accounting and capital markets responsibilities; President of the Mid-Atlantic Region; Vice President and General Manager of the Las Vegas market; and Director of Finance. Since 2008, he has served as a member of the Executive Committee of USTelecom, a telecommunications trade association.

The Board determined that Mr. Gardner should be nominated for election as a director because his experience as a current CEO and former CFO of public companies in the wireless telecommunications industry provides the Board with valuable industry insight, including extensive knowledge regarding the requirements of downstream customers. Additionally, Mr. Gardner brings to the Board specific expertise in the areas of strategic development, finance, financial reporting and accounting and internal controls.

John R. Harding	Age 57
Mr. Harding was appointed to the Board of Directors in November 2006. Mr. Harding co-founded and is Chairman, President and Chief Executive Officer of eSilicon Corporation, a privately held company that designs and manufactures complex, custom chips for a broad and growing portfolio of large and small firms. Before starting eSilicon Corporation in May 2000, Mr. Harding served as President, Chief Executive Officer, and director of the publicly traded Cadence Design Systems, Inc., which acquired his former employer, Cooper & Chyan Technology, Inc. Mr. Harding has held a variety of senior management positions at Zycad Corporation and his career also includes positions with TXL and IBM Corporation. Mr. Harding has also held leadership roles at Drew University and Indiana University (IU), where he was Vice Chairman of the Board of Trustees and a member of IU’s School of Public and Environmental Affairs Advisory Board, respectively. In addition, Mr. Harding has served as a member of the Steering Committee at the U.S. Council on Competitiveness and was a former National Academies’ Committee member for Software, Growth and Future of the U.S. Economy. In 2012, Mr. Harding was re-elected as the value chain producer director to the board of directors of the Global Semiconductor Alliance, a position he has held since 2010. Mr. Harding is a frequent international speaker on the topics of innovation, entrepreneurship and semiconductor trends and policies.

The Board determined that Mr. Harding should be nominated for election as a director because his experience as Chairman and CEO of eSilicon Corporation provides the Board with a deep understanding of the challenges and issues facing semiconductor companies. In addition, Mr. Harding brings to the Board substantial operational experience, business acumen, and expertise in corporate strategy development gained from his experience as an entrepreneur starting several successful companies.

Masood A. Jabbar	Age 62
Mr. Jabbar was appointed to the Board of Directors in March 2009. Mr. Jabbar is a private investor in start-up companies. Mr. Jabbar worked at Sun Microsystems, Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun Microsystems, Inc. culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun Microsystems, Inc., Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation and two years at IBM Corporation. Mr. Jabbar is also a member of the Board of Directors of Silicon Image, Inc., a publicly traded fabless semiconductor company serving consumer electronics markets, JDS Uniphase Corporation, a publicly traded optical communications, test and measurement company, and Calypso Technology Inc., a privately held company in the United States. Mr. Jabbar previously served as a member of the board of directors of MSC Software, Inc., a former publicly traded design automation simulation software company, from June 2005 to February 2007 and again from March 2009 to September 2009, and Openwave Systems Inc., a publicly traded designer of software for mobile devices and wireless infrastructure, from August 2003 to November 2007. Mr. Jabbar also served as a member of the board of directors of The Picsel Group, a mobile user interface software company based in the United Kingdom, from January 2003 to May 2009.

The Board determined that Mr. Jabbar should be nominated for election as a director because he brings to the Board significant mergers and acquisitions and sales and marketing expertise gained from his experience at Sun Microsystems, Inc. Mr. Jabbar also brings extensive experience as an executive in sales and marketing with significant international experience. In addition, Mr. Jabbar’s experiences at Xerox and as CFO of Sun Microsystems Computer Corporation provide the Board with valuable accounting and financial reporting expertise.

Casimir S. Skrzypczak	Age 71
Mr. Skrzypczak was appointed to the Board of Directors in November 2007. Prior to serving as one of our directors, Mr. Skrzypczak served as a director of Sirenza Microdevices, Inc. from January 2000 until it was acquired by us in November 2007. Mr. Skrzypczak’s appointment to our Board was made pursuant to the merger agreement for the Sirenza acquisition. From November 1999 to July 2001, Mr. Skrzypczak served as a Senior Vice President at Cisco Systems, a networking systems company, where he was responsible for the delivery and support of Cisco’s Products and Solutions for the Service Provider Market. He also managed Cisco’s worldwide Professional Services Group. Prior to joining Cisco, Mr. Skrzypczak served as a Group President at Telcordia Technologies, a telecommunications company, from March 1997 to October 1999. From 1985 to March 1997, Mr. Skrzypczak served as President of NYNEX Science & Technology, Inc., a subsidiary of NYNEX Corporation, a telecommunications company. At NYNEX, Mr. Skrzypczak was responsible for the formulation of NYNEX’s technology plans and network architecture, including the management and direction of NYNEX’s research and development programs. Mr. Skrzypczak also serves on the board of directors of a number of privately held companies. He previously served as a director of JDS Uniphase Corporation, a publicly traded optical communications, test and measurement company, from July 1997 to November 2011; RCN Corporation, a publicly traded cable service provider, from October 2009 to August 2010; ECI Telecom Ltd., a publicly traded supplier of telecommunications networking solutions, from July 2002 to September 2007; WebEx Communications, a publicly traded provider of web communications services, from August 2002 to June 2007; and Somera Communications, a publicly traded refurbished network equipment supplier, from October 2003 to September 2006.

The Board determined that Mr. Skrzypczak should be nominated for election as a director because his experience as a director of Sirenza provides the Board with valuable insight into the Multi-Market Products Group, or MPG, business. Additionally, Mr. Skrzypczak brings to the Board valuable public company board experience, including service as a lead director and chairman of a compensation committee and a governance committee. Due to Mr. Skrzypczak’s many years of experience in the technology sector, he is widely regarded as an expert on telecommunications network design, planning and evolution. Mr. Skrzypczak also contributes valuable strategic planning skills gained from his experience at NYNEX.

Erik H. van der Kaay	Age 72
Mr. van der Kaay was appointed to the Board of Directors in July 1996. He was Chairman of the Board of Symmetricom Inc., a publicly traded synchronization products company based in San Jose, California, from November 2002 until August 2003. Mr. van der Kaay served as Chairman, Chief Executive Officer and President of Datum Inc. (which merged with Symmetricom Inc. in October 2002) from April 1998 to October 2002. Mr. van der Kaay was employed with Allen Telecom, a telecommunications company based in Beachwood, Ohio that was an early investor in RFMD, from June 1990 to March 1998, and last served as its Executive Vice President. From March 2000 to March 2007 he was a director and chairman of Comarco, Inc., a publicly traded provider of advanced wireless technology tools and engineering services, and from September 1997 to May 2008 he was a director of TranSwitch Corporation, a publicly traded developer of highly integrated digital and mixed signal semiconductor solutions for the telecommunications and data communications markets. Since January 2004, Mr. van der Kaay has served as a director of Ball Corporation, a publicly traded supplier of metal products to the beverage and food industries and the parent company of Ball Aerospace & Technologies Corporation. Since June 2007, Mr. van der Kaay has also served as a director of the French company Orolia, SA, a manufacturer of high precision timing and frequency instruments and systems. He has also served as a managing director of Control SA, a Brazilian telecommunications company and a subsidiary of M/A-Com Inc. Since January 2007, Mr. van der Kaay has served as a member of the Southeast Audit Committee Leadership Network convened by Ernst & Young LLP and comprised of audit committee chairs of leading public companies.

The Board determined that Mr. van der Kaay should be nominated for election as a director because he brings strong leadership skills to the Board gained from his long and successful career in the telecommunications industry, including his years serving as CEO of Datum, and he has substantial knowledge of us due to his 15 years of Board service. In addition, as a native of the Netherlands, his experience as a director of a European manufacturer and a Brazilian telecommunications company provides the Board with a unique and valuable international perspective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Independent Directors

In accordance with the listing standards of The NASDAQ Stock Market LLC, or Nasdaq, and our Corporate Governance Guidelines, the Board of Directors must consist of a majority of independent directors. The Board has determined that Messrs. DiLeo, Gardner, Harding, Jabbar, Skrzypczak, van der Kaay and Wilkinson each satisfy the definition of “independent director” under these Nasdaq listing standards. The Board, in concert with its Governance and Nominating Committee, performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of RFMD. In making these determinations, the Board reviewed the information provided by the directors and RFMD with regard to each director’s business and personal activities as they may relate to RFMD and its management.

Corporate Governance Guidelines

Effective July 2003 and as most recently amended in May 2011, the Board implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, Board and committee meetings, executive sessions, director compensation, management succession, director continuing education, “withheld vote” policy and other matters. These Corporate Governance Guidelines are available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com. A shareholder may request a copy of the Corporate Governance Guidelines by contacting our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

Board Leadership Structure

As described in the Corporate Governance Guidelines, the Board has a general policy that the roles of Chairman of the Board and Chief Executive Officer should be separated, and the Chairman of the Board should be a non-employee independent director. The Board believes this separation of roles promotes communication between the Board, the Chief Executive Officer and other senior management and enhances the Board’s oversight of management.

We believe our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of RFMD and the setting of strategic direction, the Chairman of the Board provides guidance to the Chief Executive Officer and coordinates and manages the operation of the Board and its committees. Since 2002, all individuals who have held the position of Chairman of the Board have been non-employee independent directors.

The duties of the Chairman of the Board include:

—	presiding over all meetings of the Board;

—	preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of the Board;

—	calling and presiding over meetings of the independent directors;

—	managing the Board’s process for annual director self-assessment and evaluation of the Board and of the CEO; and

—	presiding over all meetings of shareholders.

The Board believes our current leadership structure with an independent, non-employee Chairman of the Board is appropriate for RFMD and provides many advantages to the effective operation of the Board.

Risk Oversight

The Board, acting through itself or one or more of its committees, has general oversight responsibility for corporate risk management, including oversight of management’s implementation and application of risk management policies, practices and procedures. The Board directly oversees strategic risks such as those relating to competitive dynamics, market trends and developments and changes in macroeconomic conditions. While the Board is responsible for risk oversight, management is ultimately responsible for assessing and managing material risk exposures. Our senior management typically reports to the Board or one of its committees on key enterprise risk topics, including disaster recovery, quality assurance, product and technology development, global workforce, financial, environmental, health and safety risks. The Board and its committees receive these reports at regularly scheduled Board and committee meetings and on an interim basis when potentially significant risks develop. Members of the Board often participate in telephone briefings and conduct face-to-face meetings with management to discuss and develop a shared understanding of the potential severity of these risks and management’s strategies for addressing these risks. In addition, the Board evaluates our strategic goals and objectives to determine how they may be affected by particular risk exposures.

The Board also exercises a risk oversight role through certain of its committees. Specifically, the Audit Committee discusses certain material risks and exposures with our independent registered public accounting firm and receives reports from our accounting and internal audit management personnel regarding such risks or exposures and how management has attempted to minimize RFMD’s risk. The Audit Committee’s primary focus is financial risk, including our internal control over financial reporting. Particular areas of focus by the Audit Committee include risks associated with material litigation, taxes, foreign exchange, liquidity, investments, and information technology security. As part of its oversight role, this committee reviews annually global insurance coverage to mitigate risk, oversees RFMD’s investment policy and works with management to develop policies and practices to mitigate risks in its areas of focus, including information technology, fraud and anti-corruption risks.

The Governance and Nominating Committee performs risk oversight in the areas of management succession and corporate governance. This includes adoption and administration of our codes of ethics, development of succession plans for our Chief Executive Officer and other senior management positions and serving as the Board’s primary independent decision-making authority for assessing and resolving matters, such as potential conflicts of interest, that fall within the broader category of corporate governance.

The Compensation Committee makes a determination regarding risks associated with our compensation policies and practices, and specifically evaluates risks associated with equity overhang and regulatory risks in regard to equity and retirement plans.

Each of the above committees reports to the full Board with respect to the risk categories it oversees. These ongoing discussions enable the Board, and other committees, to monitor our exposure and evaluate the mitigation of risk.

Risk Oversight in Compensation Programs

We have assessed our compensation programs and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. The risk assessment process included a review of program policies and practices, focusing on programs with variable compensation provisions and identifying the risks related to the programs. The Compensation Committee determined that our compensation programs encourage our employees to take appropriate risk in the performance of our business, but do not encourage excessive risk. We encourage our employees to make decisions that should result in positive short-term and long-term results for our business and our shareholders without providing an incentive for unnecessary risk. The Compensation Committee will continue to monitor our compensation programs on an ongoing basis to ensure that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Codes of Ethics

Effective February 2004 and as most recently amended in May 2011, the Board adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to high ethical standards. The Code of Business Conduct and Ethics applies to employees, officers, directors, agents and designated representatives of RFMD and our subsidiaries. We also adopted a separate code of ethics in February 2004 that is applicable specifically to the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller and Treasurer.

Copies of both of these codes are available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com or may be obtained by contacting the Investor Relations Department at the address set forth above. In the event that we amend one or more of the provisions of either of our codes that requires disclosure under applicable law, SEC rules or Nasdaq listing standards, we intend to disclose such amendment on our website. Any waiver of the codes with respect to any executive officer or director of RFMD must be approved by the Board and will be promptly disclosed, along with the reasons for the waiver, as required by applicable law or Nasdaq rules.

Committees and Meetings

The Board maintains five standing committees: the Audit Committee; the Compensation Committee; the Governance and Nominating Committee; the Finance Committee; and the Corporate Development Committee. Each committee operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com and may also be obtained by contacting the Investor Relations Department at the address set forth above.

Each of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Finance Committee, and the Corporate Development Committee must be comprised of no fewer than three members, each of whom must satisfy membership requirements imposed by the applicable committee charter and, where applicable, Nasdaq listing standards and SEC rules and regulations. Each of the members of the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Finance Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee, under the independence requirements established by the SEC. A majority of the members of the Corporate Development Committee has been determined by the Board to be independent under applicable Nasdaq listing standards. A brief description of the responsibilities of each of these committees, and their current membership, follows.

Committee Membership
Director	Audit	Compensation	Governance and Nominating	Finance	Corporate Development
Walter H. Wilkinson, Jr.		X	C	X
Daniel A. DiLeo		X	X
Jeffery R. Gardner	X			C
John R. Harding		C			X
Masood A. Jabbar	X				C
Casimir S. Skrzypczak	X		X
Erik H. van der Kaay	C		X	X
Robert A. Bruggeworth					X
C = Committee Chairman

Compensation Committee

The Compensation Committee operates under a written charter adopted in June 2003 and most recently amended in May 2012. The Compensation Committee is appointed by the Board to exercise the Board’s authority concerning compensation of our officers and employees and administration of our stock-based and incentive compensation plans. In fulfilling its duties, the Compensation Committee has the authority to, among other things: (a) evaluate and fix the compensation of our officers, including our Chief Executive Officer; (b) prepare the Compensation Committee report that the rules of the SEC require to be included in our Annual Report on Form 10-K (or incorporated therein by reference to our proxy statement); (c) make recommendations to the Board regarding annual retainer and other fees for the Board and committees of the Board, including compensatory stock awards to directors; (d) periodically review, and modify if necessary, our philosophy concerning executive compensation and the components of executive compensation; (e) review and discuss with management our Compensation Discussion and Analysis disclosure and formally recommend to the Board that it be included in the Annual Report on Form 10-K (or incorporated therein by reference to our proxy statement); (f) make the determination required under SEC rules regarding risks associated with our compensation policies and practices; (g) make recommendations to the Board with respect to the advisory vote on the compensation of our named executive officers and the frequency of such advisory vote; (h) review the results of the most recent advisory vote on the compensation of our named executive officers and consider whether any adjustments to our compensation policies and practices are necessary or appropriate in light of such results; and (i) discharge certain other responsibilities generally relating to the administration of our incentive and employee benefit plans. The Compensation Committee may condition its approval of any compensation on ratification by the Board if Board action is required by applicable law or otherwise deemed appropriate.

The Compensation Committee regularly consults with members of our executive management team regarding our executive compensation program. Our executive compensation program, including the level of participation by our executive officers in assisting with establishing compensation, is discussed below under “Executive Compensation – Compensation Discussion and Analysis.”

In addition, the Compensation Committee has the discretion to delegate certain areas of its authority. The Committee has delegated to Mr. Bruggeworth, as Chief Executive Officer, the authority to grant equity awards and establish salaries for all new employees who are not executive or corporate officers under our 2003 Stock Incentive Plan, or the 2003 Plan, subject to limits and other conditions specified by the Board or the Compensation Committee, the terms of that plan and applicable law. The Committee has delegated to Mr. Bruggeworth and the Compensation Committee Chairman, Mr. Harding, the authority to make (within predetermined limits) special employee retention cash and equity awards to persons who are not subject to Section 16 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or deemed to be covered employees under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, subject to conditions established by the Committee, the relevant plan and applicable law.

To assist the Committee with its review and analysis of executive, non-employee director and employee compensation matters during fiscal 2012, the Compensation Committee engaged an independent compensation consulting firm, Connell & Partners, which we refer to as C&P. C&P was instructed to analyze and provide recommendations on our peer group and non-employee director compensation, and provide input on executive officer total cash compensation and our short- and long-term incentive plans. For a more detailed discussion of the nature and scope of C&P’s assignment, please see “Executive Compensation – Compensation Discussion and Analysis – Compensation Decision-Making Processes – Role of the Compensation Consultant,” below.

The current members of the Compensation Committee are Messrs. DiLeo, Harding (Chairman) and Wilkinson, none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards. See “Executive Compensation – Compensation Discussion and Analysis,” below for details of the processes and procedures involved in setting executive compensation.

Audit Committee

The Audit Committee is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter adopted in May 2000 and most recently amended in May 2010. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee our accounting, financial reporting and internal control functions and the audit of our financial statements. The Committee’s responsibilities include, among others, direct responsibility for: (a) hiring, firing, overseeing the work of and determining the compensation for the independent registered public accounting firm, which reports directly to the Audit Committee; (b) approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing a policy for such approval; (c) periodically reviewing the significant accounting principles, policies and practices followed by RFMD in accounting for and reporting its financial results; (d) preparing the report of the Audit Committee required by SEC rules to be included in our proxy statement; (e) discussing from time to time with the independent registered public accounting firm and our accounting and internal audit management personnel whether RFMD is subject to any material risks or exposures and how management has attempted to minimize any such risk; and (f) establishing procedures for the receipt, retention and treatment of complaints received by RFMD regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. Gardner, Jabbar, Skrzypczak and van der Kaay (Chairman), none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Messrs. van der Kaay and Gardner each satisfy this definition. Messrs. van der Kaay and Gardner were each designated by the Board as an audit committee financial expert for fiscal year 2012. See “Report of the Audit Committee,” below.

Governance and Nominating Committee

The Governance and Nominating Committee operates under a written charter adopted in April 2003 and most recently amended in May 2009. The Governance and Nominating Committee is appointed by the Board to: (a) assist the Board in identifying individuals qualified to become Board members and to recommend to the Board the director nominees; (b) recommend to the Board the corporate governance guidelines, conflicts of interest and certain other policies, principles and guidelines applicable to RFMD; and (c) lead the Board in its annual review of the performance of the Board and its committees. The current members of the Governance and Nominating Committee are Messrs. DiLeo, Skrzypczak, van der Kaay, and Wilkinson (Chairman), none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards. For information regarding shareholder nominations to the Board, see “Procedures for Director Nominations” and “Proposals for 2013 Annual Meeting,” below. The Governance and Nominating Committee is also authorized by the Board to serve as the Qualified Legal Compliance Committee for the purposes of Section 307 of the Sarbanes-Oxley Act of 2002 and the SEC’s standards for professional conduct for attorneys appearing and practicing before the SEC in the representation of RFMD.

Finance Committee

The Finance Committee operates under a written charter adopted in July 2009. The Finance Committee is appointed by the Board to (a) oversee and monitor our cash, marketable securities, current assets and other financial resources and to work with management to establish policies with respect to the maintenance of minimum amounts of cash and other liquid assets; (b) exercise the Board’s authority with respect to the review and approval of our credit facilities and other material debt obligations, the repurchase and retirement of our outstanding convertible notes, and our commercial banking, investment banking and other significant financial service relationships, in each case subject to the limitations and requirements of applicable law and our governance documents; and (c) take such other actions as the Board may otherwise delegate to the Committee from time to time. The current members of the Finance Committee are Messrs. Gardner (Chairman), van der Kaay, and Wilkinson, none of whom is an employee of RFMD and each of whom is independent under existing Nasdaq listing standards.

Corporate Development Committee

The Corporate Development Committee operates under a written charter adopted in July 2009, and most recently amended in May 2012 to change the name of the committee from the Strategic Development Committee to the Corporate Development Committee. The Corporate Development Committee is appointed by the Board to (a) assist the Board in fulfilling its responsibilities for overseeing and facilitating the development, implementation and monitoring of our business strategies and plans; and (b) exercise the Board’s authority with respect to the review, evaluation and approval of certain strategic transactions, subject to the limitations and requirements of applicable law and our governance documents. The current members of the Corporate Development Committee are Messrs. Harding, Jabbar (Chairman), and Bruggeworth. Messrs. Harding and Jabbar are not employees of RFMD and are each independent under existing Nasdaq listing standards.

Meeting Attendance

Under our Corporate Governance Guidelines, all directors are expected to make every effort to attend meetings of the Board, assigned committees and annual meetings of shareholders. All incumbent directors, except Mr. Gardner, attended at least 75% of the aggregate of the Board meetings and assigned committee meetings held during the fiscal year ended March 31, 2012. Mr. Gardner’s inability twice to attend two consecutive meetings was in the first instance due to a death in his family and in the second instance due to an illness requiring hospitalization. Had Mr. Gardner attended the four meetings, he would have attended 89% of the aggregate of the Board meetings and assigned committee meetings during the fiscal year. During fiscal 2012, the Board held five in-person meetings and one telephonic meeting, the Compensation Committee held six in-person meetings and five telephonic meetings, the Audit Committee held five in-person meetings and six telephonic meetings, the Governance and Nominating Committee held three in-person meetings, the Corporate Development Committee held three in-person meetings and the Finance Committee held two in-person meetings. Seven of our eight directors in office at the time of the 2011 annual meeting of shareholders attended the annual meeting.

Executive Sessions

Pursuant to our Corporate Governance Guidelines, independent directors are expected to meet in executive session at all regularly scheduled meetings of the Board with no members of management present. The Chairman of the Governance and Nominating Committee or the Chairman of the Board presides at each executive session, unless the independent directors determine otherwise. During fiscal 2012, Mr. Wilkinson presided as Chairman of the Board at the executive sessions. During fiscal 2012, the independent directors met in executive session at each of the five regularly scheduled Board meetings.

Procedures for Director Nominations

In accordance with our Corporate Governance Guidelines, members of the Board are expected to collectively possess a broad and diverse range of skills, industry and other knowledge and expertise, as well as business and other experience useful for the effective oversight of our business. The Governance and Nominating Committee is responsible for identifying, screening and recommending to the Board qualified candidates for membership. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board, and potential nominees will also be evaluated based on the other criteria identified in the Corporate Governance Guidelines. These minimum qualifications include, but are not limited to:

—

Substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of RFMD; and

—

Lack of any conflict of interest that would violate any applicable law or regulation or any other relationship that, in the opinion of the Board, would interfere with the exercise of the individual’s judgment as a member of the Board or of a Board committee.

We also consider the following criteria, among others, in our selection of directors:

—	Economic, technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business;

—	Integrity, demonstrated sound business judgment and high moral and ethical character;

—	Diversity of viewpoints, backgrounds, experiences and other demographics;

—	Business or other relevant professional experience;

—	Capacity and desire to represent the balanced, best interests of RFMD and its shareholders as a whole and not primarily a special interest group or constituency;

—	Ability and willingness to devote time to the affairs and success of RFMD and to fulfill the responsibilities of a director; and

—

The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of RFMD.

The Governance and Nominating Committee is authorized to develop additional policies regarding Board size, composition and member qualification.

The Governance and Nominating Committee evaluates suggestions concerning possible candidates for election to the Board submitted to RFMD, including those submitted by Board members (including self-nominations), shareholders and third parties. All candidates, including those submitted by shareholders, will be similarly evaluated by the Governance and Nominating Committee using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Governance and Nominating Committee will determine whether such candidates meet the minimum qualifications for director nominees established in the Corporate Governance Guidelines and under applicable laws, rules or regulations. The Board, taking into consideration the recommendations of the Governance and Nominating Committee, is responsible for selecting the nominees for director and for appointing directors to fill vacancies.

The Governance and Nominating Committee has authority to retain and approve the compensation of search firms to be used to identify director candidates.

As noted above, the Governance and Nominating Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable SEC requirements, our bylaws and Corporate Governance Guidelines and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to RFMD for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: (a) full name and address; (b) age; (c) principal occupation during the past five years; (d) current directorships on publicly held companies and registered investment companies; and (e) number of shares of RFMD common stock owned, if any. In addition, under our bylaws, as amended and restated through November 8, 2007, a shareholder’s notice regarding a proposed nominee must include: (a) the name and address of the shareholder and the beneficial owner, if any, on whose behalf the nomination is made; (b) the number of shares of common stock owned by the shareholder and beneficial owner; (c) a description of the shareholder’s proposal; (d) any material direct or indirect interest that the shareholder or the beneficial owner may have in the nomination; (e) a representation that the shareholder is a holder of record of RFMD common stock and intends to appear in person or by proxy to present the nominee; (f) the nominee’s consent to serve if elected; and (g) such additional information concerning the nominee as is deemed sufficient by the Board, or a properly authorized Board committee, to determine whether the nominee meets all minimum qualification standards or other criteria as may have been established by the Board or such properly authorized Board committee, or pursuant to applicable law, rule or regulation, for service as a director. Certain specific notice deadlines also apply with respect to submitting director nominees.

No candidates for director nominations were submitted to the Governance and Nominating Committee by any shareholder in connection with the annual meeting. Any shareholder desiring to present a nomination for consideration by the Governance and Nominating Committee prior to the 2013 annual meeting must do so in accordance with our bylaws and policies. See “Proposals for 2013 Annual Meeting,” below.

Shareholder Communications with Directors

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o RFMD’s Secretary, 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm and any non-audit service provided by any other accounting firm if the cost of the service is reasonably expected to exceed $100,000. The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent registered public accounting firm. The Chairman of the Audit Committee may specifically approve any service within the pre-approved audit and non-audit service category if the fees for such service exceed the maximum set forth in the policy, as long as the excess fees are not reasonably expected to exceed $25,000. Any such approval by the Chairman must be reported to the Audit Committee at its next scheduled meeting. The pre-approval fee levels for all services to be provided by the independent registered public accounting firm are reviewed annually by the Audit Committee.

Procedures for Reporting Complaints about Accounting and Auditing Matters

The Audit Committee has adopted procedures for receiving and handling complaints from employees and third parties regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees of complaints or concerns regarding questionable accounting or auditing matters. Employees or third parties may report their concerns by mail to the attention of RFMD’s Compliance Officer, 7628 Thorndike Road, Greensboro, North Carolina 27409-9421 or by e-mail at complianceofficer@rfmd.com. If the Compliance Officer is the subject of the concern or the employee or third party otherwise believes that the Compliance Officer has not given or will not give proper attention to his or her concerns, the employee or third party may report his or her concerns directly to the Chairman of the Audit Committee. An employee or third party also may forward concerns on a confidential and/or anonymous basis to the Audit Committee by calling RFMD’s toll-free Ethics and Compliance hotline at (888) 301-8647, which is operated by a third-party agency to ensure confidentiality, or by delivering a written statement setting forth his or her concerns in a sealed envelope addressed to the Chairman of the Audit Committee labeled “Confidential: To be opened by the Chairman of the Audit Committee only.”

Upon receipt of a complaint relating to the matters set forth above, the Compliance Officer (or Audit Committee Chairman, as the case may be) will promptly notify the Audit Committee. The Audit Committee will oversee the review of any such complaint and will maintain the confidentiality of an employee or third-party complaint to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Compliance Officer and the Chairman of the Audit Committee will maintain a log of all complaints received by them, tracking their receipt, investigation and resolution, and will prepare a periodic report summarizing the complaints for submission by the Audit Committee to the Board. The Compliance Officer and the Chairman of the Audit Committee will maintain copies of complaints and the complaint log for a reasonable time but in no event for less than five years.

The Procedures for Reporting Complaints about Accounting and Auditing Matters are available in the “Investors” section of our website under the heading “Corporate Governance” at http://www.rfmd.com or may be obtained by contacting our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. DiLeo, Harding (Chairman) and Wilkinson. None of the current members of the Compensation Committee has ever served as an officer or employee of RFMD or had any relationship during fiscal 2012 that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No interlocking relationships exist between our current Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of RFMD’s common stock as of June 18, 2012 unless otherwise indicated by (a) each person known by RFMD to own beneficially more than five percent of the outstanding shares of our common stock, (b) each director and nominee for director, (c) the Named Executive Officers, and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of June 18, 2012, and shares of restricted stock or restricted stock units that have vested or that will vest within 60 days of June 18, 2012, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of all listed shareholders is c/o RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)	Percent of Class
FMR LLC (2)	41,694,512	15.09%
BlackRock, Inc. and affiliates (3)	25,408,343	9.20%
The Vanguard Group, Inc. (4)	13,901,597	5.03%
Robert A. Bruggeworth (5)	2,538,533	*
Robert M. Van Buskirk (6)	1,240,229	*
Steven E. Creviston (7)	1.321,855	*
Jerry D. Neal (8)	1,142,118	*
William A. Priddy, Jr. (9)	1,215,520	*
James D. Stilson (10)	454,051	*
Walter H. Wilkinson, Jr. (11)	485,092	*
Erik H. van der Kaay (12)	364,900	*
Daniel A. DiLeo (13)	268,400	*
Casimir S. Skrzypczak (14)	193,052	*
John R. Harding (15)	157,450	*
Jeffery R. Gardner (16)	158,300	*
Masood A. Jabbar (17)	155,300	*
Directors and executive officers as a group (16 persons) (18)	10,031,082	3.19%

*	Indicates less than one percent

(1)	As noted above, shares of common stock subject to options exercisable within 60 days of June 18, 2012 and shares of restricted stock or restricted stock units that have vested or that will vest within 60 days of June 18, 2012, are included.

(2)	Based upon information set forth in a Schedule 13G filed with the SEC on February 14, 2012 by FMR LLC reporting the sole power to vote or to direct the vote of 77,702 shares and sole power to dispose or to direct the disposition of 41,694,512 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, RFMD common stock. No one person’s interest in RFMD common stock is more than five percent of the total outstanding RFMD common stock. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(3)

Based upon information set forth in a Schedule 13G filed with the SEC on February 9, 2012 by BlackRock, Inc. (“BlackRock”) reporting the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 25,408,343 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, RFMD common stock. No one person’s interest in such RFMD common stock is more than 5% of the total outstanding common shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(4)	Based upon information set forth in a Schedule 13G filed with the SEC on February 10, 2012 by The Vanguard Group, Inc. (“Vanguard”) reporting the sole power to vote or direct the vote and shared power to dispose or direct the disposition of 419,404 shares, and sole power to dispose or direct the disposition of 13,482,193 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 419,404 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Includes 1,570,717 shares of common stock issuable upon exercise of stock options.

(6)	Mr. Van Buskirk retired from RFMD effective February 29, 2012.

(7)	Includes 669,647 shares of common stock issuable upon exercise of stock options.

(8)	Includes 637,648 shares of common stock issuable upon exercise of stock options. Mr. Neal retired from RFMD effective May 31, 2012.

(9)	Includes 727,647 shares of common stock issuable upon exercise of stock options.

(10)	Includes 156,361 shares of common stock issuable upon exercise of stock options.

(11)	Includes 203,700 shares of common stock issuable upon exercise of stock options.

(12)	Includes 193,100 shares of common stock issuable upon exercise of stock options. Also includes 48,000 shares of common stock held by The van der Kaay Trust, as to which Mr. van der Kaay and his spouse, as co-trustees, jointly share voting and dispositive power.

(13)	Includes 207,600 shares of common stock issuable upon exercise of stock options.

(14)	Includes 103,545 shares of common stock issuable upon exercise of stock options.

(15)	Includes 157,450 shares of common stock issuable upon exercise of stock options.

(16)	Includes 89,500 shares of common stock issuable upon exercise of stock options.

(17)	Includes 142,300 shares of common stock issuable upon exercise of stock options.

(18)	Includes 4,956,862 shares of common stock issuable upon exercise of stock options.

EXECUTIVE OFFICERS

RFMD’s current executive officers are as follows:

Name	Age	Title
Robert A. Bruggeworth	51	President and Chief Executive Officer
Barry D. Church	50	Vice President, Corporate Controller and Principal Accounting Officer
Steven E. Creviston	48	Corporate Vice President and President of Cellular Products Group
Norman A. Hilgendorf	51	Corporate Vice President and President of Multi-Market Products Group
William A. Priddy, Jr.	51	Chief Financial Officer, Corporate Vice President of Administration and Secretary
Suzanne B. Rudy	57	Vice President, Corporate Treasurer, Compliance Officer and Assistant Secretary
James D. Stilson	65	Corporate Vice President of Operations

Certain information with respect to our executive officers is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Mr. Bruggeworth is included in the director profiles set forth above.

Barry D. Church has served as Vice President, Corporate Controller and Principal Accounting Officer since September 2001. He began his employment with us in March 1998. From March 1998 until August 1998, Mr. Church was Manager of Financial Planning and from September 1998 until September 2001 he was Controller. In addition to his tenure at RFMD, Mr. Church has 13 years’ experience in various financial positions at Sara Lee Corporation and AT&T, Inc.

Steven E. Creviston has served as Corporate Vice President and President of Cellular Products Group, or CPG, since August 2007. From May 2002 to August 2007, he served as a Corporate Vice President of CPG, which was known as Wireless Products until April 2004. He began his employment with RFMD in December 1994 as Strategic Account Manager. From May 1997 to May 1999, Mr. Creviston was Director of Account Management, from June 1999 to April 2001 he was Product Line Director, and from May 2001 to May 2002 he was Divisional Vice President.

Norman A. Hilgendorf became President of RFMD’s Multi-Market Products Group, or MPG, in October 2011. From November 2007 until October 2011, he served as Vice President, Business Development. From 2000 to 2007, Mr. Hilgendorf served in a variety of roles for Sirenza Microdevices, Inc., which was acquired by RFMD in November 2007, including Chief Operating Officer, President – SMDI Segment, Chief Strategy Officer, VP Business Development and Strategic Marketing, and VP Sales and Marketing. Prior to Sirenza, he was Vice President and General Manager at Richardson Electronics, Ltd., a distributor of electronic components.

William A. Priddy, Jr. became Chief Financial Officer and Corporate Vice President of Administration in July 1997 and Secretary in July 2003. He was Controller from December 1991 to December 1993, Treasurer and Controller from December 1993 to September 1998, and Vice President of Finance from December 1994 to July 1997. Prior to joining RFMD, Mr. Priddy was employed for five years with Analog Devices, Inc. in various positions in finance and marketing.

Suzanne B. Rudy became Vice President and Corporate Treasurer in November 2002 and Compliance Officer and Assistant Secretary in January 2004. She was Corporate Treasurer from May 1999 until November 2002. Prior to joining RFMD, Ms. Rudy was employed for eight years at Precision Fabrics Group Inc. as Controller and for six years at BDO Seidman, LLP, most recently as a Tax Manager.

James D. Stilson joined RFMD in January 2004 as the Corporate Vice President of Operations. From July 1999 to January 2004, Mr. Stilson was the President of ASE Korea, Inc., a semiconductor assembly and test solution provider. From November 1997 to July 1999, he was the General Manager of Motorola Korea Ltd., which was purchased by the ASE Group to form ASE Korea, Inc. From April 1995 to November 1997, he was the Assistant General Manager of Motorola Korea Ltd.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

It is RFMD’s policy to ensure that the total compensation of each of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers, to whom we refer to collectively as the Named Executive Officers, reflects individual performance and rewards strong operating performance in the near term and completion of key initiatives that drive profitability and shareholder value in the longer term. For fiscal 2012, the term “Named Executive Officers” includes Robert M. Van Buskirk, who retired from RFMD effective February 29, 2012. Cash compensation consists of base salary and cash bonuses, and typically accounts for approximately 40% of each Named Executive Officer’s total compensation. Cash bonuses are based on corporate performance relative to financial goals that are established by the Compensation Committee on a semi-annual basis. Equity-based compensation is also set by the Compensation Committee and consists of service-based restricted stock units and performance-based restricted stock units and typically accounts for approximately 60% of each Named Executive Officer’s total compensation. While service-based restricted stock units provide important medium-term and long-term incentives for our Named Executive Officers, performance-based restricted stock units provide both short-term incentives to complete specified annual business goals that we believe drive longer-term shareholder value and longer-term incentives since, once earned, they vest over time.

In fiscal 2012, we slightly increased base salaries for our Named Executive Officers by an average of 2.6% in order to keep their base salaries competitive with those of their peers and awarded service-based restricted stock units in amounts consistent with our historical practices. Additionally, since we achieved five out of six specified performance goals (as discussed in more detail below), our Named Executive Officers were awarded performance-based restricted stock units at 125% of the targeted number of units.

No cash bonus awards were paid out for fiscal 2012 due to our failure to achieve the established operating metrics. Our overall revenue decreased 17.2% to $871.4 million in fiscal 2012, primarily due to the anticipated end-of-life of transceiver products, lower demand for 2G products as the market transitioned to 3G products, and lower demand for our wireless infrastructure products and our Wi-Fi front-end module products. Sales of our 3G/4G cellular components (including our PowerSmart® family of products, our new ultra-high efficiency 3G/4G power amplifiers and our new switch-based products) partially offset the decline in transceiver and 2G product revenue in fiscal 2012. This reduced revenue and a corresponding decrease in profitability resulted in a reduction in our operating income to $24.6 million in fiscal 2012 from $139.5 million in fiscal 2011 and a reduction in our cash flow to $124.2 million in fiscal 2012 from $213.4 million in fiscal 2011. Because the cash bonus award component of our executive compensation program was tied to the achievement of cash flow, sales and operating income metrics, which fell short of our goals, no cash bonus awards were paid out for fiscal 2012. Although we did not achieve our specific operating goals for fiscal 2012, we have continued to execute on important initiatives that we believe will have a significant impact on the future growth of RFMD. For instance, our customer diversification strategy has been successful, as evidenced by a reduction in our percentage of sales to any one customer from 55% in fiscal 2010 to 22% in fiscal 2012, with our largest customer in 2012 being a different customer than in previous years.

The Compensation Committee did not make any change to the elements or objectives of our compensation program in response to the advisory vote to approve the compensation of our Named Executive Officers held at the 2011 Annual Meeting of Shareholders, in which more than 93% of voted shares were voted in favor.

We believe our compensation program provides a balanced and stable foundation for achieving our intended objectives. Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast- changing market conditions and helps to achieve not only our short-term and long-term goals, but also aligns the interests of our management team with those of RFMD and our shareholders.

As discussed below under “Other Compensation Policies,” we utilize comparative industry data to establish each Named Executive Officer’s base salary and equity-based compensation award opportunities, attempt to ensure that all compensation components are tax deductible to RFMD, maintain appropriate policies to prevent inappropriate backdating, spring-loading or repricing of options or stock awards, and do not provide “perquisites” to our executive officers.

Compensation Program

Compensation Program Objectives and Philosophy

The objectives of RFMD’s compensation program are to enhance our ability to recruit and retain qualified management, motivate executives and other employees to achieve established performance goals and ensure an element of congruity between the financial interests of the executive management team and our shareholders.

We believe the competition in our industry for qualified executives, including our Named Executive Officers, is extremely strong. To attract and retain highly qualified employees, we must maintain an overall compensation package that is competitive with those offered by our peer group companies and other competitors within our industry.

We do not establish subjective or objective goals or performance criteria based on individual performance for each Named Executive Officer or other members of management, although we do evaluate individual performance when making compensation decisions. Rather, we believe strongly that focusing on the management team as a group, including the Named Executive Officers, results in greater long-term success, and we currently condition all cash incentive and performance-based equity awards on the achievement of corporate financial and operational goals established by the Compensation Committee.

We believe that substantial equity ownership provides important medium- and long-term incentives and encourages the Named Executive Officers to take actions favorable to the long-term interests of RFMD and our shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of our Named Executive Officers.

Compensation Program Design

Our compensation program is designed to attract, retain and motivate employees and to reward them for achievements that we believe will bring RFMD success and likewise reward shareholders as a result of our success. This program is designed to be competitive with those of the companies in our industry with which we must vie for talent.

Our qualified defined contribution 401(k) plan is the only retirement plan available to our employees in the United States. To complement our 401(k) plan, we typically make significant annual service-based and performance-based equity awards to our Named Executive Officers that have extended vesting periods. The purpose of these awards, which are discussed in more detail below, is to serve as both a retention and incentive mechanism in order to create value for both the award recipient and our shareholders. Each Named Executive Officer has a substantial portion of his potential financial net worth at risk because it is equity-based, and thus its value is dependent on and determined by our future performance.

Shortly after the end of each of fiscal 2011 and fiscal 2012, the Compensation Committee considered the following factors in establishing the compensation of our Named Executive Officers for the subsequent fiscal year:

—

RFMD’s overall operating performance during the fiscal year and the achievements of the Named Executive Officers with respect to: (a) progress that each business unit made in achieving its long-term strategic goals; (b) new products in development, scheduled for introduction or recently introduced; (c) generation of increased revenues; (d) our performance in relation to our industry competitors; (e) productivity improvement; and (f) profitability.

—

Individual performance appraisals of our Named Executive Officers and their contributions toward our performance goals and other objectives as established by the Board and the Committee, including assessments of each Named Executive Officer’s: (a) vision and strategy with respect to his individual business responsibilities; (b) work ethic and ability to motivate and influence others; (c) self-development and development of subordinates; and (d) execution of assigned tasks.

—

The compensation packages for executives who have similar positions and levels of responsibility at other publicly held U.S. manufacturers of radio frequency components and other relevant products in related appropriate markets.

Compensation Decision-Making Processes

The Compensation Committee

The Compensation Committee is appointed by the Board to exercise the Board’s authority concerning compensation of the executive management team (including the Named Executive Officers), to make recommendations to the Board regarding compensation of our non-employee directors and to administer our stock-based and incentive compensation plans. See “Corporate Governance – Committees and Meetings – Compensation Committee,” above. The Committee typically meets in separate session in connection with regularly-scheduled meetings of the Board. In addition, the Committee sometimes schedules special meetings or non-meeting “work sessions,” either by telephone or in person, as necessary in order to fulfill its duties. Meeting agendas are established by the Chairman after consultation with the Vice President of Human Resources, other members of the Committee and, if appropriate, Mr. Bruggeworth, our Chief Executive Officer.

The current members of the Committee are Mr. DiLeo, Mr. Wilkinson and Mr. Harding, who serves as Chairman of the Committee. Each of these Committee members served on the Committee for all of fiscal 2012.

Role of the Compensation Consultant

During fiscal 2012, the Committee again retained the independent compensation consulting firm Connell & Partners, Inc., which we refer to as C&P, to assist it with executive and non-employee director compensation matters. We selected C&P based primarily on its principals’ depth of experience in the technology industry and its prior performance as a consultant to the Committee. During fiscal 2012, C&P worked with the Committee to help ensure that our compensation practices were appropriate for our industry and also updated our peer group and provided an analysis of director compensation, in each case for the Committee’s use in setting fiscal 2013 compensation. C&P’s recommendations to the Committee were generally in the form of suggested ranges for compensation or descriptions of policies that C&P currently considers “best practices” in our industry.

During fiscal 2012, C&P only worked for the Committee and performed no additional services for RFMD or any of the Named Executive Officers. The Committee Chairman approved all work performed by C&P and received and approved copies of all invoices for services submitted by C&P. During fiscal 2012, neither the Committee nor our management used the services of any other compensation consultant.

Role of Executives in Establishing Compensation

During fiscal 2012, and as is typical at RFMD, there was a continuing dialogue among our Chief Executive Officer, other members of management (particularly the Vice President of Human Resources), C&P, and Committee members regarding compensation considerations. Each of these parties was and continues to be encouraged to propose ideas or issues for the Committee to consider and evaluate with respect to our compensation structure and philosophy.

The Committee establishes the annual base salary, bonus opportunities and equity incentive awards for our Chief Executive Officer, Mr. Bruggeworth. Mr. Bruggeworth typically recommends to the Committee the annual base salary, bonus opportunities and equity award opportunities (if any) for the other members of the executive management team, including the other Named Executive Officers, for the Committee’s review, modification and approval.

To assist the Committee in overseeing compensation practices, the Committee periodically requests that Human Resources, Finance and Treasury Department personnel gather and present information on compensation-related topics. Certain members of the executive management team or other employees therefore attended portions of some Committee meetings during fiscal 2012 in order to fulfill these requests. Our Vice President of Human Resources attends most of the Committee’s meetings and typically serves as secretary of the meeting, but does not participate in executive sessions or any portion of any meeting where his own compensation is being discussed. Our Chief Executive Officer attended the majority of the Committee’s meetings during fiscal 2012, but did not participate in any portion of any meeting where his own compensation was being determined. In addition, when deemed appropriate, the Committee held all or a portion of certain meetings during fiscal 2012 in executive session with only Committee members present.

Use of Industry Comparative Data

We operate in a highly competitive industry in which retention of qualified personnel is a critical factor in operating a successful business. As such, we try to understand as much as possible about the total compensation levels and practices at other companies in our industry. Determining the relevant companies to use for such comparative purposes is not a simple task. With the help of C&P and our Human Resources Department, the Committee has developed a peer group of companies that it reviews at least annually and, if appropriate, adjusts periodically. The companies included in this peer group generally have revenues ranging from one-half to two times our annual revenue and are in the semiconductor, wireless components or sub-systems businesses. The peer group is comprised such that the median revenue size of the peer group is at or close to our projected annual revenue. At the time of the development of the peer group, RFMD was at the 49th percentile of revenues and the 51st percentile of market capitalization of these companies. The peer group used in fiscal 2012 consisted of the following 22 companies:

Altera Corporation

Atheros Communications, Inc.

Atmel Corporation

Cypress Semiconductor Corporation

Diodes Incorporated

Fairchild Semiconductor International, Inc.

Integrated Device Technology, Inc.

International Rectifier Corporation

Intersil Corporation Linear Technology Corporation LSI Corporation Maxim Integrated Products, Inc. MEMC Electronic Materials, Inc. Microchip Technology Incorporated

National Semiconductor Corporation

OmniVision Technologies, Inc.

ON Semiconductor Corporation

PMC-Sierra, Inc.

Silicon Laboratories Inc.

Skyworks Solutions, Inc.

TriQuint Semiconductor, Inc.

Xilinx, Inc.

The Committee modified RFMD’s peer group with assistance from C&P during fiscal 2011 for purposes of setting compensation for fiscal 2012 due to the fact that some of the members in the 2011 peer group no longer satisfied our peer group revenue requirements.

In addition to peer group data, the Committee also uses proprietary broader-based semiconductor industry and technology sector compensation data. In general, this comparative data is used by the Committee to test, verify and gauge the suitability of the peer group data as a comparative tool.

Other Compensation Policies

With the assistance of the Committee, C&P and the executive management team, we have developed a number of policies and practices that we relied upon during fiscal 2011 and fiscal 2012 and expect to continue to rely upon during fiscal 2013:

—

We generally have used comparative competitive data to establish base salaries for each Named Executive Officer at approximately the 50th percentile of the peer group and have provided cash performance incentives that, if earned at target, enabled the Named Executive Officer group to be eligible to earn total annual cash compensation at a level between the 50th and 75th percentile of the peer group. Within these industry comparable ranges, we specifically consider each Named Executive Officer’s performance and level of responsibility in comparison to the other Named Executive Officers when establishing base salaries and make adjustments we deem appropriate from the industry comparable position to ensure internal consistency in executive compensation. As discussed in more detail below under “Annual Cash Incentive Opportunities,” our bonus target was a percentage of the Named Executive Officer’s base salary that he was eligible to earn under the objective bonus criteria discussed below. The bonus program is structured so that the higher the level of the respective Named Executive Officer’s responsibility at RFMD, the greater the individual’s percentage of potential total performance-based cash compensation. For fiscal 2012, the performance-based cash compensation target was 100% of base salary for Mr. Bruggeworth and 75% for each of our other Named Executive Officers. This reflects the Committee’s view that Mr. Bruggeworth, as our CEO, bears overall management responsibility for RFMD, while our other Named Executive Officers have more narrow responsibilities tied to a particular business unit or function. The Committee has established the same target percentages for fiscal 2013 performance-based cash compensation because it believes these targets are reasonable and generally consistent with industry and peer group practices.

—

We have worked to ensure that a substantial amount of each Named Executive Officer’s total equity compensation was performance-based, linked to our operating performance, and designed so that in the long-term, its value was largely derived from the market price of our common stock. While each individual compensation component, as well as the allocation of the cash components between base salary and the performance-based bonus opportunity, has been set based on peer group comparables, based on recommendations of C&P as to best practices in our industry, we have established a policy that approximately 60% of the value of each Named Executive Officer’s potential equity awards will be linked to the successful achievement of certain pre-established, objective RFMD performance goals. See “Performance-Based Restricted Stock Units” below for more information.

—

Awards of performance-based restricted stock units are linked to milestones on projects or key initiatives that the Committee believes have a strong potential to impact longer-term shareholder value creation, while cash incentive awards are linked to specified metrics for our operating performance.

—

We established an aggregate level of restricted stock unit awards that was at or below the median peer group run rate for such awards and that did not produce a level of stock plan overhang that was greater than the average of the peer group.

—

Under the 2003 Plan, no participant may be granted awards in any 12-month period for more than 800,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the grant date of the award). We take this limitation into account in setting equity awards when it is applicable, which was not the case in fiscal 2012.

—

We attempted to ensure that cash and equity components of total compensation were tax deductible, to the maximum extent possible, by the use of shareholder-approved plans that are intended to comply with Section 162(m) of the Code.

—

We prohibit the backdating or spring-loading of equity awards. To further that goal, we generally grant service-based restricted stock units once a year to existing employees on or around the annual shareholder meeting date, and performance-based restricted stock unit opportunities generally are established shortly after the beginning of the fiscal year within the time constraints required under Section 162(m) of the Code.

—	We prohibit the repricing of previously granted stock options or stock appreciation rights without shareholder approval.

—	We do not provide “perquisites” to our executive officers.

The Committee also has additional responsibilities with respect to our compensation practices, which are set forth in its charter and described in more detail under “Corporate Governance – Committees and Meetings – Compensation Committee,” above.

Elements of Compensation

Compensation arrangements for our Named Executive Officers under our fiscal 2012 compensation program consisted of four components: (a) a base salary; (b) a formula-based, shareholder-approved cash bonus program intended to be compliant with Code Section 162(m) to the extent practicable; (c) the grant of equity incentives in the form of performance-based and service-based restricted stock units; and (d) other compensation and employee benefits generally available to all of our employees, such as health insurance, group life and disability insurance and participation in our 401(k) plan and our Employee Stock Purchase Plan, or ESPP. We believe our overall and individual grant practices are well within comparable industry levels and contain sufficient performance-based elements. Accordingly, with respect to compensation decisions for fiscal 2013, we expect to follow similar practices to those used in fiscal 2012, although we reserve the right to modify such practices if we think it is in our best interest to do so.

Base Salaries

The Committee reviews and establishes individual salaries for the Named Executive Officers annually. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contributions, labor market conditions, peer group data and our overall annual budget guidelines for merit and performance increases. Historically, the Committee’s objective has been to deliver base compensation levels for each Named Executive Officer at or near the median level for the comparable position of the peer group. After taking these factors into account, the Committee approved an average base salary increase of 2.6% for the Named Executive Officers for fiscal 2012.

Cash Incentive Opportunities

A large part of each Named Executive Officer’s potential total annual cash compensation is intended to be at risk and linked to our operating performance.

For fiscal 2012, the cash bonus award opportunities were based on two separate six-month performance periods. For the first six-month period the metrics used to measure performance were “free cash flow” (net cash provided by operating activities minus property and equipment expenditures), MPG sales growth, CPG core business (which excludes transceiver sales and royalty income) sales growth, and gross margin. During this performance period, each of the metrics constituted 25% of the total bonus opportunity. Each Named Executive Officer had the opportunity to earn a cash bonus award in an amount between 70% and 200% of one-half of his annual fiscal 2012 target bonus percentage during each period, depending on our level of free cash flow, MPG and CPG core business sales growth, and gross margin during the relevant period. The Committee decided to continue to use free cash flow (which had been used in the prior fiscal year) as a performance metric for fiscal 2012 because this metric has proven to be a valuable tool for assessing RFMD’s performance, is easily understood by our employees and is viewed as an effective incentive to encourage continued generation of cash by RFMD for the purpose of retiring debt scheduled to mature in less than one year. The Committee also decided to continue to use the sales components because the Committee believes that long-term value cannot be effectively generated unless RFMD continues to grow and the Committee wants to encourage management to demonstrate our ability to grow RFMD’s MPG and CPG core revenue each year while also generating cash. A gross margin metric was added because, with our post-restructuring focus on diversification, the Committee believes that it is important to pursue new development with respect to products that are expected to deliver higher profit margins through continuous cost improvement and research and development. As noted above, the fiscal 2012 target bonus percentage for each of our Named Executive Officers, which was established by the Committee as a percentage of each Executive Officer’s fiscal 2012 annual base salary, was 100% for Mr. Bruggeworth and 75% for each of the other Named Executive Officers. The following table sets forth the target bonus level for and the calculation of the cash bonus paid to each Named Executive Officer for the first six-month period:

First Half of Fiscal 2012 Annual Cash Bonus Award Components and Results

	Performance Range & Payout Percentage
Performance Metric	Threshold 70%	Target 100%	Maximum 200%	Achieved Results	Percent Achieved	Weighting	Payout Factor
Free Cash Flow	$35.0M	$41.7M	$60.0M	$30.4M	0%	25%	0%
MPG Sales	$127.2	$134.0	$144.0	$115.4	0%	25%	0%
CPG Core Business Sales	$342.7	$353.4%	$364.0%	$333.1	0%	25%	0%
Gross Margin	39.0%	39.7%	41.4%	38.9%	0%	25%	0%

For the second six-month period, sales performance constituted 50% of the total bonus opportunity, while gross margin and non-GAAP operating income each constituted 25% of the total bonus opportunity. The Committee changed the sales performance metrics in the second half of the fiscal year to encourage synergies between MPG and CPG. The Committee replaced the free cash flow metric with non-GAAP operating income because the Committee believed that the Company had demonstrated its ability to generate cash and focusing on operating income would drive profitability and increased shareholder value creation. The following table sets forth the calculation of the cash bonus paid to each Named Executive Officer for the second six-month period:

Second Half of Fiscal 2012 Annual Cash Bonus Award Components and Results

	Performance Range & Payout Percentage
Performance Metric	Threshold 70%	Target 100%	Maximum 200%	Achieved Results	Percent Achieved	Weighting	Payout Factor
Sales	$483.6M	$520.0M	$556.4M	$413.0M	0%	50%	0%
Gross Margin	39.3%	40.0%	40.7%	31.2%	0%	25%	0%
Non-GAAP Operating Income	$75.1	$83.4	$91.7	$6.0	0%	25%	0%

Cash bonuses for our Named Executive Officers, as well as for all of our other employees, when earned, are awarded pursuant to our Cash Bonus Plan. No minimum bonus is guaranteed. For fiscal year 2012, our compensation program was structured to provide our Named Executive Officers with the opportunity to earn, through a combination of base salary and target bonus awards, total cash compensation between the 50th and 75th percentile level of the peer group comparable positions.

For fiscal 2013, the Committee has again determined to measure cash bonus award opportunities based on two separate six-month performance periods, using sales and non-GAAP operating income as the metrics for the first six-month period. Each metric has an established minimum, target and maximum level, and will constitute 50% of the total bonus opportunity. Because the Company is comfortable with its current cash position and its ability to generate cash, the Committee believes that sales and non-GAAP operating income are the two key metrics that will drive shareholder value in fiscal 2013. In prior years, the potential bonus payout was 50% for the first six-month period and 50% for the second six-month period. For fiscal 2013, the Committee has changed the weighting to 30% for the first six-month period and 70% for the second six-month period to better align the bonus potential with expected revenue and operating income during fiscal 2013. Each continuing Named Executive Officer has the opportunity to earn a cash bonus award in an amount between 50% and 200% of thirty percent of his annual fiscal 2013 target bonus percentage during the first six-month period, depending on our level of sales and non-GAAP operating income. The fiscal 2013 target bonus percentage for each of our continuing Named Executive Officers, which was established by the Committee as a percentage of each continuing Named Executive Officer’s fiscal 2013 annual base salary, was unchanged at 100% for Mr. Bruggeworth and 75% for each of the other continuing Named Executive Officers. The bonus earned for each metric will be pro-rated for performance between minimum and maximum levels for such metric and no bonus will be earned unless RFMD achieves a minimum non-GAAP operating margin during the first six months of fiscal 2013. The Committee expects to establish the performance metrics for the second component of the cash bonus award for fiscal 2013, which is expected to be based on performance during the third and fourth quarters of fiscal 2013, during the third quarter of fiscal 2013.

Consistent with our industry and RFMD’s past practices and based on advice from C&P, the Committee has again capped the fiscal 2013 potential cash bonus awards at two times each employee’s respective bonus target (subject to the fiscal year award limitation of $5,000,000 per participant applicable under the Cash Bonus Plan). In order to deduct the bonus compensation for tax purposes, the bonus program is shareholder-approved and intended to qualify under Code Section 162(m) to the extent practicable.

The fiscal 2013 minimum, target and maximum levels of sales and non-GAAP operating income were derived from our internal operating plans, which are not disclosed publicly for competitive reasons. These target levels constitute confidential commercial and strategic financial information, and we believe that prospective disclosure of these targets would result in competitive harm to us. The Committee believes that the targeted levels of performance are challenging and reflect desired above-market performance, and thus typically would not be achieved all of the time. At the time the performance goals were established, the Committee also believed that performance at a level above the target level would be difficult, but not impossible, to achieve. The Committee recognizes that the likelihood of achievement in any given year may be different, and believes that the payout should be appropriate for the performance, regardless of how often it may happen. For the last five fiscal years, the Named Executive Officers have been awarded cash bonuses at the following percentages of the established target levels: fiscal 2008 (0%); fiscal 2009 (0%); fiscal 2010 (200%); fiscal 2011 (98.7%); and fiscal 2012 (0%).

Service-Based Restricted Stock Units

Our executive officers are also awarded service-based restricted stock units. We believe that these equity awards increase executive retention by providing important medium-term and long-term incentives for our Named Executive Officers and aligning their interests with the interests of RFMD and our shareholders.

For fiscal 2012, we issued service-based restricted stock units to certain members of the executive management team, including our Named Executive Officers. The amount of each award was determined by the Committee in August 2011 following our annual shareholders meeting after consideration of (a) each officer’s base salary, cash bonus award opportunities and performance-based restricted stock unit opportunities, (b) past accomplishments and performance, (c) overall responsibilities and anticipated performance required for the upcoming fiscal year, and (d) peer group comparables. Consistent with the Committee’s philosophy of encouraging performance-based compensation, service-based restricted stock generally approximates 40% of the total value of all equity awards. The restricted stock units vest over a four-year period, with 25% vesting on each anniversary of the award date. Service-based restricted stock units for senior officers provide for continued vesting post-termination unless the Committee determines otherwise. For fiscal 2012, the number of service-based shares of our common stock subject to restricted stock units earned by each Named Executive Officer, subject to the 2003 Plan equity cap discussed above, is shown below in the “2012 Grants of Plan-Based Awards Table.”

In fiscal 2013, we again expect to grant service-based restricted stock units to certain members of the executive management team, including our continuing Named Executive Officers, following the annual meeting. We expect to continue to use the same criteria we used in fiscal 2012 in setting these awards. We expect to condition post-termination vesting of service-based restricted stock units for senior officers on compliance with certain non-competition, non-disclosure, confidentiality and other covenants and the award, any underlying shares that vested following termination and any gain from the sale of such shares will be subject to recoupment or “clawback” by the Company if such covenants are violated during the post-termination vesting period.

Performance-Based Restricted Stock Units

For fiscal 2012, we awarded performance-based restricted stock units to certain members of the executive management team, including our Named Executive Officers. These awards are designed to ensure that approximately 60% of the value of each Named Executive Officer’s equity award was linked to milestones on projects or key initiatives that the Committee believed had a strong potential to impact longer-term shareholder value creation. The milestones were objectives that had to be met during fiscal 2012, based on multi-year, longer-term goals, to help ensure our continued performance as an industry leader. The achievement of these goals, as determined by the Committee, was team-based and applied to the executive management team as a group. There were no individually-based goals.

The fiscal 2012 milestones consisted of six objectives for achievement during the year relating to the successful development and launch of specific technologies and products, accomplishment of key supply chain and manufacturing improvements and expansion of business with a key channel partner. The targeted amount of shares of our common stock subject to restricted stock units that could be earned by each Named Executive Officer was established by the Committee in May 2011 for each Named Executive Officer. No performance-based restricted stock units could be earned unless at least two of the objectives were attained. If only two of the objectives were attained, then only 50% of the targeted amount of restricted stock units could be earned. If three or four objectives were achieved, then 75% and 100%, respectively, of the targeted amount of restricted stock units could be earned. If five or six objectives were achieved, then each Named Executive Officer could earn 125% or 150%, respectively, of the targeted amount of restricted stock units. Upon completion of fiscal 2012, the Committee determined that five of the six objectives had been achieved. The goals achieved related to (a) implementing next-generation packaging technologies for module products; (b) successfully completing specific enhancements to our back-end supply chain; (c) securing design wins on targeted channel partner reference designs; (d) achieving high-volume manufacturing capabilities related to our next-generation GaN technology; and (e) launching commercial production of and achieving specified financial targets for certain silicon products. Accordingly, each member of the executive management team was awarded 125% of his or her targeted number of performance-based restricted stock units. To further encourage executive retention and growth in shareholder value, the shares of our common stock subject to restricted stock units earned by each Named Executive Officer will vest over a three-year period, with 50% vesting following completion of the performance period and the remaining 50% vesting in equal annual installments over each of the following two years, as long as the Named Executive Officer is still employed by us on each such vesting date. For fiscal 2012, the number of performance-based shares of our common stock subject to restricted stock units earned by each Named Executive Officer, subject to the 2003 Plan equity cap discussed above, is shown below in the “2012 Grants of Plan-Based Awards Table.”

For fiscal 2013, the Committee has established a similar performance-based restricted stock unit program, but has reduced the number of business objectives from six to five and assigned specific percentage payouts to each, with the payout for four of the objectives only being achieved if the objective is met in full and the payout of the fifth objective being variable depending on the level of achievement. This program measures our performance against five business objectives that the Committee believes are key to our future success. The performance objectives relate to achieving a revenue target for a specific class of products, accomplishment of a specific manufacturing cost improvement, developing and qualifying a key second source supplier and expansion of business with a key customer and a key channel partner.

The number of shares of our common stock subject to restricted stock units to be earned by each continuing Named Executive Officer, if any, will be determined following the end of fiscal year 2013; provided, however, one of the objectives may be achieved through September 30, 2013. The restricted stock units will vest over a three-year period, with 50% vesting following completion of the performance period and the remaining 50% vesting in equal annual installments over each of the following two years. For fiscal

2013, the maximum number of performance-based shares of our common stock subject to performance-based restricted stock units that may be earned (125% of the targeted number) by each continuing Named Executive Officer is as follows: Mr. Bruggeworth, 435,375; Mr. Creviston, 226,250; Mr. Priddy, 170,125; and Mr. Stilson, 110,500. Neither Mr. Neal nor Mr. Van Buskirk may earn performance-based shares for fiscal 2013.

Effective for performance-based restricted stock unit awards granted on or after May 2, 2012 to senior officers (including the continuing Named Executive Officers), such awards, once earned, will continue to vest following the individual’s termination of employment unless the individual terminates for cause or due to death, in which case the award will be forfeited. However, if the individual fails to comply with certain non-competition, non-disclosure, confidentiality and other covenants, the award, any underlying shares that vested following termination and any gain from the sale of such shares will be subject to recoupment, or “clawback,” by RFMD.

Targeted levels of equity awards (including both service-based and performance-based awards) for each continuing Named Executive Officer, as is the case with cash bonus awards, are established so that each individual has the opportunity to earn, if the maximum performance award levels are earned, a dollar value of equity awards that is between the 50th and 75th percentile level of the peer group comparable positions. As is the case with base salary and target bonus percentages, the target levels of performance-based and service-based restricted stock units for each continuing Named Executive Officer are determined after consideration of (a) each officer’s base salary and cash bonus award opportunities; (b) past accomplishments and performance; (c) overall responsibilities and anticipated performance required for the upcoming fiscal year; and (d) peer group comparables.

We believe that the level of performance required to satisfy any of the objectives in any given year and reach the targeted award level should not be easily achievable. When we established the objectives, we assigned an expected degree of difficulty of achieving each objective as either “medium” or “high” and three of the objectives were rated as highly difficult to accomplish within the performance period. As for obtaining any awards equal to or greater than the target level of 100%, which would require satisfaction of four of the five objectives, we believe that these payouts would be very difficult, but not impossible, to achieve. We recognize, however, that the likelihood of achievement of any level of award in any given year may be different, and believe that the amount of the award should be appropriate for the performance, regardless of how often it may happen. For the five fiscal years that we have granted performance-based restricted stock units based on completed objectives, we have averaged achieving five of the six goals per year. While this level of performance exceeds the expectations of the Committee, we believe it correlates with the performance attained. In addition, the Committee believes it is inherently difficult to predict whether these performance goals will be met, which is borne out by our experience that at times goals initially perceived by the Committee to have a high risk of failure are achieved, while those initially perceived to have a lower risk are not achieved. The Committee believes that one of the most important benefits to RFMD from the use of performance-based restricted stock units has been the sharp focus by all participating employees toward attaining the objectives as a team, including review on a monthly basis of the status of each objective by responsible employees.

Other Employee Benefits

Our Named Executive Officers receive the same employee benefits generally available to all of our employees, including health insurance, group life and disability insurance and eligibility to participate in our 401(k) and employee stock purchase plans. We do not maintain any deferred compensation plans.

Perquisites

Our Named Executive Officers do not receive any perquisites or personal benefits, as it has never been part of our culture to provide them. We believe that perquisites are viewed by some of our shareholders and employees as being discriminatory in nature and, as such, we have historically taken the position that these highly visible (and sometimes controversial) compensation components are not necessary to implement our current compensation philosophy and structure.

Employment Agreements

Historically, we have not entered into employment agreements with any of our Named Executive Officers because we believe that employment agreements have not been necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we vie for talent, the Committee regularly reviews the need for employment agreements for some or all of our senior management team to help ensure that we remain competitive in our industry. In that regard, during fiscal 2009, the Committee determined that it was appropriate for us to enter into an employment agreement with our Chief Executive Officer, Mr. Bruggeworth. The Committee made this decision in order to help ensure that Mr. Bruggeworth devoted more of his time on longer-term strategic initiatives that are in our best interests, including those that may not be in his personal best interests. The employment agreement is thus structured in a way that the Committee believed would foster and incentivize Mr. Bruggeworth to conduct an unbiased evaluation of all strategic alternatives that might be available to us at any given time. The terms of this agreement are described in more detail below in the section entitled “Potential Payments upon Termination or Change-in-Control.” We have not entered into an employment agreement with any of the other Named Executive Officers.

Post-Termination Compensation

We have entered into change in control agreements with each of our Named Executive Officers and certain other members of our executive management team. We entered into these agreements in order to acknowledge the respective employee’s importance to us and our shareholders and to attempt to avoid the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate organizational changes. During fiscal 2009, the Committee determined that it was appropriate for us to enter into amended and restated change in control agreements with each of our Named Executive Officers and certain members of our executive management team in order to comply with certain tax requirements imposed under Section 409A of the Code, and to reflect developing best practices and changes deemed appropriate by the Committee. Additionally, Mr. Bruggeworth’s change in control agreement was amended to conform to certain terms of the employment agreement he entered into with us earlier in fiscal 2009. The terms of these amended and restated change in control agreements are described in more detail below in the section entitled “Potential Payments Upon Termination or Change-in-Control.”

Retirement and Transition Agreements

On February 14, 2012, we entered into a Retirement and Transition Agreement, or the Van Buskirk Retirement Agreement, with Mr. Van Buskirk, who retired from RFMD effective as of February 29, 2012. The Van Buskirk Retirement Agreement did not provide for the payment of any severance, bonus or other cash compensation to Mr. Van Buskirk as a result of his retirement other than payment of his salary through February 29, 2012 and payment for any unused paid time off credits consistent with our policy. Any performance-based restricted stock unit awards, or RSUs, granted to Mr. Van Buskirk under the 2003 Plan ceased to vest as of February 29, 2012 and were forfeited in accordance with the terms of the 2003 Plan.

Pursuant to the Van Buskirk Retirement Agreement, any service-based RSUs granted to Mr. Van Buskirk under the 2003 Plan will continue to vest following his retirement in accordance with the terms of the 2003 Plan and the applicable award agreement, subject to Mr. Van Buskirk’s compliance with his obligations to RFMD under the Van Buskirk Retirement Agreement and his existing noncompetition and nonsolicitation agreements with RFMD. If Mr. Van Buskirk violates these terms during the first year of his retirement, he will forfeit any remaining unvested RSUs and any shares of common stock he received from RSUs vesting after his retirement and will be required to repay any gain he may realize on the sale of such shares.

On April 5, 2012, we entered into a Retirement and Transition Agreement, or the Neal Retirement Agreement, with Mr. Neal, who retired from RFMD and all of its subsidiaries and affiliates effective May 31, 2012. Pursuant to the Neal Retirement Agreement, Mr. Neal: (a) received a lump sum payment of $603,333.50 shortly following his retirement; (b) will be allowed, at his option, to obtain COBRA benefits for himself and his family for up to 18 months following May 31, 2012, as well as a Medicare supplemental policy for himself and a medical and dental insurance policy for his spouse for a period of two years less the period during which COBRA benefits are provided by RFMD, all of which will be paid for by RFMD; and (c) will receive an annual special bonus from RFMD in order to pay taxes associated with the COBRA benefits and additional insurance benefits. Mr. Neal also agreed to be subject to certain nondisclosure, non-competition and nondisparagement restrictive covenants.

Under the Neal Retirement Agreement, upon Mr. Neal’s retirement, all stock options granted to Mr. Neal under the 2003 Plan under agreements that contain post-termination vesting provisions will continue to be exercisable following retirement in accordance with the terms of such agreement. Upon Mr. Neal’s retirement, all service-based RSUs granted to Mr. Neal under the 2003 Plan will continue to vest following retirement in accordance with the terms of the RSU agreement and the vesting of all performance-based RSUs awarded under the 2003 Plan was accelerated as of May 31, 2012.

Conclusion

We believe our compensation program provides a balanced and stable foundation for awarding our Named Executive Officers for achieving our corporate objectives. During fiscal 2012, a reduction in sales and revenue resulted in decreases in operating income and cash flow. Because we did not meet the applicable performance objectives for the separate components of our cash incentive program, the Committee determined that management did not earn cash bonuses in fiscal 2012.

The objectives achieved under the performance-based restricted stock unit program during fiscal 2012 provided us with utilization of a new cost-saving packaging technology, enhancements to our back-end supply chain, valuable new design wins, high-volume manufacturing capability related to RFMD’s GaN technology, and successful production of new silicon products. Management, including our Named Executive Officers, was rewarded for these significant accomplishments with the grant of performance-based restricted stock units for shares of our common stock.

Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions. We believe that our combination of shorter-term cash incentive awards and longer-term service-based and performance-based restricted stock units will help us achieve our long-term goals and will continue to align the interests of the executive management team, including the Named Executive Officers, with those of RFMD and our shareholders during fiscal 2013 and beyond.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that accompanies this report with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended March 31, 2012 by incorporation by reference to this proxy statement.

Except for the Annual Report on Form 10-K described above, this Compensation Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

The Compensation Committee

John R. Harding (Chairman)

Daniel A. DiLeo

Walter H. Wilkinson, Jr.

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for each of the fiscal years ended March 31, 2012, April 2, 2011 and April 3, 2010. The Named Executive Officers are: (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) the next three most highly compensated executive officers serving RFMD at March 31, 2012, as determined by their total compensation in the table below, and (iv) Mr. Van Buskirk, who would have been included in (iii) but for the fact that he was not an executive officer of RFMD at March 31, 2012. We use a 52- or 53-week fiscal year ending on the Saturday closest to March 31 of each year. Fiscal years 2012 and 2011 were 52-week years and fiscal year 2010 was a 53-week year.

Name & Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total Compensation ($)

Robert A. Bruggeworth,	2012	643,558	2,943,568	0	8,721	3,595,847
President and Chief	2011	621,965	2,943,923	609,929	8,650	4,184,467
Executive Officer	2010	633,462	2,739,225	1,250,500	5,748	4,628,935

William A. Priddy, Jr.,
Chief Financial Officer,	2012	348,157	1,265,083	0	8,428	1,621,668
Corporate Vice President of	2011	336,476	1,264,520	247,473	8,377	1,856,846
Administration and Secretary	2010	342,695	1,032,499	507,379	3,110	1,885,683

Steven E. Creviston,
Corporate Vice President	2012	395,633	1,529,469	0	8,701	1,933,803
and President of Cellular	2011	382,066	1,529,555	280,920	8,787	2,201,328
Products Group	2010	373,848	1,433,792	553,503	3,392	2,364,535

Jerry D. Neal,
Executive Vice President of	2012	344,762	747,448	0	5,298	1,097,508
Marketing and Strategic	2011	344,632	747,665	253,472	4,936	1,350,705
Development (5)	2010	351,002	917,938	519,678	1,560	1,790,178

James D. Stilson,	2012	307,947	747,448	0	8,448	1,063,843
Corporate Vice President of
Operations

Robert M. Van Buskirk,	2012	350,481	1,104,279	0	5,043	1,459,803
Corporate Vice President and	2011	375,144	1,104,168	276,000	6,125	1,761,437
Vice President of Compound Semiconductor Group (6)	2010	389,423	1,032,499	576,563	2,524	2,001,009

(1)	The fiscal 2011 base salary is lower than the fiscal 2010 base salary due to (a) the fact that fiscal 2011 was a 52-week year and fiscal 2010 was a 53-week year, and (b) the lesser number of fiscal 2011 payroll dates.

(2)	Represents the aggregate grant date fair value of service-based and performance-based restricted stock units granted during the fiscal years shown calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or ASC Topic 718, rather than an amount paid to or realized by the Named Executive Officer, disregarding the estimate of forfeitures related to service-based and performance-based, as applicable, vesting conditions. The aggregate grant date fair value is the amount we expect to expense in our financial statements over the award’s vesting schedule. See “Share-Based Compensation” in Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2012 (the “10-K”) for the assumptions used to calculate grant date fair value. There can be no assurance that the ASC Topic 718 grant date fair value amounts will ever be realized. Based on the achievement against the performance metrics as approved by the Compensation Committee and the Board in May 2011, each Named Executive Officer received 125% of the target number of performance-based restricted stock units. See “2012 Grants of Plan-Based Awards Table” on page 27 for information on grants awarded in fiscal year 2012.

(3)	Represents amounts paid under our Cash Bonus Plan.

(4)	Represents amounts contributed by RFMD to the accounts of the Named Executive Officers under our 401(k) plan. We suspended our contributions to the 401(k) plan effective for payroll periods ending on or after December 1, 2008, but resumed our contributions to the 401(k) plan effective for payroll periods starting on or after January 1, 2010.

(5)	Mr. Neal retired from RFMD effective May 31, 2012.

(6)	Mr. Van Buskirk served as President of the Multi-Market Products Group until October 3, 2011, and served as Vice President of the Compound Semiconductor Group from October 3, 2011 until he retired from RFMD effective February 29, 2012.

2012 Grants of Plan Based Awards Table

The following table provides information on restricted stock units and plan-based cash incentive awards granted to or earned by each of our Named Executive Officers with respect to fiscal year 2012. There can be no assurance that the amounts set forth in the “Grant Date Fair Value of Stock Awards” column will ever be realized.

	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($) (5)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert A. Bruggeworth	N/A	0	643,558	1,287,117
	5/4/2011				121,700	243,400	365,100
	8/3/2011							157,500	1,023,750
William A. Priddy, Jr.	N/A	0	261,118	522,236
	5/4/2011				52,300	104,600	156,900
	8/3/2011							67,700	440,050
Steven E. Creviston	N/A	0	296,724	593,449
	5/4/2011				63,250	126,500	189,750
	8/3/2011							81,800	531,700
Jerry D. Neal (6)	N/A	0	258,572	517,143
	5/4/2011				30,900	61,800	92,700
	8/3/2011							40,000	260,000
James D. Stilson	N/A	0	230,960	461,920
	5/4/2011				30,900	61,800	92,700
	8/3/2011							40,000	260,000
Robert M. Van Buskirk (7)	N/A	0	262,861	525,721
	5/4/2011(8)				45,650	91,300	136,950
	8/3/2011							59,100	384,150

(1)	All equity awards granted to the Named Executive Officers in fiscal year 2012 were made pursuant to the 2003 Plan. The grant date above is determined in accordance with ASC Topic 718.

(2)	Each of the Named Executive Officers participates in our Cash Bonus Plan. No Named Executive Officer earned an annual cash incentive award for fiscal 2012. The annual cash incentive opportunities available under the Cash Bonus Plan are described in greater detail under “Compensation Discussion and Analysis – Elements of Compensation – Cash Incentive Opportunities.”

(3)	Represents the number of shares of performance-based restricted stock units granted under the 2003 Plan with respect to performance in fiscal 2012. Under the 2003 Plan, no participant may be granted awards in any 12-month period for more than 800,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award). These awards were awarded on May 2, 2012, after it was determined that five of the six performance objectives had been met with respect to fiscal 2012. These awards vest in three installments, with 50% vesting following completion of the performance period, and the remaining 50% vesting in equal annual installments over each of the following two years, as long as the Named Executive Officer is still an employee of RFMD on each such vesting date. The actual number of shares of our common stock subject to the performance-based restricted stock units that were awarded is as follows: Mr. Bruggeworth, 304,250 shares; Mr. Priddy, 130,750 shares; Mr. Creviston, 158,125 shares; Mr. Neal, 77,250 shares; Mr. Stilson, 77,250 shares; and Mr. Van Buskirk, 0 shares. For a detailed discussion of the performance-based restricted stock units, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Restricted Stock Units,” above.

(4)

These service-based restricted stock units granted under the 2003 Plan vest and are payable in shares of RFMD common stock after they are earned (in whole or in part) and no longer subject to forfeiture. These service-based restricted stock units vest over a period of four years and any unvested portion of such awards is generally forfeited upon termination of employment. However, in the event of termination of employment other than for cause, these service-based restricted stock units granted in fiscal 2012 to each Named Executive Officer generally will continue to vest over a period of four years as if the Named Executive Officer had remained an employee of RFMD (unless the Compensation Committee determines otherwise). The vesting of this award for Mr. Van Buskirk is also subject to his obligations under the Van Buskirk Retirement Agreement. See “Compensation Discussion and Analysis – Post-Termination Compensation – Retirement and Transition Agreements,” above.

(5)	Amounts presented represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 of our common stock awards granted during the year. The per-award grant date fair value was $6.50 for restricted stock units granted on August 3, 2011. See “Share-Based Compensation” in Note 12 of our consolidated financial statements set forth in our Form 10-K for fiscal 2012 for the assumptions used to calculate grant date fair value. There can be no assurance that the stock award value will equal the aggregate grant date fair value upon vesting.

(6)	Mr. Neal retired from RFMD effective May 31, 2012.

(7)	Mr. Van Buskirk retired from RFMD effective February 29, 2012.

(8)	In connection with Mr. Van Buskirk’s retirement from RFMD, this award ceased to vest as of February 29, 2012 and was forfeited in accordance with the terms of the 2003 Plan.

Employee Benefit Plans

The discussion that follows describes the material terms of our principal equity plans in which the Named Executive Officers participate. The material terms of the employment agreement entered into by RFMD and Mr. Bruggeworth in fiscal 2009 are described under “Potential Payments Upon Termination or Change-in-Control” below. The material terms of the Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan in which Mr. Van Buskirk participated are described under “Equity Compensation Plan Information – Non-Shareholder Approved Plans” below.

2003 Stock Incentive Plan. Our shareholders approved the 2003 Plan at the 2003 annual meeting of shareholders. At our 2006 annual meeting of shareholders, our shareholders: (a) amended the 2003 Plan to (1) increase the aggregate number of shares issuable under the 2003 Plan by 15,000,000, (2) increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 15,000,000, and (3) modify the list of performance factors that may apply to performance-based awards granted to “covered employees” (generally the chief executive officer and the three other highest compensated executive officers other than the principal executive officer or the principal financial officer) under Code Section 162(m) and related regulations; and (b) re-approved the 2003 Plan’s eligibility and participant award limitations for Code Section 162(m) purposes. At our 2010 annual meeting of shareholders, our shareholders: (a) amended the 2003 Plan to (1) increase the aggregate number of shares issuable under the 2003 Plan by 6,000,000 shares and (2) increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 6,000,000; and (b) reapproved the 2003 Plan’s eligibility, performance goals and participant award limitations for Code Section 162(m) purposes.

Currently, the maximum number of shares issuable under the 2003 Plan may not exceed the sum of (a) 30,250,000 shares, plus (b) any shares of common stock (1) remaining available for issuance as of the effective date of the 2003 Plan under our prior plans and (2) subject to an award granted under a prior plan, which award is forfeited, canceled, terminated, expires or lapses for any reason. Awards that may be granted under the 2003 Plan include incentive options and non-qualified options, stock appreciation rights, restricted stock awards and restricted units, and performance awards and performance units. The number of shares reserved for issuance under the 2003 Plan and the terms of awards may be adjusted upon certain events affecting our capitalization. No awards may be granted under the 2003 Plan after July 21, 2013. The 2003 Plan is administered by the Compensation Committee upon delegation from the Board. Subject to the terms of the 2003 Plan, the Compensation Committee has authority to take any action with respect to the 2003 Plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award. We are proposing that our shareholders approve a new stock incentive plan, the 2012 Plan. If our shareholders approve the 2012 Plan, no further grants will be made under the 2003 Plan after August 20, 2012. See Proposal 3 – “Approval of 2012 Stock Incentive Plan,” below, for proposed actions relating to the 2012 Plan.

1999 Stock Incentive Plan. The 1999 Plan provided for the issuance of a maximum of 16,000,000 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards may include incentive options and non-qualified options, stock appreciation rights and restricted stock awards and restricted units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 1999 Plan is also administered by the Compensation Committee and was replaced by the 2003 Plan.

1997 Key Employees’ Stock Option Plan. The 1997 Key Employees’ Stock Option Plan provided for the grant of incentive options and non-qualified options to purchase common stock to key employees and independent contractors providing services to RFMD. The aggregate number of shares of common stock that may be issued pursuant to options granted under the plan may not exceed 10,400,000 shares (as adjusted to reflect stock splits), subject to adjustment upon certain events affecting our capitalization. This plan is also administered by the Compensation Committee. Awards may no longer be granted under the 1997 Plan.

Employee Stock Purchase Plan. The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423. The ESPP is intended to encourage stock ownership through means of payroll deductions. All full-time employees (including the Named Executive Officers) are eligible to participate after being employed for three months. An aggregate of 12,000,000 shares of common stock has been reserved for issuance under the ESPP, subject to certain anti-dilution adjustments. We make no cash contributions to the ESPP, but bear the expenses of its administration. We are proposing that our shareholders approve an increase in the number of shares authorized for issuance under the ESPP by 3,000,000 shares. See Proposal 4 – “Approval of Amendment of Employee Stock Purchase Plan to Increase the Number of Shares Authorized for Issuance,” below, for proposed actions relating to the ESPP.

For a discussion of the methodology with respect to the grants of service-based restricted stock units, see “Compensation Discussion and Analysis – Elements of Compensation – Service-Based Restricted Stock Units.” For a discussion of the objective performance goals and related considerations with respect to the May 2012 grants of performance-based restricted stock units, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Restricted Stock Units.” For a discussion of our Named Executive Officers’ base salaries and bonuses in proportion to their total compensation, see “Compensation Discussion and Analysis – Compensation Decision-Making Processes – Other Compensation Policies” and “Compensation Discussion and Analysis – Conclusion.”

Outstanding Equity Awards at Fiscal 2012 Year-End Table

The following table shows the number of shares of our common stock covered by exercisable and unexercisable options and unvested restricted stock units held by our Named Executive Officers on March 31, 2012. This table includes unvested performance-based restricted stock units that had not yet been earned as of March 31, 2012.

		Option Awards			Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#) (2)	Option Exercise Price ($) (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)
Robert A. Bruggeworth
	8/03/2011				157,500	784,350
	5/04/2011				304,250	1,515,165
	8/04/2010				176,550	879,219
	5/05/2010				170,813	850,649
	7/30/2009				164,950	821,451
	5/6/2009				117,525	585,275
	7/30/2008				82,475	410,726
	8/9/2007	222,717	$6.31	8/9/2017	15,849	78,928
	8/1/2006	370,000	$6.15	8/1/2016	0	0
	8/9/2005	370,000	$5.97	8/9/2015	0	0
	7/27/2004	150,000	$5.80	7/27/2014	0	0
	8/19/2003	150,000	$8.48	8/19/2013	0	0
	1/27/2003	100,000	$6.08	1/27/2013	0	0
	10/10/2002	108,000	$5.60	10/10/2012	0	0
	9/13/2002	100,000	$6.95	9/13/2012	0	0
	5/13/2002	64,000	$16.05	5/13/2012	0	0
William A. Priddy, Jr.
	8/03/2011				67,700	337,146
	5/04/2011				130,750	651,135
	8/04/2010				75,825	377,609
	5/05/2010				73,375	365,408
	7/30/2009				61,850	308,013
	5/6/2009				44,657	222,392
	7/30/2008				30,925	154,007
	8/9/2007	107,647	$6.31	8/9/2017	7,727	38,480
	8/1/2006	165,000	$6.15	8/1/2016	0	0
	8/9/2005	165,000	$5.97	8/9/2015	0	0
	7/27/2004	100,000	$5.80	7/27/2014	0	0
	8/19/2003	100,000	$8.48	8/19/2013	0	0
	10/10/2002	90,000	$5.60	10/10/2012	0	0
	5/13/2002	45,000	$16.05	5/13/2012	0	0
Steven E. Creviston
	8/03/2011				81,800	407,364
	5/04/2011				158,125	787,463
	8/04/2010				91,725	456,791
	5/05/2010				88,750	441,975
	7/30/2009				85,900	427,782
	5/6/2009				62,000	308,760
	7/30/2008				42,950	213,891
	8/9/2007	107,647	$6.31	8/9/2017	10,227	50,930
	8/1/2006	165,000	$6.15	8/1/2016	0	0
	8/9/2005	150,000	$5.97	8/9/2015	0	0
	7/27/2004	95,000	$5.80	7/27/2014	0	0
	8/19/2003	95,000	$8.48	8/19/2013	0	0
	10/10/2002	57,000	$5.60	10/10/2012	0	0

		Option Awards			Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#) (2)	Option Exercise Price ($) (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (6)
Jerry D. Neal (7)
	8/03/2011				40,000	199,200
	5/04/2011				77,250	384,705
	8/04/2010				44,850	223,353
	5/05/2010				43,375	216,008
	7/30/2009				55,000	273,900
	5/6/2009				39,688	197,646
	7/30/2008				27,500	136,950
	8/9/2007	107,647	$6.31	8/9/2017	7,727	38,480
	8/1/2006	165,000	$6.15	8/1/2016	0	0
	8/9/2005	165,000	$5.97	8/9/2015	0	0
	7/27/2004	105,000	$5.80	7/27/2014	0	0
	8/19/2003	95,000	$8.48	8/19/2013	0	0
	10/10/2002	1	$5.60	10/10/2012	0	0
	5/13/2002	51,000	$16.05	5/13/2012	0	0
James D. Stilson
	8/03/2011				40,000	199,200
	5/04/2011				77,250	384,705
	8/04/2010				44,850	223,353
	5/05/2010				43,375	216,008
	7/30/2009				37,800	188,244
	5/6/2009				27,282	135,864
	7/30/2008				18,900	94,122
	8/9/2007	50,111	$6.31	8/09/2017	5,350	26,643
	8/1/2006	75,000	$6.15	8/01/2016	0	0
	8/9/2005	31,250	$5.97	8/09/2015	0	0
Robert M. Van Buskirk (8)
	8/03/2011				59,100	294,318
	8/04/2010				66,225	329,801
	7/30/2009				61,850	308,013
	7/30/2008				30,925	154,007

(1)	The grant date above is determined in accordance with ASC Topic 718.

(2)	Options generally vest and become exercisable in four equal installments on the first four anniversaries of the date of grant, subject to continued employment. On March 24, 2005, the Board of Directors approved the accelerated vesting of certain unvested and “out-of-the-money” stock options held by current employees, executive officers and non-employee directors with exercise prices greater than $5.31 per share, which was the closing sales price of RFMD’s common stock on Nasdaq on March 24, 2005. In the event of termination of employment other than for cause (and unless the Compensation Committee determines otherwise), options granted after July 2003 to the Named Executive Officers generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of RFMD and, with respect to such options, the vested portions will be exercisable for the full option term. As of March 31, 2012, there were no unexercisable securities underlying unexercised options.

(3)	The option price is equal to the closing price of our common stock as reported by Nasdaq on the trading date immediately preceding the grant date.

(4)	Options generally expire 10 years after grant.

(5)

Restricted stock units granted before fiscal 2009 generally vest over a period of five years and any unvested portion of such units is generally forfeited upon termination of employment. Service-based restricted stock units granted during and after fiscal 2009 generally vest over a period of four years and any unvested portion of such units is generally forfeited upon termination of employment. Performance-based restricted stock units granted during and after fiscal 2009 generally vest over a period of three years and any unvested portion of such units is generally forfeited upon termination of employment. In the event of termination of employment other than for cause, the service-based restricted stock units granted after July 2003 to each Named Executive Officer generally will continue to vest over a period of five years (if granted before fiscal 2009) or four years (if granted during and after fiscal 2009) as if the Named Executive Officer had remained an employee of RFMD (unless the Compensation Committee determines otherwise).

(6)	Based upon $4.98, which was the closing price of RFMD’s common stock as reported by Nasdaq on March 30, 2012, the last trading day of our fiscal year, multiplied by the number of shares subject to restricted stock units that had not yet vested.

(7)	Mr. Neal retired from RFMD effective May 31, 2012.

(8)	Mr. Van Buskirk retired from RFMD effective February 29, 2012.

2012 Option Exercises and Stock Vested Table

The table below shows the number of shares of our common stock acquired during fiscal year 2012 by the Named Executive Officers upon the vesting of restricted stock units. No Named Executive Officer exercised stock options during fiscal year 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Robert A. Bruggeworth	655,510	4,101,595
William A. Priddy, Jr.	264,289	1,652,112
Steven E. Creviston	346,201	2,165,760
Jerry D. Neal (3)	207,176	1,299,409
James D. Stilson	161,037	1,007,084
Robert M. Van Buskirk (4)	237,300	1,485,707

(1)	Share amounts are represented on a pre-tax basis. Our stock plans permit withholding a number of shares upon vesting to satisfy applicable withholding taxes.

(2)	Values represent the market value of our common stock on the vesting date multiplied by the number of shares vested, rounded to the nearest dollar.

(3)	Mr. Neal retired from RFMD effective May 31, 2012.

(4)	Mr. Van Buskirk retired from RFMD effective February 29, 2012.

Potential Payments upon Termination or Change-In-Control

As described above under “Executive Compensation – Compensation Discussion and Analysis – Elements of Compensation – Employment Agreements,” Mr. Bruggeworth is the only Named Executive Officer who has an employment agreement with RFMD. The employment agreement and the change in control agreements, as amended, between the Named Executive Officers and RFMD are discussed below under the heading “Individual Agreements.”

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the Named Executive Officers’ employment had terminated on March 31, 2012 and the price per share of our common stock on the date of termination was $4.98, which was the closing price of our common stock on March 30, 2012 (the last business day of our fiscal year). These benefits are in addition to benefits available generally to employees, such as distributions under our 401(k) plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Equity Awards

Under our equity incentive plans, the option holder generally has 90 days to exercise vested options after the date employment ends (other than for death, disability, or termination for cause). The option holder’s estate may exercise the option upon the holder’s death (excluding amounts that had not vested) for a period of 365 days. Similarly, the option holder may exercise the option upon termination due to disability (excluding unvested amounts) for a period of 365 days. If the option holder is terminated for cause, all options are canceled immediately. However, options granted to the Named Executive Officers after July 2003 generally will continue to vest pursuant to the same vesting schedule, in the event of termination of employment other than for cause, as if such individual had remained an employee of RFMD and, with respect to such options, the vested portions will be exercisable for the full option term (unless the Compensation Committee determines otherwise).

Under our equity incentive plans, unvested restricted stock units are generally forfeited upon termination. However, service-based restricted stock units granted to the Named Executive Officers after July 2003 generally will continue to vest pursuant to the same vesting schedule, in the event of termination of employment other than for cause, as if such individual had remained an employee of RFMD (unless the Compensation Committee determines otherwise). Unvested performance-based restricted stock units granted before May 2, 2012 are forfeited upon termination. Unvested performance-based restricted stock units granted on or after May 2, 2012 will continue to vest following the individual’s termination of employment according to the same vesting schedule as if the individual had remained an employee, unless the individual terminates employment due to cause or death; however, the award, shares that vest following termination, and any gain from sale of such shares will be subject to recoupment if the individual violates certain restrictive covenants or engages in other prohibited activities.

401(k) Savings Plan

Our qualified defined contribution 401(k) plan is the only retirement plan available to U.S. employees, which includes each of our Named Executive Officers. For payroll periods beginning on or after January 1, 2010, we have matched 100% of the first 1% and 50% of the next 5% of each employee’s eligible earnings contributed to the Plan. Employees vest in our contributions over a five-year period. We suspended matching contributions to the 401(k) plan on December 1, 2008, but resumed matching contributions to the 401(k) plan on January 1, 2010.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in the participant’s account are paid to the participant.

Medical Benefits

All insurance benefits terminate effective midnight of the last day of employment. Health care continuation coverage rules, commonly referred to as COBRA, require us to provide employees enrolled in our health, dental and vision plans with an opportunity to purchase continued health care coverage at their own expense upon the occurrence of a qualifying event, such as termination of employment for reasons other than gross misconduct, reduction in hours worked, divorce, death or loss of dependency status.

Individual Agreements

Employment Agreement with Mr. Bruggeworth. On November 10, 2008, we entered into an employment agreement, dated as of November 12, 2008, with Mr. Bruggeworth, our President and Chief Executive Officer. The term of the employment agreement continues until the earliest of (a) November 11, 2010 (as extended as described in the following sentence); (b) Mr. Bruggeworth’s death; (c) termination by RFMD for “Cause,” as defined in the employment agreement or otherwise upon 30 days’ notice; (d) termination by Mr. Bruggeworth for “Good Reason,” as defined in the employment agreement or otherwise on 30 days’ notice; or (e) the end of any 180-day Disability Period, as defined in the employment agreement. The employment agreement is subject to automatic daily extension of the two-year term until notice of non-extension is given in accordance with the terms of the employment agreement.

Under the employment agreement, Mr. Bruggeworth is entitled to an annual base salary of $610,000, which amount will be reviewed annually by the Board and may be increased or reduced by the Board if part of a salary reduction plan for similarly situated officers. Mr. Bruggeworth also is eligible to receive the following compensatory benefits:

—

A bonus opportunity under the Cash Bonus Plan for each performance period during the term of the employment agreement. The target annual bonus opportunity in each performance period is unchanged and cannot be less than 100% of Mr. Bruggeworth’s base salary.

—

The opportunity to receive periodic grants of equity compensation under the 2003 Plan or successor equity plans, in the Compensation Committee’s discretion so long as he is treated similarly to other senior executive officers.

—

The right to participate in other bonus or incentive plans, paid time off and other retirement plans and welfare benefits in which other senior executive officers may participate in accordance with our policies as in effect from time to time.

If the employment agreement is terminated, Mr. Bruggeworth would be entitled to be compensated in the following manner:

—

Termination for any reason: Mr. Bruggeworth would be entitled to receive (a) base salary through the date of termination; (b) any previously earned but unpaid bonus under the Cash Bonus Plan for a completed performance period; (c) rights under equity plans, retirement plans and welfare benefit plans, which would be determined based on respective plan terms; and (d) unpaid paid time off per our policy.

—

Termination due to death or total disability: Mr. Bruggeworth, or, in the case of his death, his beneficiary, would be entitled to receive the benefits described above under “Termination for any reason” plus the greater of Mr. Bruggeworth’s accrued annual bonus or accrued target bonus for the performance period in which the termination date occurs, in each case pro rated based on the termination date.

—

Termination by RFMD without cause or by Mr. Bruggeworth with good reason: Mr. Bruggeworth would be entitled to receive the benefits described above under “Termination for any reason” plus (a) salary continuation equal to two times base salary; (b) his accrued annual bonus (payable after end of performance period), pro rated based on the termination date; (c) a special bonus equal to two times his target annual bonus; (d) continuation coverage of health care benefits (or substantially identical individual coverage, plus special health care benefit) for two years; (e) equity awards (other than performance-based equity awards), which will be governed by terms of the respective equity plan and individual equity award agreement (including the right of the Compensation Committee to determine if post-termination vesting and/or exercise rights apply); (f) performance-based equity awards and any previously earned equity-based awards, which will be deemed earned, if at all, on a pro rata basis only if performance goals are met during the performance period, with such earned awards being deemed fully vested at grant or as of the date of termination in the case of previously earned awards; and (g) eligibility to participate in other welfare benefit plans on the same terms and conditions as available to active employees.

—

Termination by RFMD for cause or by Mr. Bruggeworth without good reason: Mr. Bruggeworth would be entitled to receive the benefits described above under “Termination for any reason,” and the term of his employment would cease.

—

Change of Control: Benefits (if any) paid under Mr. Bruggeworth’s existing change in control agreement would offset benefits (if any) paid under the employment agreement following Mr. Bruggeworth’s termination.

The employment agreement also establishes certain employment and post-termination obligations for Mr. Bruggeworth. He is required to assist in any RFMD litigation and also is required to comply with certain confidentiality, nondisparagement, noncompetition and nonsolicitation covenants contained in the employment agreement.

Further, the employment agreement provides that if independent accountants determine that part or all of the payments and benefits to be paid to Mr. Bruggeworth under the employment agreement and all other plans or arrangements of RFMD (a) constitute “parachute payments” under Code Section 280G, and (b) will more likely than not cause Mr. Bruggeworth to incur an excise tax under Code Section 4999 as a result of such payments or other benefits, RFMD will pay a gross-up payment so that the net amount Mr. Bruggeworth will receive after payment of any excise tax equals the amount that he would have received if the excise tax had not been imposed. If the excise tax would not apply if the total payments to Mr. Bruggeworth were reduced by an amount less than 5%, then the amounts payable will be so reduced and gross-up payments would not be made to Mr. Bruggeworth.

The employment agreement also contains certain forfeiture and recoupment rights. Generally, during the term of the employment agreement and the 24-month period following the expiration thereof, if Mr. Bruggeworth engages in a “Prohibited Activity,” then (a) any equity awards granted or subject to vesting during the Prohibited Activity Term would be forfeited; (b) any and all shares issued to Mr. Bruggeworth under an equity award granted during the Prohibited Activity Term would be forfeited (without payment of consideration); (c) any gain realized by Mr. Bruggeworth with respect to any shares issued pursuant to an equity award granted during the Prohibited Activity Term would be required to be immediately paid to RFMD; (d) any cash/incentive payments made during the Prohibited Activity Term would be required to be returned to RFMD; and (e) any rights to future cash/incentive payments granted during the Prohibited Activity Term would be forfeited. RFMD also has an offset right to recover such amounts against amounts otherwise due to Mr. Bruggeworth. For purposes of the employment agreement, “Prohibited Activity” includes (a) violation of certain restrictive covenants; (b) Mr. Bruggeworth’s engaging in willful conduct that results in an obligation to reimburse RFMD under Section 304 of the Sarbanes-Oxley Act of 2002; or (c) Mr. Bruggeworth’s engaging in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of RFMD. “Prohibited Activity Term” means the period starting when Mr. Bruggeworth first engaged in Prohibited Activity conduct and continuing without time limitation.

Change in Control Agreements. We have entered into change in control agreements with each of our Named Executive Officers. On December 31, 2008, the Compensation Committee approved entering into amended and restated change in control agreements, or the Change in Control Agreements, with certain officers of RFMD, including each of the Named Executive Officers. The change in control agreements were amended and restated to comply with certain tax requirements imposed under Code Section 409A regarding payment of compensation upon termination of employment, continuation of benefits and reimbursement of certain expenses, and to reflect developing best practices and changes deemed appropriate by the Compensation Committee. Mr. Bruggeworth’s change in control agreement was also amended to conform to certain terms of the employment agreement he entered into with RFMD earlier in fiscal 2009.

The term of each Named Executive Officer’s Change in Control Agreement will end on the earliest of (a) December 31, 2009, subject to automatic renewal for additional one-year periods unless RFMD gives notice to the Named Executive Officer that it does not wish to extend it; (b) the termination of the Named Executive Officer’s employment with RFMD for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by RFMD and the Named Executive Officer of all obligations under the Change in Control Agreement. Under each Change in Control Agreement, if a change in control of RFMD occurs while the Named Executive Officer is an employee of RFMD, and a qualifying termination of his employment with RFMD occurs within the two-year period following the change in control, then he is entitled to certain compensation payments and benefits. A “qualifying termination” means RFMD’s termination of the Named Executive Officer’s employment for a reason other than death, disability, retirement or cause, or termination of his employment for “good reason” (which includes a material reduction in duties and responsibilities or salary, the failure of RFMD to continue certain benefits and certain relocations).

Under each Change in Control Agreement, a “change in control” is deemed to have taken place upon the occurrence of certain events, including the acquisition by a person or entity of 40% or more of the outstanding common stock of RFMD, the merger or consolidation of RFMD with or into another corporation in which the holders of common stock immediately prior to the merger or consolidation have voting control over less than 60% of the surviving corporation outstanding immediately after such merger or consolidation, the sale of all or substantially all of the assets of RFMD or a change in the composition of a majority of the Board of RFMD within a 12-month period unless the nomination for election by our shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

The Change in Control Agreements for Mr. Bruggeworth and Mr. Priddy provide that, upon a qualifying termination after a change in control, RFMD will pay a severance benefit. To the extent the severance benefit as defined below exceeds the separation pay limit, the severance benefit will be paid within 30 days following the date of termination. The remaining portion of the severance benefit will be paid in periodic installments over two years following the termination. The severance benefit is equal to the sum of (a) two times the highest annual rate of base salary during the 12-month period before termination plus (b) two times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year in which the termination occurs. The separation pay limit is equal to two times the lesser of (1) the sum of the executive’s annualized compensation based on the annual rate of pay for services provided to RFMD for the calendar year immediately preceding the calendar year for the termination and (2) the maximum dollar amount of compensation that may be taken into account under a tax-qualified retirement plan.

The Change in Control Agreements for the remaining Named Executive Officers provide that, upon a qualifying termination after a change in control, RFMD will pay a severance benefit. To the extent the severance benefit as defined below exceeds the separation pay limit, the severance benefit will be paid within 30 days following the date of termination. The remaining portion of the severance benefit will be paid in periodic installments over the one-year period following the termination. The severance benefit is equal to the sum of (a) one times the highest annual rate of base salary during the 12-month period before termination plus (b) one times the target annual bonus opportunity as defined in the Cash Bonus Plan for the year in which the termination occurs. All of the Change in Control Agreements also provide that, in the event of a qualifying termination after a change in control, the individual will receive a lump-sum cash amount equal to accrued salary and bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay.

In addition, the Change in Control Agreements provide that upon a qualifying termination after a change in control, all RFMD stock options, stock appreciation rights or similar stock-based awards held by the Named Executive Officer will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by RFMD will be removed and such awards will be fully vested. These individuals also would be entitled to “gross-up payments” equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under the Change in Control Agreement are deemed excess parachute payments for federal income tax purposes. If the excise tax would not apply if the total payments to the executive were reduced by an amount less than 5%, then the amounts payable will be so reduced and gross-up payments would not be made to the executive. The Change in Control Agreements also provide that RFMD will continue to provide for one year (two years for Mr. Bruggeworth and Mr. Priddy) the same level of medical, dental, vision, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed prior to termination and will provide such individual with one additional year (or two additional years for Mr. Bruggeworth and Mr. Priddy) of service credit under all non-qualified retirement plans and excess benefits plans in which the individual participated at termination.

The Change in Control Agreements also provide that the Named Executive Officers are subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the individual fails to comply with any of these provisions, he will not be entitled to receive any payment or benefits under the Change in Control Agreement. The Change in Control Agreements are each subject to a general right of offset for any claim, right or action of RFMD against the Named Executive Officer, and obligations under the Change in Control Agreements must be assumed by and be binding on any successor to RFMD.

The following table sets forth information about potential payments to the Named Executive Officers, assuming that their employment was terminated following a change in control of RFMD as of March 30, 2012 (the last business day of the fiscal year) and that the price per share of our common stock on that date was $4.98. The table also assumes prior payment of any remaining accrued annual bonus in accordance with the terms of our Cash Bonus Plan and any portion of base salary that would have been accrued but not yet paid as of March 30, 2012.

Potential Payments Upon a Qualifying Termination after a Change in Control

Name		Robert A. Bruggeworth	William A. Priddy, Jr.	Steven E. Creviston	Jerry D. Neal (7)	James D. Stilson
Base Salary	(1)	$1,287,954	$696,768	$395,890	$344,762	$308,229
Bonus	(2)	1,287,117	522,236	296,724	258,572	230,960
Option Awards	(3)	0	0	0	0	0
Stock Awards	(4)	6,228,795	2,584,416	3,252,448	1,747,183	1,545,080
Benefits Continuation	(5)	26,518	17,156	8,695	8,603	8,212
Accrued Vacation	(6)	61,921	80,123	61,049	36,774	13,195
Total		$8,892,305	$3,900,699	$4,014,806	$2,395,894	$2,105,676

(1)	For Messrs. Bruggeworth and Priddy, the amount represents two times the highest annual rate of base salary during the twelve-month period before termination. For Messrs. Creviston, Neal and Stilson, the amount represents one times the highest annual rate of base salary during the twelve-month period before termination. A portion of these amounts would be payable in a lump sum within 30 days following the date of termination, with the remainder to be paid in periodic installments, in accordance with our normal payroll practices, over a two-year period for Messrs. Bruggeworth and Priddy, over a one-year period for Messrs. Creviston, Neal and Stilson.

(2)	For Messrs. Bruggeworth and Priddy, the amount represents two times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year of termination. For the other Named Executive Officers, the amount represents one times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year of termination. A portion of these amounts would be payable in a lump sum within 30 days following the date of termination, with the remainder to be paid in periodic installments, in accordance with our normal payroll practices, over a two-year period for Messrs. Bruggeworth and Priddy, and over a one-year period for Messrs. Creviston, Neal and Stilson.

(3)	Represents the intrinsic value of unvested options as of March 30, 2012.

(4)	Represents the intrinsic value of unvested performance- and service-based restricted stock units as of March 30, 2012.

(5)	Represents the value of continuing health, welfare and other benefits, based on the monthly premiums paid by RFMD at March 30, 2012 (for two years with respect to Messrs. Bruggeworth and Priddy, one year with respect to Messrs. Creviston, Neal and Stilson).

(6)	Represents accrued vacation earned but not utilized, which would be payable in a lump sum within 30 days following the date of termination.

(7)	Mr. Neal retired from RFMD effective May 31, 2012.

Other Potential Payments Upon Resignation, Severance for Cause, Severance without Cause, Retirement, or Constructive Termination

Other than Mr. Bruggeworth, the Named Executive Officers are not entitled to any cash payments from RFMD in the event of resignation, severance with or without cause, retirement or constructive termination. The following unvested restricted stock units, however, may continue to vest unless the Compensation Committee decides otherwise or an individual agreement provides otherwise. No Named Executive Officer owned unvested option awards as of March 31, 2012.

Name		William A. Priddy, Jr.	Steven E. Creviston	Jerry D. Neal (2)	James D. Stilson
Stock Awards	(1)	$1,215,254	$1,556,758	$871,883	$731,562

(1)	Represents the intrinsic value of service-based restricted stock units for these Named Executive Officers at

March 30, 2012.

(2)	Mr. Neal retired from RFMD effective May 31, 2012. See “Executive Compensation – Compensation Discussion and Analysis – Post-Termination Compensation – Retirement and Transition Agreements,” above for a description of the terms and conditions of the Neal Retirement Agreement and the amounts actually received and to be received by Mr. Neal in connection with his retirement from RFMD. As of May 31, 2012, the date of Mr. Neal’s retirement, the value of his unvested restricted stock units which will continue to vest was $887,420.

Mr. Van Buskirk retired from RFMD effective February 29, 2012. For a discussion of the effect of Mr. Van Buskirk’s retirement on his outstanding equity awards, see “Executive Compensation – Compensation Discussion and Analysis – Post-Termination Compensation – Retirement and Transition Agreements.” As of February 29, 2012, the date of Mr. Van Buskirk’s retirement, the value of his unvested restricted stock units which will continue to vest was $1,040,337.

In accordance with the terms of his employment agreement, Mr. Bruggeworth would have been entitled to the following payments from RFMD upon the occurrence of any of the termination events described in the table below as of March 30, 2012. The table below assumes prior payment of any portion of base salary that would have been accrued but not yet paid as of March 31, 2012.

Although Mr. Bruggeworth is also entitled to change of control benefits under his employment agreement, pursuant to the terms of his employment agreement, any benefits payable under his Change in Control Agreement with RFMD offset any benefits paid under his employment agreement following his termination. As of March 30, 2012, the benefits payable under his Change in Control Agreement, as set forth in the above table, would have been equal to the change in control benefits payable under his employment agreement.

Robert A. Bruggeworth		Termination for Any Reason	Termination Due to Death or Total Disability	Termination without Cause or for Good Reason	Termination for Cause	Termination without Good Reason
Base Salary	(1)	$0	$0	$1,287,954	$0	$0
Accrued Annual Bonus	(2)	0	0	0	0	0
Special Bonus	(3)	0	0	1,287,117	0	0
Option Awards	(4)	0	0	0	0	0
Stock Awards	(5)	2,974,674	2,974,674	5,925,762	0	2,974,674
Benefits Continuation	(6)	0	0	26,518	0	0
Accrued Vacation	(7)	61,921	61,921	61,921	61,921	61,921
Total		$3,036,595	$3,036,595	$8,589,272	$61,921	$3,036,595

(1)	With respect to the “Termination without Cause or for Good Reason” column, the amount shown represents two times base salary and would be payable in equal periodic installments, in accordance with the payroll schedule for our salaried personnel, over a two-year period.

(2)	Represents previously earned but unpaid cash bonus under our Cash Bonus Plan for a completed performance period, which would be payable in a lump sum within 30 days of the termination date. With respect to the “Termination Due to Death or Total Disability” column, the amount payable is the greater of the accrued annual bonus or the accrued target bonus, in each case for the performance period in which the termination date occurs, which would be payable in a lump sum within 45 days following the end of the performance period in which the termination date occurs. With respect to the “Termination without Cause or for Good Reason” column, the amount shown represents the accrued annual bonus, which would be payable within 45 days following the end of the performance period in which the termination date occurs. Under these severance scenarios, all or a portion of the accrued annual bonus may have already been paid or would nevertheless be payable without regard to the nature of Mr. Bruggeworth’s termination.

(3)	With respect to the “Termination without Cause or for Good Reason” column, the Special Bonus amount shown represents two times the target annual bonus opportunity as defined in our Cash Bonus Plan for the year in which the termination occurs, which would be payable in equal periodic installments, in accordance with the payroll schedule for our salaried personnel, over a two-year period. Mr. Bruggeworth is not entitled to a Special Bonus under the other severance scenarios set forth in the above table.

(4)	Represents the intrinsic value of unvested options as of March 30, 2012. The fair market value of the unvested option awards was $4.98 per share.

(5)	Represents the intrinsic value of unvested performance- and service-based restricted stock units as of March 30, 2012. With respect to the “Termination for Any Reason,” “Termination Due to Death or Total Disability” and “Termination Without Good Reason” columns, the amount shown: (a) represents the value of unvested service-based restricted stock units which shall continue to vest unless the Compensation Committee determines otherwise and (b) reflects that Mr. Bruggeworth’s unvested performance-based restricted stock units will be forfeited. With respect to the “Termination Without Cause or For Good Reason” column, the amount shown: (a) represents the value of unvested service-based restricted stock units which shall continue to vest unless the Compensation Committee determines otherwise and (b) reflects that if and to the extent performance goals are deemed met, Mr. Bruggeworth shall be deemed to have earned a pro-rata number of performance-based restricted stock units for the relevant performance period. With respect to the “Termination for Cause” column, the amount shown: (a) reflects that Mr. Bruggeworth’s unvested service-based restricted stock units will be forfeited unless the Compensation Committee determines otherwise and (b) reflects that Mr. Bruggeworth’s unvested performance-based restricted stock units will be forfeited unless the Compensation Committee determines otherwise.

(6)	Represents the value of continuing health, welfare and other benefits through March 30, 2014, based on the monthly premiums paid by RFMD at March 30, 2012.

(7)	Represents accrued vacation earned but not utilized, which would be payable in a lump sum within 30 days following the date of termination.

DIRECTOR COMPENSATION

As described more fully below, this chart summarizes the annual compensation for our non-employee directors for the year ended March 31, 2012. A director who is an RFMD employee, such as Mr. Bruggeworth, does not receive any compensation for service as a director.

Director Compensation for Fiscal Year Ended March 31, 2012

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1) (2) (3)	Total
Walter H. Wilkinson, Jr.	$105,000	$180,024	$0	$285,024
Daniel A. DiLeo	75,000	75,010	74,978	224,988
Jeffery R. Gardner	75,000	75,010	74,978	224,988
John R. Harding	85,000	0	149,956	234,956
Masood A. Jabbar	75,000	75,010	74,978	224,988
Casimir S. Skrzypczak	75,000	150,020	0	225,020
Erik H. van der Kaay	$85,000	$150,020	$0	$235,020

(1)	Represents the aggregate grant date fair value of restricted stock units granted during the fiscal year computed in accordance with ASC Topic 718, rather than an amount paid to or realized by the director. See “Share-Based Compensation” in Note 12 to our consolidated financial statements included in our 10-K for the assumptions made in determining the grant date fair value. Effective for the 2010 fiscal year, non-employee directors could elect to receive equity awards in the form of nonqualified options or restricted stock units or a combination of options and restricted stock units. Messrs. Wilkinson, Skrzypczak and van der Kaay elected in the last fiscal year to receive all restricted stock units, and Mr. Harding elected to receive all nonqualified options. Messrs. DiLeo, Gardner and Jabbar elected to receive a combination of options and restricted stock units. Mr. Wilkinson received restricted stock units for 31,200 shares, and Messrs. Skrzypczak and van der Kaay each received restricted stock units for 26,000 shares upon their reelection to the Board at the 2011 annual meeting of shareholders. Messrs. DiLeo, Gardner and Jabbar each received restricted stock units for 13,000 shares upon their reelection to the Board at the 2011 annual meeting. The annual restricted stock units granted under the 2003 Plan vest on the first anniversary of the grant date, subject to continued service of the director until the vesting date. At March 31, 2012, the aggregate number of shares subject to outstanding restricted stock units was: Mr. Wilkinson – 31,200 shares; Mr. DiLeo – 13,000 shares; Mr. Gardner – 13,000 shares; Mr. Harding – 0 shares; Mr. Jabbar – 13,000 shares; Mr. Skrzypczak – 26,000 shares; and Mr. van der Kaay – 26,000 shares.

(2)	Represents the aggregate grant date fair value of stock options granted during the fiscal year computed in accordance with ASC Topic 718, rather than an amount paid to or realized by the director. See “Share-Based Compensation” in Note 12 to our consolidated financial statements included in our 10-K for the assumptions made in determining the grant date fair value. At March 31, 2012, the aggregate number of shares subject to outstanding and unexercised options was: Mr. Wilkinson – 203,700 shares; Mr. DiLeo – 207,600 shares; Mr. Gardner – 89,500 shares; Mr. Harding – 157,450 shares; Mr. Jabbar – 142,300 shares; Mr. Skrzypczak – 103,545 shares; and Mr. van der Kaay – 193,100 shares.

(3)	The per-share grant date fair value was $3.06 for options granted to Messrs. Gardner, Harding and Jabbar upon their re-election to the Board at the 2011 annual meeting of shareholders.

Directors who were not employees of RFMD were compensated for their service as a director as shown in the chart below:

Schedule of Director Fees for Fiscal Year Ended March 31, 2012

Compensation Item	Amount
Annual Retainers
Chairman of the Board	$105,000
Board Service	60,000
Committee Service	15,000
Audit Committee Chairman (Additional Fee)	10,000
Compensation Committee Chairman (Additional Fee)	10,000
Governance and Nominating Committee Chairman (Additional Fee) (1)	0
Finance Committee Chairman (Additional Fee)	0
Corporate Development Committee Chairman (Additional Fee)	0

(1)	The Chairman of the Board also serves as the Chairman of the Governance and Nominating Committee and

receives no additional compensation for serving in that capacity.

Cash Compensation

Beginning in fiscal year 2009, the method of cash compensation for non-employee members of the Board of Directors was changed by eliminating meeting fees and paying an annual retainer for Board service and a separate annual retainer for service on one or more committees, plus an additional fee for service as Chairman of the Board or as a committee chairman. The form of non-employee director compensation and the larger annual retainers were implemented as a result of a competitive pay analysis performed by C&P, the independent compensation consultant retained by the Compensation Committee, and are designed to maintain the compensation for RFMD’s non-employee directors at or near the median levels paid by other companies in RFMD’s peer group. As a result of these changes, the cash compensation for non-employee members of the Board is at or near the median of that of other directors in our peer group. Beginning in fiscal 2010, the non-employee directors’ cash compensation for committee service was changed in light of the creation of two new standing committees. A single committee retainer for service on all committees replaced the separate Audit Committee, Compensation Committee and Governance and Nominating Committee retainers that were paid with respect to service in fiscal 2009. Each non-employee director is now paid the same amount for his service on any of the five standing Board committees without regard to the number of such committees on which he serves (except with respect to certain committee chairmen as noted above).

Equity Compensation

In fiscal year 2006, the Board and the shareholders approved the 2006 Directors Stock Option Plan, which we refer to as the 2006 Directors Plan. Under the terms of the 2006 Directors Plan, each non-employee director who is first elected or appointed to the Board is eligible to receive a non-qualified option, which we refer to as the initial option, to purchase 50,000 shares of our common stock at an option price equal to the fair market value of our common stock (based on the closing sales price of the common stock on the day immediately preceding the date of grant, which grant is made on the fifth business day after the date of election or appointment to the Board). Initial options vest in three equal installments on the date of grant and on each of the first and second anniversaries of the date of grant, subject to continued service on each vesting date. Initial options granted under the 2006 Directors Plan have a term of 10 years and vested options may be exercised at any time during that period. However, an initial option terminates if a participant’s service as a director is terminated for cause.

In fiscal 2012, each participating non-employee director who was re-elected also received an annual non-qualified option grant, which we refer to as the annual option, or an annual restricted stock unit grant, which we refer to as the annual RSU, pursuant to the Director Compensation Plan, which was adopted by the Board in May 2009 and served to both formalize our non-employee director compensation terms and amend the 2006 Directors Plan. Under the terms of these plans, starting in fiscal 2010, non-employee directors may elect to receive equity awards in the form of 100% nonqualified options to purchase shares of our common stock, 100% restricted stock units, or RSUs, or 50% options and 50% RSUs. The value of the initial equity awards (options and RSUs combined) cannot exceed the total value of the initial options a director would otherwise be eligible to receive. Likewise, the value of annual equity awards cannot exceed the total value of the annual option a director otherwise would receive. For these purposes, “total value” is based on the number of shares that would otherwise be subject to an initial option or annual option, as the case may be, multiplied by the Black-Scholes value of the initial option or annual option. The Board approved this “cafeteria” plan feature following the recommendation of C&P. The Director Compensation Plan also expressly permits the grant of supplemental options and supplemental RSUs. These supplemental awards can be designed to supplement initial or annual equity awards or they may be intended to serve as “stand-alone” awards, for instance, for extraordinary Board service. Any supplemental RSUs will be granted under the 2003 Plan and supplemental options will be granted under the 2006 Directors Plan.

In fiscal 2012, each non-employee board member could elect to receive a nonqualified stock option for 49,000 shares, an RSU for 26,000 shares, or a nonqualified stock option for 24,500 shares and an RSU for 13,000 shares. The non-employee Chairman of the Board could elect to receive a nonqualified stock option for 58,800 shares, an RSU for 31,200 shares or a nonqualified stock option for 29,400 shares and an RSU for 15,600 shares. The option price for each annual option is equal to the fair market value per share of our common stock on the grant date (that is, the closing sales price of the common stock on the day immediately preceding the date of grant, which grant is made on the fifth business day after the date of re-election to the Board). Annual options vest and become exercisable immediately on the date of grant. Annual RSUs vest one year after the date of grant. With respect to a new director who is first appointed or elected at an annual meeting of the shareholders, no annual option will be granted until the next annual meeting (assuming such director is re-elected at such annual meeting). With respect to a new director who is appointed or elected other than at an annual meeting of shareholders, the number of shares covered by the first annual option otherwise to be granted following the annual meeting of shareholders (assuming the director is re-elected at such annual meeting) would be reduced on a pro rata basis for each calendar quarter (or portion thereof) since the preceding annual shareholders meeting in which such a director was not in office. Like the initial option, an annual option has a term of 10 years and may be exercised at any time during that period, although the option terminates if a participant’s service as a director is terminated for cause.

As noted above, non-employee directors are also eligible to receive discretionary stock-based awards, which may be granted under the 2003 Plan or the 2006 Directors Plan. See “Employee Benefit Plans – 2003 Stock Incentive Plan,” above. No discretionary equity awards to non-employee directors were granted in fiscal year 2012.

We are proposing that our shareholders approve a new stock incentive plan, the 2012 Plan. If our shareholders approve the 2012 Plan, all director equity awards will be made under the 2012 Plan and awards will no longer be made under the 2003 Plan or the 2006 Directors Plan after August 20, 2012. See Proposal 3 – “Approval of 2012 Stock Incentive Plan,” below, for proposed actions relating to the 2012 Plan.

Other Compensation

We reimburse all directors for expenses incurred in their capacity as directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of March 31, 2012 relating to our equity compensation plans, under which grants of stock options, restricted stock and other rights to acquire shares of our common stock may be made from time to time.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	21,254,172		$6.23	8,515,292	(2)
Equity compensation plans not approved by security holders (3)	428,827		$1.33	0
Total	21,682,999	(4)		8,515,292

(1)	The weighted-average exercise price does not take into account restricted stock units because such units do not have an exercise price.

(2)	The total shares available for future issuance in column (c) may be the subject of awards other than options, warrants or rights granted under our 2003 Plan and our 1999 Stock Incentive Plan. For a more detailed discussion of these and other equity plans that have been approved by our shareholders, please see “Employee Benefit Plans,” above. The number of securities remaining available for future issuance also includes securities that may be issued pursuant to the ESPP.

(3)	For a more detailed description of these plans, please see “Non-Shareholder Approved Plans,” below.

(4)	Includes shares subject to issuance pursuant to outstanding stock options and restricted stock units if certain service-based and/or performance- and service-based conditions are met. For more detailed information, please see “Service-Based Restricted Stock Units” and “Performance-Based Restricted Stock Units” under “Compensation Discussion and Analysis – Elements of Compensation,” above.

Non-Shareholder Approved Plans

Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan

In connection with our acquisition of Sirenza in November 2007, we assumed the Sirenza Amended and Restated 1998 Stock Plan. This plan provides for the grant of options, stock purchase rights, stock appreciation rights, performance shares, performance units, restricted stock units and deferred stock units to employees, directors or consultants. The weighted average exercise price for the currently outstanding options is $1.33. As of March 31, 2012, no shares may be granted under the Sirenza plan.

In connection with our acquisition of Sirenza, options to purchase Sirenza common stock that were outstanding immediately prior to the acquisition were assumed by us and converted into options to purchase our common stock that are subject to the same vesting and other conditions that applied to the Sirenza options immediately prior to the acquisition. Performance share awards, or PSAs, for Sirenza common stock that were outstanding immediately prior to the acquisition were assumed by us and converted into contingent rights to acquire our common stock that are subject to the same vesting and other conditions that applied to the Sirenza PSAs immediately prior to the acquisition. Shares of Sirenza common stock underlying restricted stock awards, or RSAs, that were subject to forfeiture risks, repurchase options or other restrictions immediately prior to the acquisition were converted into shares of our common stock and/or cash and remain subject to the same restrictions that applied to the Sirenza RSAs immediately prior to the acquisition. The terms may be adjusted upon certain events affecting our capitalization.

PROPOSAL 2 – APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. Taking into consideration the voting results from our 2011 Annual Meeting of Shareholders concerning the frequency of the shareholder advisory vote to approve the compensation of our Named Executive Officers, we determined that we will hold an annual advisory vote to approve the compensation of our Named Executive Officers until the next advisory vote on the frequency of such future advisory votes, which will occur no later than our 2017 Annual Meeting of Shareholders. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinion of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Highlights of our compensation program include the following:

—	A large part of each Named Executive Officer’s potential total annual cash compensation is intended to be at risk and is linked to our operating performance.

—	Equity-based compensation, consisting of service-based and performance-based restricted stock units, makes up a significant portion of the overall compensation of our Named Executive Officers.

—

We generally have established base salaries for each Named Executive Officer at approximately the 50th percentile of our peer group and have provided cash performance incentives that, if earned at target, enabled the Named Executive Officer group to be eligible to earn total annual cash compensation at a level between the 50th and 75th percentile of the peer group.

—	We prohibit the repricing of previously granted stock options or stock appreciation rights without shareholder approval.

—	We do not provide “perquisites” to our Named Executive Officers.

Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – APPROVAL OF 2012 STOCK INCENTIVE PLAN

General Information

The Compensation Committee and the Board of Directors have approved the adoption of the RF Micro Devices, Inc. 2012 Stock Incentive Plan, or the 2012 Plan, subject to shareholder approval of the 2012 Plan. If the shareholders approve the 2012 Plan, no further grants will be made under our current stock incentive plan, the 2003 Plan, or under our 2006 Directors Plan, after August 20, 2012.

The discussion that follows is qualified in all respects by reference to the terms of the 2012 Plan. We will promptly provide, upon request and without charge, a copy of the full text of the 2012 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. An electronic copy of the 2012 Plan is also available free of charge as Appendix A to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Shareholders should refer to the 2012 Plan for more complete and detailed information about the 2012 Plan. The Board believes that our employee equity compensation program, as implemented under the 2003 Plan and furthered under the 2012 Plan, allows us to attract and retain employees capable of achieving consistently superior business results. The Board also believes that the 2012 Plan effectively aligns the interests of plan participants with those of our shareholders by linking a portion of their compensation directly to increases in shareholder value. We have a long history of linking pay to our long-term stock performance for a broad group of employees, not just executives. Approval of the 2012 Plan should provide us with the flexibility we need to continue to use equity compensation to attract, retain and motivate a large group of talented employees, directors and independent contractors who are important to our long-term growth and success.

“Best Practices” Integrated Into RFMD’s Equity Compensation Program and the 2012 Plan

RFMD’s compensation practices include a number of features that the Board believes reflect responsible compensation and governance practices and promote the interests of shareholders. Approval of the 2012 Plan will position RFMD to continue and expand these “best practices,” including the following:

—

Limitation on Shares Issued. Assuming the approval of the 2012 Plan, no more than 17,000,000 total shares of common stock will be authorized for issuance under the 2012 Plan, plus shares that were available for issuance under the 2003 Plan, the 2006 Directors Plan and any other prior stock plans at the time the 2012 Plan becomes effective, and shares subject to awards that are forfeited under prior stock plans (and further subject to adjustment for anti-dilution purposes). The 2012 Plan also imposes limitations on the amount of participant awards. See “Share Limitations,” below.

—

No Discounted Stock Options or SARs and Limit on Option and SAR Terms. Stock options and stock appreciation rights, or SARs, must have an exercise price or base price, as applicable, equal to or greater than the fair market value (which is generally defined to be the closing sale price on the trading day immediately preceding the date of grant) of RFMD common stock on the date of grant, consistent with current practices under the 2003 Plan and the 2006 Directors Plan. In addition, the term of an option or SAR is limited to 10 years.

—

No Annual “Evergreen” Provision. The 2012 Plan requires shareholder approval of any additional authorization of shares, rather than permitting an annual “replenishment” of shares under a plan “evergreen” provision. Shareholders must approve any additional increases in authorized shares under the 2012 Plan (other than adjustments for anti-dilution purposes).

—

No Stock Option or SAR Repricings Without Shareholder Approval. The 2012 Plan, like the 2003 Plan, prohibits the repricing of stock options or SARs without the approval of shareholders. This 2012 Plan provision applies to (i) direct repricings (lowering the exercise price of an option or the base price of an SAR), (ii) indirect repricings (exchanging an outstanding option or SAR that is underwater in exchange for cash, for options or SARs with an option price or base price less than that applicable to the original option or SAR, or for another equity award), and (iii) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

—

Vesting and Award Practices. Historically, employee equity awards under the 2003 Plan have consisted of stock options and restricted stock awards or restricted stock units. Stock options generally have a 10-year term and vest over a four-year period. Restricted stock awards and restricted stock units granted to date generally vest over four years (with respect to service-based awards) and three years (with respect to performance-based awards). We believe that our vesting and award practices are responsible and further RFMD’s incentive and retention objectives, and we currently intend to carry forward similar vesting terms under the 2012 Plan.

—

Consolidation of Director Equity Awards into a Single Plan. Currently, director equity awards in the form of restricted stock units are made under the 2003 Plan, and director awards in the form of options are granted under the 2006 Directors Plan. If the 2012 Plan is approved, our director equity compensation program will be simplified because all equity grants will be made under the 2012 Plan and no further grants will be made under the 2006 Directors Plan (with any available shares under that plan being rolled into the 2012 Plan).

—

Prudent Change of Control Provisions. The 2012 Plan includes prudent “change of control” triggers such as requiring a change in beneficial ownership of 51% or more of our voting stock or consummation (rather than shareholder approval) of a significant merger or other transaction in order for a “change of control” to be deemed to have occurred. In addition, the 2012 Plan generally provides that awards will vest upon a change of control only if (i) awards are not assumed, substituted or continued, or (ii) even if such awards are assumed, substituted or continued, a participant’s employment is terminated without cause or for good reason within specified time periods related to the change of control.

—

Forfeiture and Recoupment. The 2012 Plan authorizes the Compensation Committee or the Board to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

—

Independent Committee. Like the 2003 Plan, the 2012 Plan will be administered by the Compensation Committee. All members of the Compensation Committee are intended to qualify as “independent” under Nasdaq listing standards, “non-employee directors” under Rule 16b-3 adopted under the Exchange Act and “outside directors” under Code Section 162(m) to the extent required.

—

No Dividends or Dividend Equivalents on Unearned Performance Awards. Like the 2003 Plan, dividends and dividend equivalents on performance-based awards issued under the 2012 Plan may only be paid if and to the extent the award has vested or been earned.

—	Limits on Transferability of Awards. The 2012 Plan does not permit options or other awards to be transferred for value or other consideration.

—	Efficient Use of Equity. We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing shareholders.

Share Limitations

The maximum number of shares that we may issue pursuant to awards granted under the 2012 Plan may not exceed the sum of (a) 17,000,000 shares, plus (b) any shares of common stock (i) remaining available for the grant of awards as of the 2012 Plan effective date under our 2003 Plan, 2006 Directors Plan, 1999 Plan, 1997 Key Employees’ Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by RFMD, each of which we refer to as a Prior Plan, and/or (ii) subject to an award granted under a Prior Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason. Of the amount described in the preceding sentence, no more than 17,000,000 shares may be issued under the 2012 Plan pursuant to the grant of incentive stock options.

In addition, under the 2012 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 2,000,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 2,000,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award).

The following are not included in calculating the 2012 Plan share limitations described above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards which are settled in cash, (c) any shares subject to an award under the 2012 Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason or shares subject to an award which are forfeited to, repurchased or reacquired by RFMD; and (d) any shares surrendered by a participant or withheld by RFMD to pay the option price or purchase price for an award or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with plan terms, a participant pays the option or purchase price or satisfies the tax withholding by either tendering previously owned shares or having RFMD withhold shares. In addition, (a) shares issued under the 2012 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving RFMD acquiring another entity will not reduce the maximum number of shares of common stock available for delivery under the 2012 Plan, and (b) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2012 Plan (subject to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Plan.

The number of shares reserved for issuance under the 2012 Plan, the participant award limitations and the terms of awards may be adjusted in the event of an adjustment in the capital structure of RFMD (due to a merger, stock split, stock dividend or similar event). On June 18, 2012, the closing sales price of the common stock as reported on Nasdaq was $4.23 per share.

As of June 5, 2012, the maximum aggregate number of shares available for future grants was under all RFMD-administered stock incentive plans was 7,665,351 shares, including 7,236,067 shares under the 2003 Plan and 429,284 shares under the 2006 Directors Plan. In addition, at that time, the aggregate number of shares subject to unvested outstanding full value awards was 9,138,521 shares and the aggregate number of shares subject to outstanding options was 11,882,985 shares. The weighted average exercise price of these options was $5.99 and the weighted average remaining term was 3.26 years.

Purpose and Eligibility; Term

The purposes of the 2012 Plan are to encourage and enable selected employees, directors and independent contractors of RFMD and its affiliates to acquire or increase their holdings of our common stock and other equity-based interests in RFMD in order to promote a closer identification of their interests with those of RFMD and our shareholders, and to provide flexibility to RFMD in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. If approved by the shareholders, the effective date of the 2012 Plan will be August 20, 2012, and awards can be granted under the 2012 Plan until August 19, 2022 or the Plan’s earlier termination by the Board. Awards may be granted to selected employees, directors and independent contractors of the Company or its affiliates in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination”). As of June 18, 2012, approximately 1,807 employees, seven directors and eight independent contractors were eligible to be selected to participate in the 2012 Plan.

The 2012 Plan’s purpose will be carried out by the granting of awards to selected participants. The types of awards authorized under the 2012 Plan include: options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding SARs and/or related SARs; restricted awards in the form of restricted stock awards and restricted stock units; performance awards in the form of performance shares and performance units; phantom stock awards; other stock-based awards; and dividend equivalent awards. We discuss the material terms of each type of award below.

Administration; Amendment and Termination

The 2012 Plan provides that the plan will be administered by the Compensation Committee unless the Board elects to administer the 2012 Plan in whole or in part. As a matter of practice, the Compensation Committee will administer the 2012 Plan, subject to Board oversight, particularly of the plan’s director equity compensation component. Each member of the Compensation Committee is independent under applicable Code Section 162(m), SEC Rule 16b-3 and Nasdaq listing standards. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the 2012 Plan, the Administrator’s authority includes but is not limited to the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and the terms, conditions, restrictions and limitations of an award; (b) prescribe the form or forms of agreements evidencing awards granted under the 2012 Plan; (c) establish, amend and rescind rules and regulations for the administration of the 2012 Plan; and (d) construe and interpret the 2012 Plan, awards and award agreements made under the 2012 Plan, interpret rules and regulations for administering the 2012 Plan and make all other determinations deemed necessary or advisable for administering the 2012 Plan. In certain circumstances, the Administrator may delegate to one or more officers of RFMD or a subcommittee comprised of one or more Compensation Committee members the authority to grant awards, and to make other determinations under the 2012 Plan with respect to such awards, to persons who are not directors or officers subject to Section 16 under the Exchange Act or “covered employees” under Code Section 162(m).

The 2012 Plan and awards may be amended or terminated at any time by the Board, subject to the following: (a) shareholder approval is required of any 2012 Plan amendment if approval is required by applicable law, rule or regulation; and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, shareholder approval is required to amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or SARs; exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator may adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

Awards

A summary of the material terms of the types of awards authorized under the 2012 Plan is provided below.

Options. The 2012 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations). Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, except where prohibited by the Administrator or applicable laws, rules and regulations, payment may also be made by: (a) delivery of shares of common stock owned by the participant; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to RFMD and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to RFMD the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. The Administrator will determine the term and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed 10 years, or five years with respect to an employee who possesses more than 10% of the total combined voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

Stock Appreciation Rights. Under the terms of the 2012 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of an SAR is entitled to receive from us, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a related SAR, the related option is deemed to be surrendered to the extent of the number of shares of common stock for which the related SAR is exercised. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of related SARs. SARs generally are subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.

Restricted Awards. Under the terms of the 2012 Plan, the Administrator may grant restricted awards to participants in such numbers, upon such terms and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the 2012 Plan and the discretion of the Administrator.

The Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance factors to be used in valuing restricted awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon those company, business unit or division or individual performance factors and criteria as the Administrator determines. However, with respect to restricted awards payable to “covered employees” (generally the chief executive officer or one of the three next highest compensated named executive officers other than the chief financial officer) that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the performance factors described below under “Performance-Based Compensation – Code Section 162(m) Requirements.” In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the 2012 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Performance Awards. Under the terms of the 2012 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value (as determined in accordance with the 2012 Plan) of a share of common stock. An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and that has an initial value established by the Administrator at the time of grant.

The Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance factors to be used in valuing performance awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon those company, business unit or division or individual performance factors and criteria as the Administrator determines. However, with respect to performance awards payable to covered employees that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance factors are limited to one or more of the performance factors described below under “Performance-Based Compensation – Code Section 162(m) Requirements.” In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the 2012 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Phantom Stock Awards. Under the terms of the 2012 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock.

Subject to the terms of the 2012 Plan, the Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock, or a combination of cash and stock, as determined by the Administrator. If a participant’s employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the 2012 Plan and the individual award, the participant will forfeit the award unless an award agreement or the Administrator provides otherwise.

Other Stock-Based Awards. The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions, and awards granted without being subject to vesting or performance conditions. Subject to the provisions of the 2012 Plan, the Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock (or a combination of both), and the other terms and conditions of such awards.

Dividends and Dividend Equivalent Rights. The Administrator may provide that awards granted under the 2012 Plan (other than options and SARs) earn dividends or dividend equivalent rights; however, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested or been earned. We may pay such dividends or dividend equivalent rights currently or credit such dividends or dividend equivalent rights to a participant’s account, subject to such additional restrictions and conditions as the Administrator may establish. Any dividends or dividend equivalent rights related to an award will be structured in a manner so as to avoid causing the award or related dividends or dividend equivalent rights to be subject to Code Section 409A or will otherwise be structured so that the award and dividends and dividend equivalent rights are in compliance with Code Section 409A.

Change of Control

Under the terms of the 2012 Plan, unless an individual award agreement provides otherwise, the following provisions will apply in the event of a change of control:

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To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which RFMD is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

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In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full if the employment or service of the participant is terminated within six months before (in which case vesting shall not occur until the effective date of the change of control) or one year (or such other period of time as may be stated in a change in control or similar agreement) after the effective date of a change of control if such termination of employment or service (i) is by the Company not for cause or (ii) is by the participant for good reason.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options are not transferable other than by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended. Restricted awards, SARs, performance awards, phantom stock awards and other stock-based awards generally are not transferable other than transfers for no consideration by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to an award until the award has vested and all other conditions established by the Administrator have been met.

Forfeiture and Recoupment

As noted above, the 2012 Plan authorizes the Administrator to require forfeiture and recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

Performance-Based Compensation – Code Section 162(m) Requirements

The 2012 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under the Plan to “covered employees” (as described above, the chief executive officer and the three next highest compensated named executive officers other than the chief financial officer). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to each of the covered employees of the corporation unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are outside directors under Code Section 162(m) standards.

In addition to other requirements for the performance-based compensation exception, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. The eligibility and participant award limitations are described above under “Purpose and Eligibility; Term” and “Share Limitations.” With respect to awards payable to covered employees that are intended to qualify for the compensation deduction limitation exception under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the following:

(a) revenues or sales; (b) gross margins; (c) earnings per share; (d) net bookings; (e) product production or shipments; (f) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (g) net income; (h) operating income; (i) book value per share; (j) return on shareholders’ equity; (k) return on investment; (l) return on capital; (m) improvements in capital structure; (n) expense management; (o) operating margins; (p) maintenance or improvement of gross margins or operating margins; (q) stock price or total shareholder return; (r) market share; (s) profitability; (t) costs; (u) cash flow or free cash flow; (v) working capital; (w) return on assets; (x) economic wealth created, and (y) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2012 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to RFMD. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options. Incentive options granted under the 2012 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

Pursuant to the Code and the terms of the 2012 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by RFMD with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2012 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of RFMD, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options. The grant of the nonqualified option should not result in taxable income to a participant or a tax deduction to RFMD. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant or a tax deduction to RFMD. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and RFMD will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to RFMD for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents. The grant of a restricted stock unit, performance award, phantom stock award, other stock-based awards or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to RFMD for federal income tax purposes. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any common stock that is received in settlement of the award. We are entitled to a federal income tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

Code Section 409A. Awards granted under the 2012 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2012 Plan or any award, and the 2012 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to Code Section 162(m) and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation – Section 162(m) Requirements. As noted above, the 2012 Plan is structured to comply with the requirements imposed by Code Section 162(m) in order to preserve, to the extent practicable, RFMD’s tax deduction for awards made under the 2012 Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

New Plan Benefits

No awards will be granted under the 2012 Plan unless it is approved by the shareholders. The selection of individuals who will receive awards under the 2012 Plan, if shareholders approve the 2012 Plan, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of participants.

The Board believes that approval of the 2012 Plan is in the best interests of RMFD in order to continue the purposes of our equity compensation program and provide competitive incentives for eligible participants. The Board believes that substantial equity ownership encourages management to take actions favorable to the long-term interests of RFMD and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of executive officers. In addition, we grant unvested equity-based awards to most of our newly hired, full-time employees, as well as to our directors, and our directors and many employees are periodically eligible thereafter for additional equity awards. The Board believes that the adoption of the 2012 Plan will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2012 STOCK INCENTIVE PLAN.

PROPOSAL 4 – APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

The Compensation Committee and the Board have unanimously approved the amendment of the Employee Stock Purchase Plan, as amended and restated, or the ESPP, to increase the number of shares authorized for issuance under the plan from 12,000,000 shares to 15,000,000 shares (subject to adjustment for anti-dilution purposes), subject to shareholder approval of the share increase at the annual meeting. The ESPP is intended to give eligible employees an opportunity to acquire shares of our common stock and to continue to promote our best interests and enhance our long-term performance. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and thus to permit participants to be eligible to receive favorable tax treatment with respect to shares acquired under the ESPP, as described below.

The following summary describes the material terms of the ESPP, as amended and restated effective August 16, 2012, and is qualified in all respects by reference to the terms of the ESPP. We will promptly provide, upon request and without charge, a copy of the full text of the ESPP to each person to whom a copy of this proxy statement is delivered. Requests should be directed to our Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. An electronic copy of the ESPP is also available free of charge as Appendix B to the electronic version of this proxy statement on the SEC’s website at www.sec.gov. Shareholders should refer to the ESPP for more complete and detailed information about the ESPP.

Shares Reserved For the ESPP

The aggregate number of shares of common stock that may be purchased under the ESPP currently may not exceed 12,000,000 shares, although, as noted above, the Board has recommended that this number be increased by 3,000,000 shares to a total of 15,000,000 shares. See “Proposed Amendment to the ESPP,” below. The number of shares issuable under the ESPP and the terms of purchase rights, or “options,” to acquire such shares, are subject to adjustment in the event of mergers, consolidations, stock dividends, stock splits, or other changes in our capital stock structure in accordance with plan terms. If an option expires or is terminated without being exercised, the number of shares subject to the option will again be available for grant and will not reduce the aggregate number of shares available under the ESPP.

Administration; Amendment and Termination

The ESPP is administered by the Compensation Committee of the Board unless the Board elects to administer the ESPP. For the purposes of this summary, references to the “Committee” include the Compensation Committee and the Board. The Committee may appoint one or more agents to assist in the administration of the ESPP and may delegate certain responsibilities or powers subject to ESPP terms.

Subject to ESPP terms, the Committee has full authority to take any action with respect to the ESPP, including, without limitation, the authority to: (a) establish, amend and rescind rules and regulations for ESPP administration; (b) prescribe the form or forms of any agreements or other instruments used in connection with the ESPP; (c) determine the terms and provisions of the options granted under the ESPP; and (d) construe and interpret the ESPP, options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations deemed necessary or advisable for administering the ESPP.

The ESPP and options may be amended, suspended or terminated at any time by the Board, subject to the following: (a) shareholder approval is required of any ESPP amendment that would change the aggregate number of shares issuable under the ESPP (except for anti-dilution adjustments), change the corporations whose employees may participate or make any other change that would require shareholder approval to the extent required under Code Section 423 or other applicable law or rule; and (b) no amendment, suspension or termination of the ESPP or an option may materially and adversely affect any outstanding option without the participant’s consent (except to the extent otherwise provided in the ESPP).

Effective Date

The ESPP became effective on June 7, 1997 and was last amended and restated effective June 11, 2010. As noted above, the Board has approved the further amendment and restatement of the ESPP effective August 16, 2012, subject to shareholder approval of the proposed share increase as described below. See “Proposed Amendment to the ESPP,” below.

Eligible Participants

Generally, any eligible employee who has completed 90 days’ employment and who is employed on the date his or her participation is to become effective is eligible to enroll as a participant in the ESPP for any purchase periods which start on or after the 90-day period has concluded. An “eligible employee” is any employee of RFMD or a designated subsidiary except for (a) any employee whose customary employment is 20 hours or less per week, or (b) any employee whose customary employment is for not more than five months in any calendar year. However, no employee is eligible to participate if, immediately after the option grant, the employee would own stock (including any stock the employee may purchase under outstanding options) representing 5%

or more of the total combined voting power or value of our common stock. Non-employee directors and consultants are not eligible to participate in the ESPP. As of June 18, 2012, approximately 1,807 employees were eligible to participate in the ESPP.

Material Features of the ESPP

A participant acquires common stock under the ESPP by authorizing the use of payroll deductions to purchase shares of common stock. Payroll deductions must be at a rate of not less than 1% nor more than 15% of the participant’s total compensation. Once a payroll deduction has been made, the amount of the deduction is credited (without interest) to the participant’s account. A participant may discontinue plan participation as provided in the ESPP, but a participant may not alter the amount of his payroll deductions during a purchase period. A participant may not make separate cash payments into his or her account except in limited circumstances when the participant is on leave of absence. A participant may withdraw payroll deductions credited to his or her account during a purchase period at any time before the applicable purchase date. The ESPP provides for two six-month purchase periods in each fiscal year. The first purchase period during a fiscal year begins on the Sunday immediately following the Saturday closest to March 31 of the year and ends on the Saturday closest to September 30 of the year. The second purchase period in a fiscal year starts on the Sunday immediately following the Saturday closest to September 30 and ends on the Saturday closest to March 31 of the next year. The Committee has the authority to change the duration of a purchase period, provided that the change is announced a reasonable period of time prior to its effective date.

On the first day of a purchase period, a participant is granted an option to purchase on the purchase date, at the applicable option price, the number of shares of common stock as is determined by dividing the amount of the participant’s payroll deductions accumulated as of the last day of the purchase period by the applicable option price; provided that (a) no participant may purchase shares of common stock with a fair market value (as of the date of option grant) in excess of $25,000 per calendar year; and (b) in no event will the aggregate number of shares subject to options during a purchase period exceed the number of shares then available under the ESPP or the maximum number of shares available for any single purchase period (as described below). In addition, under current restrictions imposed by the Committee (which may be changed from time to time), a participant may not purchase more than 5,000 shares per purchase period. The number of shares subject to options will be adjusted as necessary to conform to these limitations. The option price is the lesser of (a) 85% of the fair market value per share of our common stock as determined on the date of option grant or (b) 85% of the fair market value per share of our common stock on the date of exercise.

A participant’s option to purchase shares of common stock during a purchase period is exercised automatically on the exercise date for that purchase period unless the participant withdraws or his or her participation is terminated. On the exercise date, a participant’s option is exercised to purchase that number of full shares which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price, but not in excess of the number of shares subject to the option or other ESPP terms. An option terminates on the earlier of the date of the participant’s termination of employment or the purchase date of the applicable purchase period. Options are not transferable other than by will or the laws of descent and distribution.

In addition to the overall plan share limitation described above, certain other share limitations, which are not proposed to be changed, apply. If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, we will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and equitable, so that the number of shares offered for purchase during any purchase period may not exceed the number of shares then available under the ESPP. In addition, the maximum number of shares that may be purchased during any single purchase period may not exceed 500,000 shares (subject to adjustment as provided in the ESPP) and, if the number of shares subject to options that would otherwise be granted during a purchase period based on accumulated payroll deductions exceeds 500,000 shares, then we will make a pro rata allocation of the number of shares subject to each participant’s option for that purchase period in as uniform a manner as practicable and equitable so as not to exceed the 500,000 share limitation for any purchase period. In addition, as noted above, the Compensation Committee has authority to impose limitations on the number of shares of common stock that may be purchased by a participant during any particular purchase period.

Proposed Amendment to the ESPP

As noted above, the Board has approved an increase in the number of shares of common stock authorized to be issued under the ESPP from 12,000,000 shares to 15,000,000 shares, subject to shareholder approval of the increase (and subject to adjustment for anti-dilution purposes as provided in the ESPP). The current proposal to increase the shares for issuance under the ESPP is the third proposal submitted to shareholders for a share increase since the ESPP was adopted in 1997, the last proposal having been approved by the shareholders at the 2010 annual meeting. The current proposed increase is designed to enable us to continue to offer the ESPP to our employees for approximately the next five years. As of June 18, 2012, approximately 2,797,490 shares remained available for issuance under the ESPP (not including the 3,000,000 additional shares for which we are seeking shareholder approval). The Board believes that the continuation of the ESPP is in the best interests of RFMD and its shareholders since it provides an incentive for employees to align their interests with those of our shareholders by facilitating participants’

investment in our common stock. Without approval of the increase in the number of shares available under the ESPP, we may be forced to terminate the ESPP, removing an important benefit to employees that is also designed to align their interests with those of our shareholders.

Plan Benefits

Because benefits under the ESPP depend on participants’ elections to participate and the fair market value of our common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees, although each participant is limited to the $25,000 annual purchase restriction as well as the participant and purchase period restrictions described above. The closing sales price of our common stock on Nasdaq on June 18, 2012 was $4.23 per share.

Federal Tax Consequences

The following summary generally describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the ESPP to RFMD and participating employees as of the date of this proxy statement. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or RFMD. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

As noted above, the ESPP is intended to qualify as an employee stock purchase plan within the meaning of Code Section 423. Under Section 423, an employee who elects to participate in the ESPP will not recognize income and RFMD will not receive a deduction at the time an option is granted or when the shares purchased under the ESPP are transferred to the participant.

Participants will, however, recognize income when they sell or dispose of the shares purchased under the ESPP. If an employee disposes of such shares after two years from the date of grant of the option and after one year from the date of the purchase of such shares (or if the employee dies), the employee will recognize ordinary income for the year in which such disposition occurs (or the employee’s taxable year ending with his or her death) in an amount equal to the lesser of:

—	the excess of the fair market value of such shares at the time of disposition (or death) over the purchase price, or

—	the excess of the fair market value of the shares at the time of the grant of the option over the option price on the date of the option grant.

Except in the case of the employee’s death, the employee’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation. Any additional gain or loss will be a capital gain or loss, either short-term or long-term, depending on the employee’s holding period for such shares.

If an employee disposes of the shares purchased under the ESPP within such two-year or one-year periods, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, RFMD will be entitled to a tax deduction equal to the amount the employee is required to include in income as a result of such disposition.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of RFMD for fiscal 2013. Ernst & Young LLP, an independent registered public accounting firm, has served as our independent auditors continuously since 1992. A representative from Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although shareholder ratification of the appointment is not required by law, we desire to solicit such ratification. If the appointment of Ernst & Young LLP is not approved by a majority of the shares cast at the annual meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2013.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 30, 2013.

Independent Registered Public Accounting Firm Fee Information

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2012 and 2011.

	2012	2011
Audit Fees	$808,112	$755,229
Audit-Related Fees	0	0
Tax Fees	$65,000	0
All Other Fees	0	0
Total	$873,112	$755,229

Audit Fees. This category includes fees for: (a) the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q; (b) the audit of our internal control over financial reporting; and (c) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees for assurance and related services provided by Ernst & Young LLP that are reasonably related to the performance of the audits or reviews of the financial statements and which are not reported above under “Audit Fees.”

Tax Fees. This category consists of professional services rendered by Ernst & Young LLP for tax compliance, tax planning, tax advice, and value added tax process review. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

All Other Fees. This category includes the aggregate fees for products and services provided by Ernst & Young LLP that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to Ernst & Young LLP in fiscal year 2012 and the proposed non-audit related services and proposed fees for fiscal year 2013 and has determined that such services and fees are compatible with the independence of Ernst & Young LLP. All audit and non-audit related services were approved by the Audit Committee prior to such services being rendered.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director under existing Nasdaq listing standards and SEC requirements. In addition, the Board of Directors has determined that Messrs. van der Kaay and Gardner are “audit committee financial experts,” as defined by SEC rules.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also has reviewed and discussed with management and the independent registered public accounting firm management’s assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s evaluation of our internal control over financial reporting.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2012 for filing with the SEC. This report has been prepared by members of the Audit Committee. Current members of this committee are:

Erik H. van der Kaay (Chairman)

Jeffery R. Gardner

Masood A. Jabbar

Casimir S. Skrzypczak

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, RFMD’s directors, officers and beneficial owners of more than ten percent of RFMD’s common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established, and we are required to report any failure to file by the established dates. To our knowledge, all of these filing and reporting requirements were satisfied by our directors, officers and principal shareholders during the most recent fiscal year and prior fiscal years.

RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Board maintains a written policy regarding transactions that involve RFMD and any of its executive officers, directors, director nominees or five percent or greater shareholders or their affiliates, which are referred to generally as “related persons.” The Governance and Nominating Committee will analyze and consider any such transaction in accordance with this written policy in order to determine whether the terms and conditions of the transaction are substantially the same as, or more favorable to RFMD than, transactions that would be available from unaffiliated parties.

The policy governs the procedures for review and consideration of all “related person transactions,” as that term is defined in the policy, to help ensure that any such transactions are timely identified and given appropriate consideration. Generally, any current or proposed financial transaction, arrangement or relationship in which a “related person” had or will have a direct or indirect material interest, in an amount exceeding $120,000 and in which RFMD was or will be a participant, requires the approval of the Governance and Nominating Committee or a majority of the disinterested members of the Board. Before granting such approval, the Governance and Nominating Committee will consider all of the relevant facts and circumstances to ensure that the proposed transaction is in the best interest of RFMD and its shareholders. The term “related person” is defined by the policy and by Item 404 of Regulation S-K.

In conducting its review of any proposed related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available to the Governance and Nominating Committee, including but not limited to (a) the benefits to RFMD; (b) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (c) the availability of other sources for comparable products or services; (d) the terms of the proposed related person transaction; and (e) the terms available to unrelated third parties or to employees generally in an arms-length negotiation. No member of the Governance and Nominating Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Governance and Nominating Committee may, from time to time as it determines in its discretion to be appropriate, review periodically any previously approved or ratified related person transaction to determine if it is in the best interests of us and our shareholders to continue, modify or terminate such related person transaction.

We did not engage in any related person transactions during fiscal year 2012.

PROPOSALS FOR 2013 ANNUAL MEETING

Under certain conditions, shareholders may request that we include a proposal at a forthcoming meeting of the shareholders of RFMD in the proxy materials of RFMD for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present such a proposal to be acted upon at the 2013 annual meeting of shareholders and included in the proxy materials must ensure that we receive the proposal at our principal executive office in Greensboro, North Carolina by March 4, 2013 in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to such meeting.

If a shareholder desires to propose any business from the floor during the meeting, even if the proposal or proposed director candidate is not to be included in our proxy statement, our bylaws provide that the shareholder must deliver or mail timely advance written notice of such business to our principal executive office. Under our bylaws, to be timely, a shareholder’s notice generally must be delivered to our Secretary not later than the 60th day before the first anniversary of the date of the notice date for the preceding year’s annual meeting and no earlier than the 90th day prior to such date. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, then notice by the shareholder must be delivered not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 10th day following the notice date for such meeting. Each item of business must be made in accordance with the bylaws, our Corporate Governance Guidelines and any other applicable law, rule or regulation.

In addition, any notice of a proposed director candidate must also comply with our bylaws, including the criteria set forth under “Procedures for Director Nominations” on page 11 of this proxy statement. If written notice is not given in accordance with these requirements, the proposal or proposed director candidate will be considered untimely and RFMD may exclude such business from consideration at the meeting.

If the proposal or proposed director candidate is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy card will have discretionary authority to vote for or against the matter even if the proposal or proposed director candidate was not discussed in the proxy statement. Assuming that the date of our annual meeting of shareholders is not advanced or delayed in the manner described above, appropriate notice of such a proposal or proposed director candidate for the 2013 annual meeting would need to be delivered to our principal executive office (7628 Thorndike Road, Greensboro, North Carolina 27409-9421) no earlier than April 3, 2013 and no later than May 3, 2013 to be considered timely.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” annual reports, proxy statements and Notices of Internet Availability of Proxy Materials. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, to any shareholder upon request submitted in writing to RFMD at the following address: RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421, Attention: Investor Relations Department, or by calling (336) 664-1233. Any shareholder who wants to receive separate copies of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact RFMD at the above address and telephone number.

FINANCIAL INFORMATION

Our annual report for the fiscal year ended March 31, 2012 is enclosed. Upon written request, we will provide without charge to any shareholder of record or beneficial owner of common stock a separate copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 (without exhibits), including financial statements, filed with the SEC. Any such request should be directed to Doug DeLieto, our Vice President of Investor Relations, at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. We will furnish any exhibit to our Annual Report on Form 10-K upon receipt of payment for our reasonable expenses in furnishing such exhibit.

OTHER BUSINESS

As of the date of this proxy statement, the Board knows of no other matter to come before the 2012 annual meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

William A. Priddy, Jr.

Secretary

Dated: July 2, 2012

APPENDIX A

RF Micro Devices, Inc. 2012 Stock Incentive Plan

RF MICRO DEVICES, INC.

2012 STOCK INCENTIVE PLAN

1.    Definitions

In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

(a)    Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b)    Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(c)    Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

(d)    Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award, an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

(e)    Award Agreement means an award agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

(f)    Base Price means, with respect to an SAR, the initial price assigned to the SAR.

(g)    Board or Board of Directors means the Board of Directors of the Company.

(h)    Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment, change in control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) failure to perform his duties for the Company or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(i)    A Change of Control shall (except as may be otherwise provided in a change in control agreement entered into with an employee before the Effective Date of the Plan or as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i)    The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the total voting power of the Company’s then outstanding voting stock;

(ii)    The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty-one percent (51%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii)    The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company’s shareholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 1(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

The Administrator shall have full and final authority, in its discretion (subject to any Code Section 409A considerations), to determine whether a Change of Control of the Company has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(j)     Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(k)    Committee means the Compensation Committee of the Board or other committee of the Board which may be appointed to administer the Plan in whole or in part.

(l)     Common Stock means the common stock of RF Micro Devices, Inc., no par value, or any successor securities thereto.

(m)    Company means RF Micro Devices, Inc., a North Carolina corporation, together with any successor thereto.

(n)    Covered Employee shall have the meaning given the term in Code Section 162(m).

(o)    Director means a member of the Board or of the board of directors of an Affiliate.

(p)    Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, having the meaning given in any Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.

(q)    Displacement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, be as defined in any Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Displacement”), “Displacement” shall mean the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant. The Administrator shall have authority to determine if a Displacement has occurred.

(r)    Dividend Equivalent Awards shall mean a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(s)    Effective Date means the effective date of the Plan, as provided in Section 4.

(t)    Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(u)       Exchange Act means the Securities Exchange Act of 1934, as amended.

(v)       Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on The NASDAQ Stock Market (“Nasdaq”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq or other principal stock exchange on which such securities are listed on the date immediately preceding the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date immediately preceding the valuation date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(w)      Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

(x)       Good Reason means, unless the Administrator determines otherwise, in the context of a Change of Control, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Good Reason” as defined under the Participant’s employment, change in control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason”), then, a Participant’s termination shall be for “Good Reason” if termination results due to any of the following without the Participant’s consent: (A) a material reduction in the Participant’s base salary as in effect immediately prior to the date of the Change of Control, (B) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control, or (C) the relocation of the Participant’s principal place of employment by more than 50 miles from the location at which the Participant was stationed immediately prior to the Change of Control. Notwithstanding the foregoing, with respect to Directors, unless the Administrator determines otherwise, a Director’s termination from service on the Board shall be for “Good Reason” if the Participant ceases to serve as a Director, or, if the Company is not the surviving company in the Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. An event or condition that would otherwise constitute “Good Reason” shall constitute Good Reason only if the Company fails to rescind or cure such event or condition within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason, and Good Reason shall cease to exist for any event or condition described herein on the 60th day following the later of the occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(y)       Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(z)       Independent Contractor means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(aa)    Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.

(bb)    Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

(cc)    Option Period means the term of an Option, as provided in Section 7(d).

(dd)    Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(ee)      Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by referenced to shares of Common Stock or other Awards relating to shares of Common Stock.

(ff)        Parent shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(gg)      Participant means an individual who is an Employee employed by, or a Director or Independent Contractor providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(hh)      Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(ii)        Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, if and to the extent required under Code Section 162(m) with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Code Section 162(m), such performance factors shall be objective and shall be based upon one or more of the following criteria (as determined by the Administrator in its discretion): (i) revenues or sales; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) product production or shipments; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on shareholders’ equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) operating margins; (xvi) maintenance or improvement of gross margins or operating margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) profitability; (xx) costs; (xxi) cash flow or free cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy. In addition, with respect to Participants who are not Covered Employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective. To the extent that Code Section 162(m) is applicable, the Administrator shall, within the time and in the manner prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Performance Measures it selects to use for Covered Employees during any specific performance period. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, partnerships, joint venturers or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator (subject to any Code Section 162(m) restrictions applicable to Covered Employees for compensation that is intended to qualify as “performance-based compensation” under Code Section 162(m)).

(jj)        Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(kk)      Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ll)        Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(mm)    Plan means the RF Micro Devices, Inc. 2012 Stock Incentive Plan, as it may be hereafter amended and/or restated.

(nn)      Prior Plan or Prior Plans means the 2003 Stock Incentive Plan of RF Micro Devices, Inc. (the “2003 Plan”), the RF Micro Devices, Inc. 2006 Directors Stock Option Plan (the “2006 Plan”), the 1999 Stock Incentive Plan, the Key Employees’ 1997 Stock

Option Plan, the 1992 Stock Option Plan, the Nonemployee Directors’ Stock Option Plan and any other stock incentive plan maintained by the Company, in each case, as amended and/or restated, for its or an Affiliate’s employees, directors and/or independent contractors on or prior to the Effective Date of the Plan.

(oo)    Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(pp)    Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(qq)    Restricted Stock Award means shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(rr)      Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any terms and conditions established by the Administrator.

(ss)    Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in an Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then “Retirement” shall, unless the Administrator determines otherwise, mean retirement in accordance with the retirement policies and procedures established by the Company. The Administrator shall have authority to determine if a Retirement has occurred.

(tt)     SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(uu)    Securities Act means the Securities Act of 1933, as amended.

(vv)     Subsidiary shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(ww)   Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator.

2.    Purpose

The purposes of the Plan are to encourage and enable selected Employees, Directors and Independent Contractors of the Company and its Affiliates to acquire or to increase their holdings of Common Stock and other equity-based interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants, including the granting of Options in the form of Incentive Stock Options and/or Nonqualified Options; SARs in the form of Freestanding SARs and/or Related SARs; Restricted Awards in the form of Restricted Stock Awards and/or Restricted Stock Units; Performance Awards in the form of Performance Shares and/or Performance Units; Phantom Stock Awards; Other Stock-Based Awards; and/or Dividend Equivalent Awards.

3.    Administration of the Plan

(a)    The Plan shall be administered by the Board of Directors of the Company or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required.

(b)    Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s articles of incorporation and/or bylaws and/or pursuant to Applicable Law.

(c)    Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Company and/or a subcommittee comprised of one or more members of the Committee the authority to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Company and/or to a subcommittee of the Committee, references to the “Administrator” shall include references to such officer(s) and/or subcommittee, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Law.

4.    Effective Date

The Effective Date of the Plan shall be August 20, 2012 (the “Effective Date”). Awards may be granted on or after the Effective Date, but no Awards may be granted after August 19, 2022. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 16(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.    Shares of Stock Subject to the Plan; Award Limitations

(a)    Shares of Stock Subject to the Plan:    Subject to adjustments as provided in Section 5(d), the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 17,000,000 shares, plus (ii) any shares (A) remaining available for the grant of awards as of the Effective Date under any Prior Plan, and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b)    Award Limitations:    Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i)    The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 17,000,000 shares;

(ii)    In any 12-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 2,000,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award);

(iii)    In any 12-month period, no Participant may be granted Awards other than Options or SARs that are settled in shares of Common Stock for more than 2,000,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award).

(For purposes of Section 5(b)(ii) and (iii), an Option and Related SAR shall be treated as a single Award.)

(c)    Shares Not Subject to Limitations:    The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which are settled in cash rather than the issuance of shares; (iii) any shares subject to an Award if the Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Award or any shares subject to an Award which shares are forfeited to, or repurchased or reacquired by, the Company; and (iv) any shares surrendered by a Participant or withheld by the Company to pay the Option Price or purchase price for an Award or shares or used to satisfy any tax withholding requirements in connection with the exercise, vesting or earning of an Award if, in accordance with the terms of the Plan, a Participant pays such Option Price or purchase price or satisfies such tax withholding requirements by either tendering previously owned shares or having the Company withhold shares. Further, (i) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan; and (ii) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Plan.

(d)    Adjustments; Right to Issue Additional Securities:    If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Company, or if the Board of Directors of the Company declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

6.    Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a)    The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

(b)    With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c)    With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law (including, to the extent necessary, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

(d)    The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.    Options

(a)    Grant of Options:    Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b)    Option Price:    The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)); and (ii) in no event shall the Option Price per share of any Option be less than the par value, if any, per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

(c)    Date of Grant:    An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(d)    Option Period and Limitations on the Right to Exercise Options:

(i)    The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii)    An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A)    By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

(B)    By shares of Common Stock withheld upon exercise;

(C)    By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price;

(D)    By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; or

(E)    By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(iii)    The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service. The Administrator also shall have authority, in its sole discretion (taking into account any Code Section 409A considerations), to accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(e)    Notice of Disposition:    If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f)    Limitation on Incentive Options:    In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein. To the extent that any Incentive Options are first exercisable by a Participant in excess of the limitation described herein, the excess shall be considered a Nonqualified Option.

(g)    Nontransferability of Options:    Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers (for no consideration) as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.    Stock Appreciation Rights

(a)    Grant of SARs:    Subject to the limitations of the Plan, the Administrator may in its discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Base Price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a Base Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). An SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(b)    Related SARs:    A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c)    Freestanding SARs:    An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d)    Exercise of SARs:

(i)    Subject to the terms of the Plan, SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii)    SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

(iii)    The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service. The Administrator also may, in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an SAR which was not otherwise exercisable on the Termination Date, extend the period during which an SAR may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(e)    Payment Upon Exercise:    Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f)    Nontransferability:    Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (for no consideration) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9.    Restricted Awards

(a)    Grant of Restricted Awards:    Subject to the limitations of the Plan, the Administrator may in its discretion grant Restricted Awards to such individuals, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Displacement, Disability, death, or any combination of such conditions. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ii)).

(b)    Vesting of Restricted Awards:    Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards. The Administrator, in its sole discretion, may (subject to any Code Section 409A considerations) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to any Participant.

(c)    Termination of Employment or Service; Forfeiture:    Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d)    Share Certificates; Escrow:    Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and is distributable.

(e)    Nontransferability:    Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10.  Performance Awards

(a)    Grant of Performance Awards:    Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, or a combination of any such conditions. Subject to Section 1(ii), the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

(b)    Earning of Performance Awards:    Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of Section 10. The Administrator, in its sole discretion, may (subject to any Code Section 409A considerations) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c)    Form of Payment:    Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(d)    Termination of Employment or Service; Forfeiture:    Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e)    Nontransferability:    Unless the Administrator determines otherwise, Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares or any other benefit subject to the Award until the Performance Period has expired and the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

11.  Phantom Stock Awards

(a)    Grant of Phantom Stock Awards:    Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

(b)    Vesting of Phantom Stock Awards:    Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards. The Administrator, in its sole discretion, may (subject to any Code Section 409A considerations) accelerate the date that any Phantom Stock Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c)    Termination of Employment or Service; Forfeiture:    Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d)    Payment of Phantom Stock Awards:    Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(e)    Nontransferability:    Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession and (ii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

12.  Other Stock-Based Awards

The Administrator shall have the authority to grant Other Stock-Based Awards. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions, and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and the other terms and conditions of such Awards. Unless the Administrator determines otherwise, (i) Other Stock-Based Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers (for no consideration) by will or the laws of intestate succession, and (ii) shares of Common Stock (if any) subject to an Other Stock-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Other Stock-Based Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

13.  Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.

14.  Change of Control

(a)    General:    Notwithstanding any other provision in the Plan to the contrary, and unless an individual Award Agreement provides otherwise, the following provisions shall apply in the event of a Change of Control:

(i)    To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, (A) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (B) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award.

(ii)    Further, in the event that an Award is substituted, assumed or continued as provided in Section 14(a)(i) herein, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) in full if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s change in control agreement, employment agreement or similar agreement, if applicable) after the effective date of a Change of Control if such termination of employment or service (A) is by the Company not for Cause or (B) is by the Participant for Good Reason. For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.

(b)    Effect of Change in Control or Other Agreement:    Notwithstanding any other provision of the Plan to the contrary, and unless an individual Award Agreement expressly provides otherwise, in the event that a Participant has entered into a change in control agreement, employment agreement or similar agreement with the Company, the Participant shall be entitled to the greater of the benefits provided upon a change of control of the Company under this Plan or the respective change in control agreement, employment agreement or similar agreement, and such change in control agreement, employment agreement or similar agreement shall not be construed to reduce in any way the benefits otherwise provided to a Participant upon the occurrence of a Change of Control as defined in the Plan.

15.  Withholding

The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

16.  Amendment and Termination of the Plan and Awards

(a)    Amendment and Termination of Plan:    The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Law; and (ii) except for adjustments made pursuant to Section 5(d) the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Option Price or Base Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Option Price or Base Price, as the case may be, above the Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

(b)    Amendment and Termination of Awards:    The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an Award shall not, without the written consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c)    Amendments to Comply with Applicable Law:    Notwithstanding Section 16(a) and Section 16(b) herein, the following provisions shall apply:

(i)    The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii)    The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

17.  Compliance with Applicable Law

The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

18.  No Right or Obligation of Continued Employment or Service or to Awards

Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly.

19.  General Provisions

(a)    Shareholder Rights:    Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Company in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned.

(b)    Section 16(b) Compliance:    To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(c)    Code Section 162(m) Performance-Based Compensation.    To the extent to which Code Section 162(m) is applicable, the Company intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(d)    Unfunded Plan; No Effect on Other Plans:

(i)    The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii)    The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii)    The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

(e)    Governing Law:    The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(f)    Beneficiary Designation:    The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(g)    Gender and Number:    Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(h)    Severability:    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(i)    Rules of Construction:    Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

(j)    Successors and Assigns:    The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(k)    Award Agreement:    The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock (or other benefits) subject to an Award, as may be established by the Administrator.

(l)    Right of Offset:    Notwithstanding any other provision of the Plan or an Award Agreement, the Company may (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

(m)    Uncertified Shares:    Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s articles of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

(n)    Income and Other Taxes:    Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

(o)    Effect of Certain Changes in Status:    Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(p)    Shareholder Approval:    The Plan is subject to approval by the shareholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

(q)    Deferrals:    The Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

(r)    Fractional Shares:    Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

(s)    Compliance with Recoupment, Ownership and Other Policies or Agreements:    Notwithstanding anything in the Plan to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) herein, in its discretion provide that an Award or benefits related to an Award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

20.    Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

APPENDIX B

Employee Stock Purchase Plan of RF Micro Devices, Inc.

(as Amended and Restated Effective August 16, 2012)

EMPLOYEE STOCK PURCHASE PLAN

OF

RF MICRO DEVICES, INC.

(As Amended and Restated Effective August 16, 2012)

1.    Purpose

The purpose of the Employee Stock Purchase Plan of RF Micro Devices (the “Plan”) is to give eligible designated employees of RF Micro Devices, Inc., a North Carolina corporation (the “Corporation”), and its Subsidiaries an opportunity to acquire shares of the common stock of the Corporation (the “Common Stock”) and to continue to promote its best interests and enhance its long-term performance. This purpose will be carried through the granting of options to purchase shares of the Corporation’s Common Stock through payroll deductions. The Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to employee stock purchase plans. The provisions of the Plan shall be construed so as to comply with the requirements of Section 423 of the Code.

2.    Certain Definitions

In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless a different meaning is required by the context:

(a)    “Board” means the Board of Directors of the Corporation.

(b)    “Code” means the Internal Revenue Code of 1986, as amended. References to a specific section of the Code shall include references to related regulations or other guidance.

(c)    “Committee” means the Compensation Committee of the Board, which has authority to administer the Plan pursuant to Section 4 herein.

(d)    “Common Stock” means shares of the common stock of the Corporation.

(e)    “Corporation” means RF Micro Devices, Inc., a North Carolina corporation.

(f)     “Eligible Employee” means any employee of the Corporation or a Subsidiary except for (i) any employee whose customary employment is 20 hours or less per week, or (ii) any employee whose customary employment is for not more than five months in any calendar year.

(g)    “Exercise Date” means the date of exercise of an Option granted under the Plan. The Exercise Date shall be the Purchase Period Termination Date with respect to each Purchase Period, commencing with the Purchase Period Termination Date that occurred on the Saturday closest to March 31, 1998.

(h)    “Fair Market Value” of the Common Stock on a given date (the “valuation date”) shall be determined in good faith by the Committee, and unless otherwise determined by the Committee, shall be determined in accordance with the following provisions: (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) on the date immediately preceding the valuation date, or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date immediately preceding the date of grant or other valuation date as reported on the OTC Bulletin Board service, Pink OTC Markets Inc. (commonly known as the “pink sheets”) or by a comparable inter-dealer quotation service; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of the Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

(i)     “Grant Date” means the date of grant of an Option pursuant to the Plan. The Grant Date shall be the Purchase Period Commencement Date with respect to each Purchase Period, commencing with the first Purchase Period Commencement Date that occurred on the Sunday immediately following the Saturday closest to September 28, 1997.

(j)     “Option” means an option granted hereunder which will entitle a Participant to purchase shares of Common Stock in accordance with the terms of the Plan.

(k)    “Option Price” means the price per share of Common Stock subject to an Option, as determined in accordance with Section 7(b).

(l)     “Participant” means an Eligible Employee who is a participant in the Plan.

(m)   “Plan” means the Employee Stock Purchase Plan of RF Micro Devices, Inc., as amended and restated to date and as it may be hereafter amended and/or restated.

(n)    “Purchase Period” means each six-month period during which an offering to purchase Common Stock is made to Eligible Employees pursuant to the Plan. There shall be two Purchase Periods in each fiscal year of the Corporation, with the first Purchase Period in a fiscal year commencing on the Sunday immediately following the Saturday closest to March 31 and ending on the Saturday closest to September 30, and the second Purchase Period in a fiscal year commencing on the Sunday immediately following the Saturday closest to September 30 and ending on the Saturday closest to March 31 of that year. Notwithstanding the foregoing, (i) the first Purchase Period after the effective date of the Plan shall begin on September 28, 1997 and end on the Saturday closest to March 31, 1998 and (ii) the Committee shall have the power to change the duration of Purchase Periods (including the Purchase Period Commencement Date and/or the Purchase Period Termination Date for any Purchase Period) with respect to any offering, provided such change is announced a reasonable period of time prior to the effective date of such change.

(o)    “Purchase Period Commencement Date” means the first day of each Purchase Period. There shall be two Purchase Period Commencement Dates in each fiscal year, which generally shall be (i) the Sunday immediately following the Saturday closest to March 31 of each fiscal year and (ii) the Sunday immediately following the Saturday closest to September 30 of each fiscal year.

(p)    “Purchase Period Termination Date” means the last day of each Purchase Period. There shall be two Purchase Period Termination Dates in each year, which generally shall be (i) the Saturday closest to September 30 of each fiscal year and (ii) the Saturday closest to March 31 of each fiscal year.

(q)    “Subsidiary” means any present or future corporation which (i) would be a “subsidiary corporation” of the Corporation as that term is defined in Section 424 of the Code and (ii) is designated as a corporation whose employees may participate in the Plan by the Committee.

3.    Effective Date

The Effective Date of the Plan shall be the date of consummation of the Corporation’s initial public offering. For the purposes herein, the phrase “consummation of an initial public offering” shall mean the closing of a firm commitment underwritten public offering of the Corporation’s Common Stock pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended (the “Securities Act”). The Plan was amended and restated effective September 9, 1997, further amended effective May 2, 2000, further amended and restated effective February 8, 2006, further amended and restated effective June 11, 2010, and further amended and restated effective August 16, 2012. The first Purchase Period during which offers to purchase Common Stock may be made commenced on September 28, 1997.

4.    Administration

(a)    The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Board elects to assume administration of the Plan in whole or in part. References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan.

(b)    In addition to action by meeting in accordance with applicable law, any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Options granted hereunder; and (iv) to construe and interpret the Plan, the Options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. Except to the extent prohibited by the Plan or applicable law or rule, the Committee may appoint one or more agents to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers to any such person or persons appointed by it. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

5.    Shares Subject to Plan; Limitations on Purchases and Options

(a)    Shares Subject to Plan.    The aggregate number of shares of Common Stock initially available for the grant of Options pursuant to the Plan was 500,000 shares (adjusted to 4,000,000 shares as a result of stock splits), subject to adjustment pursuant to Section 11 herein. As a result of the amendment and restatement of the Plan effective February 8, 2006, the maximum number of shares of Common Stock authorized for issuance under the Plan was 8,000,000 shares (an increase of 4,000,000 shares), subject to adjustment as provided in Section 11 herein. As a result of the amendment and restatement of the Plan effective June 11, 2010, the maximum number of shares of Common Stock authorized for issuance under the Plan was 12,000,000 shares (an increase of 4,000,000 shares), subject to adjustment as provided in Section 11 herein. As a result of the amendment and restatement of the Plan effective August 16, 2012, the maximum number of shares of Common Stock authorized for issuance under the Plan shall be 15,000,000 shares (an increase of 3,000,000 shares), subject to adjustment as provided in Section 11 herein. Shares of Common Stock distributed pursuant to the Plan shall be authorized but unissued shares. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. In the event that any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Option shall again be available for grant as an Option and shall not reduce the aggregate number of shares of Common Stock available for the grant of Options as set forth herein.

(b)    Limitations on Purchases and Options.    If, on a given Purchase Period Termination Date, the number of shares with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and in no event shall the number of shares offered for purchase during any Purchase Period exceed the number of shares then available under the Plan. In addition, the maximum number of shares that may be purchased during any single Purchase Period shall not exceed 500,000 shares (subject to adjustment as provided in Section 11 herein), and, if the number of shares subject to Options that would otherwise be granted during a Purchase Period based on accumulated payroll deductions under Section 7(a) exceeds 500,000 shares, then the Corporation shall make a pro rata allocation of the number of shares subject to each Participant’s Option for that Purchase Period in as uniform a manner as practicable and as the Company shall determine to be equitable, so as not to exceed the 500,000 share limitation for any Purchase Period. In the event that any pro rata allocation is made pursuant to this Section 5(b), any payroll deductions of a Participant not applied to the purchase of shares during such Purchase Period shall either be returned to such Participant (without interest) or applied to purchases in a future Purchase Period, as determined by the Committee in a manner consistent with Section 423 of the Code. In addition, the Committee has authority to impose limitations on the number of shares of Common Stock that may be purchased by a Participant in any particular Purchase Period.

6.    Eligibility and Participation; Payroll Deductions

(a)    Initial Eligibility.    Any Eligible Employee who shall have completed 90 days’ employment and shall be employed by the Corporation on the date his participation in the Plan is to become effective shall be eligible to be a Participant during any Purchase Periods which commence on or after such 90-day period has concluded.

(b)    Leave of Absence.    For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Corporation of any employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee’s employment for all purposes of the Plan and shall terminate such employee’s participation in the Plan and right to exercise any Option.

(c)    Commencement of Participation.    An Eligible Employee shall become a Participant by completing an authorization for payroll deductions on the form provided by the Corporation and filing it with the Corporation on or before the date set therefor by the Committee, which date shall be prior to the Purchase Period Commencement Date for the applicable Purchase Period. Payroll deductions for a Participant during a Purchase Period shall commence on the applicable Purchase Period Commencement Date when his authorization for a payroll deduction becomes effective and shall continue for successive Purchase Periods during which the Participant is eligible to participate in the Plan, unless contributions are withdrawn or participation is terminated, as provided in Section 9.

(d)    Amount of Payroll Deduction; Determination of Total Compensation.    At the time a Participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday that he is a Participant during a Purchase Period at a rate of not less than 1% nor more than 15% of his total compensation. A Participant’s total compensation during any Purchase Period means his base salary or regular rate of compensation (excluding commissions, bonuses, overtime, employee benefits and similar elements of compensation) determined as of the date of the payroll deduction or such other date or dates as may be determined by the Committee. In the case of an hourly employee, an Eligible Employee’s total compensation during a pay period shall be determined by multiplying such employee’s hourly rate of pay in effect on the date of the payroll deduction by the number of hours of work for such employee during such period. Such total compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provision of Section 423 of the Code and the regulations thereunder.

(e)    Participant’s Account; No Interest.    All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 6(g) herein. In no event shall interest accrue on any payroll deductions made by a Participant.

(f)    Changes in Payroll Deductions.    A Participant may withdraw, terminate or discontinue his participation in the Plan as provided in Section 9, but no other change can be made during a Purchase Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Purchase Period.

(g)    Participation During Leave of Absence.    If a Participant goes on a leave of absence, such Participant shall have the right to elect: (i) to withdraw the balance in his account pursuant to Section 9; (ii) to discontinue contributions to the Plan but remain a Participant in the Plan; or (iii) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Corporation to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Corporation to such Participant are insufficient to meet such Participant’s authorized Plan deductions.

7.    Grant of Options

(a)    Number of Shares Subject to Option.    On the Purchase Period Commencement Date of each Purchase Period, a Participant shall be granted an Option to purchase on the Purchase Period Termination Date of such Purchase Period, at the applicable Option Price, such number of shares of Common Stock as is determined by dividing the amount of the Participant’s payroll deductions accumulated as of the Purchase Period Termination Date and retained in the Participant’s account as of the Purchase Period Termination Date by the applicable Option Price (as determined in accordance with Section 7(b) herein); provided, however, that (i) no Participant may purchase shares of Common Stock in excess of the limitations set forth in Section 5(b) or Section 13(c) herein, and the number of shares subject to an Option shall be adjusted as necessary to conform to such limitations; and (ii) in no event shall the aggregate number of shares deemed to be subject to Options during a Purchase Period exceed the number of shares then available under the Plan or the number of shares available for any single Purchase Period (as provided in Section 5 herein), and the number of shares deemed to be subject to Options shall be adjusted as necessary to conform to these limitations. The Fair Market Value of the Common Stock shall be determined as provided in Section 2(h) and 7(b) herein, and a Participant’s total compensation shall be determined according to Section 6(d) herein.

(b)    Option Price.    The Option Price per share of Common Stock purchased with payroll deductions made during such a Purchase Period for a Participant shall be the lesser of:

(i)    85% of the Fair Market Value per share of the Common Stock on the Purchase Period Commencement Date (the applicable Grant Date); or

(ii)    85% of the Fair Market Value per share of the Common Stock on the Purchase Period Termination Date (the applicable Exercise Date).

8.    Exercise of Options

(a)    Automatic Exercise.    Unless a Participant gives written notice to the Corporation of withdrawal or terminates employment as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Purchase Period will be deemed to have been exercised automatically on the Purchase Period Termination Date applicable to such Purchase Period, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Participant pursuant to Section 5 and Section 7(a)).

(b)    Termination of Option.    An Option granted during any Purchase Period shall expire on the earlier of (i) the date of termination of the Participant’s employment or (ii) the end of the last day of the applicable Purchase Period, except as otherwise provided in Section 6(g) (regarding leaves of absence).

(c)    Fractional Shares.    Fractional shares will not be issued under the Plan. Any excess payroll deductions in a Participant’s account which would have been used to purchase fractional shares will be automatically re-invested in a subsequent Purchase Period unless the Participant timely revokes his authorization to re-invest such excess amounts or the Corporation elects to return such payroll deductions to the Participant.

(d)    Share Certificates; Credit to Participant Accounts.    As promptly as practicable after the Purchase Period Termination Date of each Purchase Period, the shares of Common Stock purchased by a Participant for the Purchase Period shall be credited to such Participant’s account maintained by the Corporation, a stock brokerage or other financial services firm designated by the Participant or other similar entity, unless the Participant elects to have the Corporation deliver to the Participant certificates for the shares of Common Stock purchased upon exercise of his Option. If a Participant elects to have shares credited to his account (rather than certificates issued), a report will be made available to such Participant after the close of each Purchase Period stating the entries made to such Participant’s account, the number of shares of Common Stock purchased and the applicable Option Price.

9.    Withdrawal; Termination of Employment

(a)    Withdrawal.    A Participant may withdraw payroll deductions credited to his account during a Purchase Period at any time prior to the applicable Purchase Period Termination Date by giving written notice to the Corporation. All of the Participant’s payroll deductions credited to his account will be paid to him promptly (without interest) after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Purchase Period. The Corporation may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election to withdraw such deductions. A Participant’s withdrawal from any Purchase Period will not have any effect upon his eligibility to participate in any succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Corporation. Notwithstanding the foregoing, however, if a Participant withdraws during a Purchase Period, payroll deductions shall not resume at the beginning of a succeeding Purchase Period unless the Participant is eligible to participate and the Participant delivers to the Corporation a new subscription agreement and otherwise complies with the terms of the Plan.

(b)    Termination of Employment.    Upon termination of a Participant’s employment for any reason (including but not limited to termination due to death but excluding a leave of absence for a period of less than 90 days), the Participant’s participation in the Plan shall be terminated. In the event of a Participant’s termination of employment, the payroll deductions credited to his account will be returned (without interest) to him, or, in the case of his death, to a beneficiary duly designated on a form acceptable to the Committee. Any unexercised Options granted to a Participant during such Purchase Period shall be deemed to have expired on the date of the Participant’s termination of employment (unless terminated earlier pursuant to Section 8(b) herein), and no further payroll deductions will be made for the Participant’s account.

10.  Transferability

No Option (or rights attendant to an Option) may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect. An Option may be exercised during a Participant’s lifetime only by the Participant.

11.  Dilution and Other Adjustments

If there is any change in the outstanding shares of Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to Options, to the number of shares reserved for issuance under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change.

12.  Shareholder Approval of Adoption of Plan

The Plan was subject to the initial approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Corporation, which approval was obtained within 12 months before or after the date of adoption of the Plan by the Board. Amendments to the Plan shall be subject to shareholder approval to the extent, if any, as may be required by Section 423 of the Code or other applicable laws, rules or regulations.

13.  Limitations on Options

Notwithstanding any other provisions of the Plan:

(a)    The Corporation intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under Section 423 and regulations issued thereunder are hereby included as fully as though set forth in the Plan.

(b)    No employee shall be granted an Option under the Plan if, immediately after the Option was granted, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary of the Corporation. For purposes of this Section 13(b), stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding Options shall be treated as stock owned by the employee.

(c)    No employee shall be granted an Option under the Plan which permits his rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or Subsidiary of the Corporation to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 13(c).

(d)    All employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any employee under Options granted pursuant to the Plan shall bear a uniform relationship to the total compensation of employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

14.  Amendment and Termination of the Plan and Options

The Board, without further action on the part of the shareholders of the Corporation, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that, to the extent required under Section 423 of the Code or other applicable laws, rules or regulations, it may not, without the approval of the shareholders of the Corporation, (i) change the aggregate number of shares of Common Stock which may be issued under the Plan (except to the extent of adjustments pursuant to Section 11); (ii) change the corporation or class of corporations whose employees will be offered Options under the Plan; or (iii) effect a change which would otherwise require shareholder approval under Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this Section 14 may materially and adversely affect any outstanding Option without the consent of the holder thereof.

15.  Designation of Beneficiary

The Committee, in its sole discretion, may authorize a Participant to designate in writing a person or persons as each such Participant’s beneficiary, which beneficiary shall be entitled to the rights, if any, of the Participant in the event of the Participant’s death to which the Participant would otherwise be entitled. The Committee shall have sole discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.

16.  Miscellaneous

(a)    Legal and Other Requirements.    The Corporation may impose such restrictions on any Options and shares of Common Stock acquired upon exercise of Options as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended). The Corporation may cause a restrictive legend to be placed on any certificate for shares issued pursuant to an Option hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

(b)    No Obligation To Exercise Options.    The granting of an Option shall impose no obligation upon a Participant to exercise such Option.

(c)    Application of Funds.    The proceeds received by the Corporation from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(d)    Withholding Taxes.    Upon the exercise of any Option under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to exercise of an Option, a Participant must make adequate provision for the federal, state or other tax withholding obligations, if any, which arise from the exercise of the option or the disposition of the Common Stock. The Corporation shall have the right to require the Participant to remit to the Corporation, or to withhold from the Participant (or both) amounts sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

(e)    Right to Terminate Employment.    Nothing in the Plan, an Option or any agreement or instrument entered into pursuant to the Plan shall confer upon an employee the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such employee. Except as otherwise provided in the Plan, all rights of a Participant with respect to Options granted hereunder shall terminate upon the termination of employment of the Participant.

(f)    Rights as a Shareholder.    No Participant or other person shall have any rights as a shareholder unless and until certificates for shares of Common Stock are issued to him or credited to his account on the records of the Corporation.

(g)    Notices.    Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (i) on the date it is personally delivered to the Corporation at its principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an Eligible Employee (i) on the date it is personally delivered to him or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Corporation or of any Subsidiary.

(h)    Applicable Law.    All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of North Carolina, without regard to the principles of conflicts of laws, to the extent not inconsistent with Section 423 of the Code and regulations thereunder or other applicable federal laws of the United States.

(i)    Elimination of Fractional Shares.    If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

(j)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ANNUAL MEETING OF SHAREHOLDERS OF

RF MICRO DEVICES, INC.

August 16, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on August 16, 2012:

The Notice of Annual Meeting of Shareholders, Proxy Statement,

Form of Proxy and 2012 Annual Report to Shareholders

are available at https://materials.proxyvote.com/749941

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

-------------— Please detach along perforated line and mail in the envelope provided. --------------—

20833330000000000000 2 081612

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND

“FOR” EACH OF PROPOSALS 2, 3, 4, AND 5. x

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. To elect the eight directors named below to serve a one-year term and until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification.

NOMINEES:

FOR ALL NOMINEES O Walter H. Wilkinson, Jr.

O Robert A. Bruggeworth

WITHHOLD AUTHORITY O Daniel A. DiLeo

FOR ALL NOMINEES O Jeffery R. Gardner

O John R. Harding

FOR ALL EXCEPT O Masood A. Jabbar

(See instructions below)

O Casimir S. Skrzypczak

O Erik H. van der Kaay

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to with-hold authority, as shown here:

FOR AGAINST ABSTAIN

2. To approve, on an advisory basis, the compensation of our

Named Executive Officers (as defined in the proxy statement).

3. To approve the 2012 Stock Incentive Plan.

4. To amend the Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2013.

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED MARCH 31, 2012.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

RF MICRO DEVICES, INC.

AUGUST 16, 2012 ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

RF MICRO DEVICES, INC.

The undersigned shareholder of RF Micro Devices, Inc., a North Carolina corporation (“RFMD”), appoints Robert A. Bruggeworth and William A. Priddy, Jr., or either of them, with full power to act alone, the true and lawful attorneys in fact of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of RFMD that the undersigned is entitled to vote at the annual meeting of shareholders of RFMD to be held at Womble Carlyle Sandridge & Rice, LLP, One Wells Fargo Center, Suite 3500, 301 South College Street, Charlotte, North Carolina, on Thursday, August 16, 2012 at 8:00 a.m., local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

The shares represented by this proxy will be voted in accordance with the instructions of the undersigned shareholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This proxy, if duly executed and returned, will be voted “for” all director nominees and “for” each of proposals 2, 3, 4, and 5, if no instruction to the contrary is indicated. If any other business is properly presented at the annual meeting, this proxy will be voted in accordance with the best judgment of the proxies identified above.

(Continued and to be signed on the reverse side.)

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